TRUST AGREEMENT



by and among


PARKING AUTHORITY OF THE CITY OF HERMOSA BEACH


and


FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION as Trustee


and


JMB INCOME PROPERTIES, LTD.  XII






Dated as of November 15, 1994



Authorizing


Floating Rate Weekly Demand
Refunding Certificates of Participation
(Hermosa Beach Parking Facilities Project - 1994 Series)




                                                      TABLE OF CONTENTS
                                                                Page

                              ARTICLE I

                             DEFINITIONS

       Section 1.1. Definitions . . . . . . . . . . . . . . . . .  4

                             ARTICLE II

                          THE CERTIFICATES

       Section 2.1. Authorized Amount of Certificates . . . . . . 14
       Section 2.2. Execution and Delivery of Certificates. . . . 14
       Section 2.3. Determination of Weekly Rate. . . . . . . . . 16
       Section 2.4. Establishment of Fixed Rate . . . . . . . . . 16
       Section 2.5. Execution of Certificates . . . . . . . . . . 18
       Section 2.6. Pledge Under the Trust Agreement; Limits on
             Authority's   Obligations and Powers . . . . . . . . 18
       Section 2.7. Delivery of Certificates. . . . . . . . . . . 19
       Section 2.8. Lost, Destroyed or Improperly Cancelled
             Certificates . . . . . . . . . . . . . . . . . . . . 19
       Section 2.9. Transfer, Registration and Exchange of
             Certificates . . . . . . . . . . . . . . . . . . . . 20
       Section 2.10.Reserved. . . . . . . . . . . . . . . . . . . 21
       Section 2.11.Temporary Certificates. . . . . . . . . . . . 21
       Section 2.12.Cancellation of Certificates. . . . . . . . . 21
       Section 2.13.Use of Depository . . . . . . . . . . . . . . 21

                             ARTICLE III

                         REVENUES AND FUNDS

       Section 3.1. Source of Payment of Certificates . . . . . . 23
       Section 3.2. Creation of Funds and Accounts. . . . . . . . 24
       Section 3.3. Initial Deposits. . . . . . . . . . . . . . . 24
       Section 3.4. Proceeds Fund; Reserve Fund . . . . . . . . . 25
       Section 3.5. Cost of Issuance Fund . . . . . . . . . . . . 26
       Section 3.6. Revenue Fund. . . . . . . . . . . . . . . . . 26
       Section 3.7. Debt Service Fund . . . . . . . . . . . . . . 27
       Section 3.8. General Fund. . . . . . . . . . . . . . . . . 28
       Section 3.9. The Bank Letter of Credit . . . . . . . . . . 29
       Section 3.10.Custody Account . . . . . . . . . . . . . . . 31
       Section 3.11.Final Balances. . . . . . . . . . . . . . . . 32
       Section 3.12.Reserved. . . . . . . . . . . . . . . . . . . 32
       Section 3.13.Non-presentment of Certificates . . . . . . . 32
       Section 3.14.Moneys To Be Held In Trust. . . . . . . . . . 33

                             ARTICLE IV

                  PURCHASE PAYMENTS AND APPLICATION

       Section 4.1. Purchase Payments To Be Paid Over To
             Trustee. . . . . . . . . . . . . . . . . . . . . . . 33
       Section 4.2. Payments of Principal, Premium and Interest . 33
       Section 4.3. Amounts To Be Held For All
                    Certificateholders; Certain Exceptions. . . . 33

                              ARTICLE V

                        INVESTMENT OF MONEYS

       Section 5.1. Investment of Moneys. . . . . . . . . . . . . 34
       Section 5.2. Earnings and Losses . . . . . . . . . . . . . 35
       Section 5.3. No Arbitrage. . . . . . . . . . . . . . . . . 35
       Section 5.4. Investment Limit. . . . . . . . . . . . . . . 35
       Section 5.5. Rebate To United States . . . . . . . . . . . 35
       Section 5.6. Investments . . . . . . . . . . . . . . . . . 37

                             ARTICLE VI

             REDEMPTION OF CERTIFICATES BEFORE MATURITY

       Section 6.1. Limitation on Redemption. . . . . . . . . . . 37
       Section 6.2. Redemption Dates, Amounts and Prices. . . . . 37
       Section 6.3. Partial Redemption. . . . . . . . . . . . . . 39
       Section 6.4. Notice of Redemption. . . . . . . . . . . . . 40
       Section 6.5. Payment Upon Redemption . . . . . . . . . . . 40
       Section 6.6. Effect of Redemption. . . . . . . . . . . . . 40
       Section 6.7. No Partial Redemption After Default . . . . . 41

                             ARTICLE VII

                             [RESERVED]


                            ARTICLE VIII

                        DEFAULTS AND REMEDIES

       Section 8.1. Defaults; Events of Default . . . . . . . . . 41
       Section 8.2. Acceleration of Maturities. . . . . . . . . . 42
       Section 8.3. Application of Moneys . . . . . . . . . . . . 43
       Section 8.4. Trustee to Represent Certificateholders . . . 43
       Section 8.5. Certificateholders' Direction of
             Proceedings. . . . . . . . . . . . . . . . . . . . . 44
       Section 8.6. Limitation on Certificateholders' Right to
             Sue. . . . . . . . . . . . . . . . . . . . . . . . . 44
       Section 8.7. Limited Obligation of Authority . . . . . . . 45
       Section 8.8. Termination of Proceedings. . . . . . . . . . 45
       Section 8.9. Remedies Not Exclusive. . . . . . . . . . . . 45
       Section 8.10.No Waiver of Default. . . . . . . . . . . . . 45
       Section 8.11.Waivers of Events of Default. . . . . . . . . 46

                             ARTICLE IX

                  THE TRUSTEE AND THE PAYING AGENT

       Section 9.1. Appointment, Duties, Immunities and
                    Liabilities of Trustee and Paying Agent . . . 46
       Section 9.2. Fees, Charges and Expenses of Trustee,
                    Tender Agent and Paying Agent . . . . . . . . 49
       Section 9.3. Liability of Trustee. . . . . . . . . . . . . 50
       Section 9.4. Right of Trustee to Rely on Documents . . . . 50
       Section 9.5. Intervention By Trustee . . . . . . . . . . . 51
       Section 9.6. Designation and Successor of Paying Agent;
                    Agreement with Paying Agent . . . . . . . . . 51
       Section 9.7. Foreclosure on Deed of Trust. . . . . . . . . 51

                              ARTICLE X

       MODIFICATION OF THIS TRUST AGREEMENT AND THE AGREEMENT

       Section 10.1.Limitations . . . . . . . . . . . . . . . . . 52
       Section 10.2.Supplemental Trust Agreement without
                    Consent of Registered Owners. . . . . . . . . 52
       Section 10.3.Supplemental Trust Agreement With Consent
                    of Registered Owners and the Bank . . . . . . 53
       Section 10.4.Effect of Supplemental Trust Agreement. . . . 54
       Section 10.5.Consent of Bank and Company Required. . . . . 55
       Section 10.6.Amendments to Agreements not Requiring
                    Consent of Registered Owners. . . . . . . . . 55
       Section 10.7.Amendments to the Amended and Restated
                    First and Second Installment Sale
                    Agreements Requiring Consent of Registered
                    Owners. . . . . . . . . . . . . . . . . . . . 55

                             ARTICLE XI

                          GENERAL COVENANTS

       Section 11.1.Payment of Principal, Premium, if any, and
             Interest . . . . . . . . . . . . . . . . . . . . . . 56
       Section 11.2.Performance of Covenants; Trustee and
             Authority. . . . . . . . . . . . . . . . . . . . . . 56
       Section 11.3.Instruments of Further Assurance. . . . . . . 57
       Section 11.4.Recording and Filing. . . . . . . . . . . . . 57
       Section 11.5.Inspection of Project Books . . . . . . . . . 57
       Section 11.6.List of Registered Owners . . . . . . . . . . 57
       Section 11.7.Rights Under Agreements . . . . . . . . . . . 57
       Section 11.8.Limited Nature of the Company's Obligations . 58

                             ARTICLE XII

                             DEFEASANCE

       Section 12.1.Defeasance. . . . . . . . . . . . . . . . . . 58

                            ARTICLE XIII

              PURCHASE AND REMARKETING OF CERTIFICATES

       Section 13.1.Certificateholders' Obligation to Tender
                    Certificates Upon Conversion and
                    Reimbursement Agreement Event of Default. . . 60
       Section 13.2.Mandatory and Demand Purchase of
             Certificates . . . . . . . . . . . . . . . . . . . . 61
       Section 13.3.Remarketing Agent . . . . . . . . . . . . . . 61
       Section 13.4.Qualifications of Remarketing Agent . . . . . 62
       Section 13.5.Remarketing of Certificates . . . . . . . . . 62
       Section 13.6.Purchase of Certificates Delivered to
             Tender Agent . . . . . . . . . . . . . . . . . . . . 63
       Section 13.7.Delivery of Certificates. . . . . . . . . . . 64
       Section 13.8.Delivery of Remarketing Proceeds. . . . . . . 64
       Section 13.9.Tender Agent. . . . . . . . . . . . . . . . . 64
       Section 13.10.      Qualifications of Tender Agent . . . . 66

                             ARTICLE XIV

                            MISCELLANEOUS

       Section 14.1.Consents of Registered Owners . . . . . . . . 66
       Section 14.2.Successors of the Authority and the Company . 67
       Section 14.3.Parties in Interest; Consent of Bank. . . . . 67
       Section 14.4.Severability. . . . . . . . . . . . . . . . . 67
       Section 14.5.No Personal Liability of Authority or
             Trustee Officials. . . . . . . . . . . . . . . . . . 67
       Section 14.6.Certificates Owned by the Authority or the
             Company. . . . . . . . . . . . . . . . . . . . . . . 68
       Section 14.7.Counterparts. . . . . . . . . . . . . . . . . 68
       Section 14.8.Governing Law . . . . . . . . . . . . . . . . 68
       Section 14.9.Notices . . . . . . . . . . . . . . . . . . . 68
       Section 14.10.      Holidays . . . . . . . . . . . . . . . 69
       Section 14.11. Immunities and Limitations of Responsibility of Authority and
                           Trustee. . . . . . . . . . . . . . . . 70

EXHIBIT A    FORM OF VARIABLE INTEREST RATE CERTIFICATE
EXHIBIT B    FORM OF FIXED INTEREST RATE CERTIFICATE
EXHIBIT C    FORM OF NOTICE OF EXERCISE OF OPTION TO SELL CERTIFICATES
EXHIBIT D    AGREEMENT REGARDING REFUNDING OF PRIOR CERTIFICATES

                           TRUST AGREEMENT


       This TRUST AGREEMENT, made and entered into as of November 15, 1994, by and among the PARKING AUTHORITY OF THE CITY OF HERMOSA BEACH, a parking authority and public body, corporate and politic, organized and existing pursuant to the laws of the State of California and having its principal office in the City of Hermosa Beach (the "Authority"), FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION, a national banking association duly organized and existing under and by virtue of the laws of the United States, and being qualified to accept and administer the trusts hereby created (the "Trustee"), and JMB INCOME PROPERTIES,
LTD. XII, an Illinois limited partnership (the "Company").


                        W I T N E S S E T H :

       WHEREAS, the Company and the Authority have entered into an Amended and Restated First Installment Sale Agreement, dated as of this date (the "Amended and Restated First Installment Sale Agreement"), whereby the Company has sold the Project (as defined in the Amended and Restated First Installment Sale Agreement) to the Authority, and the Authority has purchased said Project from the Company;

       WHEREAS, under the Amended and Restated First Installment Sale Agreement, the Authority is obligated to pay to the Company or its assigns installment purchase payments for the purchase of the Project (the "Purchase Payments") and has by the Assignment Agreement, dated as of this date, assigned to the Company, for the benefit of the Company and the Trustee, as its assignee, certain of its rights and interests under the Amended and Restated Second Installment Sale Agreement as defined below;

       WHEREAS, the Authority and the Company have entered into the Amended and Restated Second Installment Sale Agreement, dated as of this date (the "Amended and Restated Second Installment Sale Agreement"), whereby the Authority has sold the Project to the Company and the Company has purchased the Project from the Authority in exchange for payments in specified amounts designated for and at least equal to the Purchase Payments to be paid at the times and in the manner the Authority is obligated to pay the Purchase Payments;

       WHEREAS, the Company, pursuant to a Deed of Trust, dated as of this date (the "Deed of Trust"), from the Company, as trustor, to First American Title Insurance Company, as trustee, and the Authority and Dresdner Bank AG, Los Angeles Agency, a German banking association (the "Bank"), as co-beneficiaries, has granted a first lien on the Project to the Authority and the Bank, which Deed of Trust also covers the adjacent Plaza Hermosa Shopping Center, as security for the Company's obligations under the Amended and Restated Second Installment Sale Agreement and the Reimbursement Agreement (as hereinafter defined), respectively;

       WHEREAS, the Authority has assigned its rights under the Deed of Trust to the Company, for the benefit of the Company and the Trustee as its assignee, pursuant to the Assignment of Deed of Trust, dated as of this date, to secure further the Authority's obligations to make the Purchase Payments;

       WHEREAS, the Company has assigned and transferred to the Trustee certain of its rights and interests under the Amended and Restated First Installment Sale Agreement, including its rights to receive Purchase Payments, and the Amended and Restated Second Installment Sale Agreement, pursuant to a certain Second Assignment Agreement, dated the date hereof, and under the Deed of Trust, pursuant to the Second Assignment of Deed of Trust, dated as of this date;

       WHEREAS, in consideration of such assignments and the execution of this Trust Agreement, the Trustee has agreed to execute and deliver refunding certificates of participation (the "Certificates"), each evidencing a proportionate interest in the Purchase Payments under the Amended and Restated First Installment Sale Agreement, and to hold in trust and disburse the proceeds of the sale of the Certificates to pay the costs of executing and delivering the Certificates and the costs of refinancing the Project for the benefit of the Company;

       WHEREAS, to support its obligations to make Purchase Payments under the Amended and Restated First Installment Sale Agreement, and accordingly, payment with respect to the Certificates, the Authority has agreed to require the Company to deposit with the Trustee a letter of credit issued by the Bank (the "Letter of Credit") and, pursuant to the Amended and Restated Second Installment Sale Agreement, the Company has agreed to deposit said Letter of Credit and, in connection therewith, has entered into the Letter of Credit and Reimbursement Agreement, dated as of this date (the "Reimbursement Agreement"), with the Bank;

       WHEREAS, the Company, pursuant to a Security Agreement dated the date hereof (the "Security Agreement") with the Authority and the Bank, has granted a security interest in certain property to further secure the Company's obligations under the Amended and Restated Second
Installment Sale Agreement and the Reimbursement Agreement;

       WHEREAS, all acts, conditions and things required by law to exist, happen and be performed precedent to and in connection with the execution and entering into of this Trust Agreement have happened and have been performed in regular and due time, form and manner as required by law, and the parties hereto are now duly empowered to execute and enter into this Trust Agreement;

       NOW, THEREFORE, THIS TRUST AGREEMENT WITNESSETH, that the Company, in consideration of the premises and the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of the Certificates by the Registered Owners thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, in order to secure the payment of the principal of, premium, if any, and interest due with respect to the Certificates according to their tenor and effect and secure the performance and observance by the Authority of all the covenants expressed or implied herein, does hereby assign and grant a security interest in the following to the Trustee, and unto its successors and assigns forever:

                        GRANTING CLAUSE FIRST

       The Amended and Restated First Installment Sale Agreement, the Amended and Restated Second Installment Sale Agreement, the Deed of Trust, the Security Agreement, including all extensions and renewals of the term thereof, if any, together with all right, title and interest of the Company in and to the Amended and Restated First Installment Sale Agreement, the Amended and Restated Second Installment Sale Agreement, the Deed of Trust, and the Security Agreement, including, but not limited to, the present and continuing right to make claim for, collect, receive and receipt for any of the sums, amounts, income, revenues, issues and profits and any other sums of money payable or receivable under the Amended and Restated First Installment Sale Agreement, the Amended and Restated Second Installment Sale Agreement (except for amounts payable to the Authority under Sections 5.5, 5.6 and 8.5 thereof) and the Security Agreement, to bring actions and proceedings thereunder or for the enforcement thereof, and to do any and all things which the Company under the Amended and Restated First Installment Sale Agreement is or may become entitled to do;

                       GRANTING CLAUSE SECOND

       All moneys and securities from time to time held by the Trustee under the terms of the trusts created in this Trust Agreement, except for moneys in the Rebate Fund, the Purchase Fund and the Custody
Account, together with investment earnings thereon;

       TO HAVE AND TO HOLD all and singular the Trust Estate, whether now owned or hereafter acquired, unto the Trustee and its respective successors in said Trust and assigns forever;

       IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit, security and protection of all present and future owners of the Certificates, from time to time, executed and delivered under and secured by this Trust Agreement without privilege, priority or distinction as to the lien or otherwise of any of the Certificates over any of the other Certificates;

       PROVIDED, HOWEVER, that if the Authority, its successors or assigns, shall well and truly pay, or cause to be paid, the Purchase Payments at the times and in the manner set forth in the Amended and Restated First Installment Sale Agreement according to the true intent and meaning thereof, or shall provide, as permitted thereby, for the payment thereof by depositing with the Trustee the entire amount due or to become due thereunder, and shall well and truly cause to be kept, performed and observed all of its covenants and conditions pursuant to the terms of the Amended and Restated First Installment Sale Agreement and this Trust Agreement, and shall pay or cause to be paid to the Trustee all sums of money due or to become due to it in accordance with the terms and provisions thereof and hereof, then upon the final payment thereof, but subject to the provisions of Section 9.1 hereof, this Trust Agreement and the rights hereby granted shall cease, determine and be void; otherwise this Trust Agreement shall remain in full force and effect.

       THIS TRUST AGREEMENT FURTHER WITNESSETH, and it is expressly declared, that all Certificates executed and delivered and secured hereunder are to be executed and delivered and all said property, rights and interests, including, without limitation, the amounts payable under the Amended and Restated First Installment Sale Agreement and any other amounts hereby assigned and pledged are to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes as herein expressed, and the Authority has agreed and covenanted, and does hereby agree and covenant with the Trustee and with the respective owners of the Certificates as follows:


                              ARTICLE I

                             DEFINITIONS

       Section 1.1. Definitions.

             (a) In addition to the terms defined elsewhere herein, the following terms have the meanings assigned to them in this Section unless the context otherwise requires:

       "Account" means any one or more of the separate special trust accounts created by Article III or Article XIII hereof, and shall include any subaccount or subaccounts included in such account, as applicable.

       "Act of Bankruptcy of the Bank" means that the Bank has become insolvent or has failed to pay its debts generally as such debts become due or has admitted in writing its inability to pay any of its indebtedness or has consented to or has petitioned or applied to any authority for the appointment of a receiver, conservator, liquidator, trustee or similar official for itself or for all or any substantial part of its properties or assets, or that any such trustee, receiver, conservator, liquidator or similar official has been appointed or that insolvency, reorganization, arrangement, receivership, conservatorship or liquidation proceedings (or similar proceedings) have been instituted by or against the Bank.

       "Alternate Rate" means, on any Interest Rate Calculation Date, the rate per annum specified in the index (the "Index") published by the Indexing Agent and in effect on such Interest Rate Calculation Date.
The Index shall be based upon yield evaluations at par of bonds, the interest on which is excluded from gross income for purposes of Federal income taxation, of not less than five "high grade" component issuers selected by the Indexing Agent which shall include, without limitation, issuers of general obligation bonds. The specific issuers included among the component issuers may be changed from time to time by the Indexing Agent in its discretion. The bonds on which the Index is based shall not include any bonds the interest on which is subject to a "minimum tax" or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. When Certificates are in the Weekly Mode, the yield evaluation period for the Index shall be 30-day yield evaluations.

       "Amended and Restated First Installment Sale Agreement" means the Amended and Restated First Installment Sale Agreement dated as of this date between the Company and the Authority, and any amendments and supplements thereto.

       "Amended and Restated Second Installment Sale Agreement" means the Amended and Restated Second Installment Sale Agreement dated as of this date between the Authority and the Company, and any amendments and supplements thereto.

       "Assignment of Leases" means the Assignment of Leases, Rents, Income and Profits dated as of this date between the Bank and Authority, and any amendments and supplements thereto.

       "Authority" means the Parking Authority of the City of Hermosa Beach, a parking authority and public body, corporate and politic, organized and existing pursuant to the laws of the State.

       "Authorized Authority Representative" means each person at the time designated to act on behalf of the Authority by written certificate furnished to the Company and the Trustee containing the specimen signature of such person and signed on behalf of the Authority by it duly authorized agent. Such certificate may designate an alternate or alternates.

       "Authorized Company Representative" means each person at the time designated to act on behalf of the Company by written certificate furnished to the Authority and the Trustee containing the specimen signature of such person and signed on behalf of the Company by its Managing General Partner. Such certificate may designate an alternate or alternates.

       "Authorized Denominations" means $100,000 and any integral multiple thereof from the Closing Date until the Conversion Date (provided that, with respect to and after any redemption of Certificates during such period pursuant to Sections 6.2(c), (f) and (g) it shall mean for one Certificate $100,000 less any amount of $5,000 or any integral multiple thereof redeemed), and shall mean $5,000 and any integral multiple thereof on and after the Conversion Date.

       "Bank" means Dresdner Bank AG, Los Angeles Agency, a German banking association, acting as the issuer of the Bank Letter of Credit, or the issuer of a Substitute Letter of Credit, if one has been issued as provided herein.

       "Bank Letter of Credit" or "Letter of Credit" means the irrevocable letter of credit issued by the Bank to the Trustee on the Closing Date, or a Substitute Letter of Credit for the benefit of the Trustee meeting the requirements of Section 3.9 hereof.

       "Business Day" means a day which is not a Saturday or Sunday or a day on which banking institutions are authorized or required by law to be closed (a) in the State or the State of New York and (b) where the Principal Office is located, for commercial banking purposes.

       "Certificates" shall mean the certificates of participation executed and delivered pursuant to this Trust Agreement.

       "Certificate Year" means the period beginning on the Closing
Date and through December 1, 1995, and each consecutive twelve-month period thereafter ending on December 1 in any year in which Certificates are or will be Outstanding.

       "Closing Date" means the date upon which the Certificates are initially executed and delivered in exchange for the proceeds representing the purchase price of the Certificates paid by the original purchaser thereof, being December 5, 1994.

       "Code" means the Internal Revenue Code of 1954, as amended, and, to the extent applicable, the Internal Revenue Code of 1986, as amended, and the United States Treasury Regulations proposed or in effect with respect thereto.

       "Collateral" shall mean those items set forth in Exhibit B of the Security Agreement.

       "Company" shall mean JMB Income Properties, Ltd. XII, a limited partnership organized and existing under the laws of the State of Illinois, its successors and their assigns.

       "Conversion Date" means the date after which the Certificates begin to bear interest at the Fixed Rate as provided in Section 2.4 hereof.

       "Cost of Issuance Fund" shall mean the Fund created by
Section 3.2 hereof.

       "Costs of Issuance" means the items specified as such in
Section 3.5 hereof.

       "Custodian" means First Trust of California, National
Association, in its capacity as custodian under the Pledge and Security
Agreement.

       "Custody Account" means such account created by Section 3.10 hereof.

       "Debt Service" means the scheduled amount of interest and amortization of principal, if any, due with respect to the Certificates during the period of computation, excluding amounts scheduled during such period which relate to principal which has been retired before the beginning of such period.

       "Debt Service Fund" means such Fund created by Section 3.2 hereof.

       "Deed of Trust" shall mean the Deed of Trust, Fixture Filing and Assignment of Leases (Completed Building) dated as of this date, executed by the Company, as trustor, in favor of the Authority and the Bank as co-beneficiaries, and any and all modifications, alterations, amendments and supplements thereto.

       "Default" and "Event of Default" mean with respect to any Default or Event of Default under this Trust Agreement any occurrence or event specified in and defined by Section 9.1 hereof.

       "Demand Purchase Option" means the option of the Registered Owners to have Certificates outstanding purchased in accordance with
Section 13.2 hereof.

       "Determination of Taxability" means (1) a final judgment or order of a court of competent jurisdiction or a final order, ruling, regulation or decision of the United States Department of the Treasury or the Internal Revenue Service which, (2) legislation enacted by the United States Congress which, or (3) an event or condition arising or existing after the Closing Date which in the opinion of Certificate Counsel, will adversely affect the Tax-exempt status of the interest with respect to the Certificates (other than interest on any Certificate for any period during which such Certificate is held by a "substantial user" of any facility financed with the proceeds of the Certificates or a "related person," as such terms are used in Section 147(a) of the
Code). With respect to clause (1) above, a judgment or order of a court shall be considered final only if no appeal or action for judicial review has been filed and the time for filing such appeal or action has expired.

       "Electronic Means" means telecopy, telegraph, telex, facsimile transmission or other similar electronic means of communication, including a telephonic communication confirmed in writing or written transmission.

       "Extraordinary Services" and "Extraordinary Expenses" mean all reasonable services rendered by the Trustee and all reasonable, actual out-of-pocket expenses, including attorneys fees and expenses, incurred by the Trustee under this Trust Agreement other than Ordinary Services and Ordinary Expenses.

       "Financial Newspaper or Journal" means The Wall Street Journal or The Bond Buyer or any other newspaper or journal containing financial news, printed in the English language, customarily published on each Business Day and circulated in San Francisco, California and New York, New York, and selected by the Trustee, whose decision shall be final and conclusive.

       "Fixed Rate" means the interest rate applicable to the Certificates after the Conversion Date in accordance with Section 2.4 hereof.

       "Fixed Rate Mode" means the mode during which the Certificates bear interest at a Fixed Rate.

       "Fund" means any one or more of the separate special trust funds created by Article III hereof.

       "General Fund" means such Fund created by Section 3.2 hereof.

       "Government Obligations" means direct, non-callable, general obligations of the United States of America, or any obligations unconditionally guaranteed as to the full and timely payment of principal and interest by the full faith and credit of the United States of America.

       "Indexing Agent" means Kenny Information Systems, a corporation duly organized and existing under the laws of the State of New York, and its successors and assigns, except that if such corporation shall be dissolved or liquidated or shall no longer publish the indices referred to in the definition of Alternate Rate, then the term "Indexing Agent" shall be deemed to refer to any other entity selected by the Authority publishing similar indices and approved by the Bank and the Remarketing Agent (neither of whom shall be under any liability by reason of such approval).

       "Information Services" means Financial Information, Inc.'s
"Daily Called Bond Service," 30 Montgomery Street, 10th Floor, Jersey City, New Jersey 07302, Attention: Editor; Kenny Information Services' "Called Certificate Service," 65 Broadway, 16th Floor, New York, New York 10006; Moody's "Municipal and Government," 99 Church Street, 8th Floor, New York, New York 10007, Attention; Municipal News Report; and Standard and Poor's "Called Bond Record," 25 Broadway, 3rd Floor, New York, New York 10004; or, in accordance with then-current guidelines of the Securities and Exchange Commission, such other addresses and/or such other services providing information with respect to called bonds, or no such services, as the Authority may designate in a certificate of the Authority delivered to the Trustee.

       "Initial Rate Calculation Date" means December 6, 1994.

       "Installment Payments" shall have the same meaning as provided in the Amended and Restated Second Installment Sale Agreement.

       "Insurance Proceeds Account" means the account in the Revenue Fund by that name created by Section 3.2 hereof.

       "Interest Account" means the account in the Debt Service Fund by that name created by Section 3.2 hereof.

       "Interest Payment Date" means, prior to and including the Conversion Date, the first Wednesday of each month, commencing the first Wednesday of the month following the Initial Rate Calculation Date, and, after the Conversion Date, June 1 and December 1 of each year, and the final maturity of the Certificates.

       "Interest Period" means the period commencing on the Wednesday after each Interest Rate Calculation Date to and including Tuesday of the following week.

       "Interest Rate Calculation Date" means, prior to the Conversion Date, each Tuesday or, if Tuesday is not a Business Day, the next succeeding day or, if such day is not a Business Day, then the Business Day next preceding such Tuesday.

       "Land" means the real property described in Exhibit A to the Security Agreement.

       "Maturity Date" means December 1, 2023.

       "Maximum Interest Rate" means 12 percent per year (computed on the basis of a 365 day year, actual number of days elapsed); provided, however, that the Maximum Interest Rate shall be a higher rate that can be no higher than the rate stated in the Bank Letter of Credit if the Trustee receives (i) evidence satisfactory to the Trustee that the amount of the Bank Letter of Credit or the Substitute Letter of Credit, as the case may be, has been increased by an amount equal to the principal amount of the Certificates outstanding times the increase in the interest rate, divided by 365, times 38; (ii) an opinion of Special Counsel to the effect that the designation will neither violate any provision of any law applicable to the Certificates nor cause the interest due with respect to the Certificates to cease to be Tax-exempt; and (iii) the written consent of the Company to the designation of such higher rate. In no event shall the Maximum Interest Rate exceed the highest rate allowable under any applicable State usury limitation.

       "Moody's" means Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, and, if such corporation shall be dissolved liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Authority, with the approval of the Company, by notice to the Remarketing Agent, the Bank and the Trustee.

       "Net Proceeds" shall have the same meaning as provided in the Amended and Restated First Installment Sale Agreement.

       "Notice by Mail" or "notice" of any action or condition "by
Mail" means a written notice meeting the requirements of this Trust Agreement mailed by first-class mail to the Registered Owners of Certificates at the addresses shown in the registration books maintained pursuant to Section 2.9 hereof.

       "Notice Parties" means the Authority, the Trustee, the Remarketing Agent, the Tender Agent, the Company and the Bank.

       "Ordinary Services" and "Ordinary Expenses" mean those reasonable services to be rendered and those reasonable, actual out-of-pocket expenses, including fees of counsel, accountants and other professional advisors, including expenses incurred pursuant to
Section 9.1(c) herein, to be incurred by the Trustee as depositary of the Funds, as registrar of the Certificates, as Paying Agent and as Custodian of Pledged Certificates, if any, and for its performance of any and all other duties hereunder, for which the Trustee will be compensated at the rates set forth in a certificate to be executed by the Company and the Trustee in accordance with a schedule provided to the Trustee by the Company.

       "Outstanding," when used in reference to the Certificates, shall mean, as at any particular date, the aggregate of all Certificates delivered under this Trust Agreement except:

             (i) those cancelled at or prior to such date or delivered to or acquired by the Trustee at or prior to such date for cancellation;

             (ii) those deemed to be paid in accordance with Article VIII of this Trust Agreement; and

             (iii) those in lieu of or in exchange or substitution for which other Certificates shall have been delivered pursuant to this Trust Agreement.

       "Paying Agent" means any commercial bank or trust company designated pursuant to this Trust Agreement to serve as a paying agency or place of payment for the Certificates, and, unless otherwise designated, means the Trustee and, with respect to the Certificates tendered for purchase pursuant to Article XIII hereof, the Tender Agent.

       "Permitted Encumbrance" shall have the same meaning as provided in the Amended and Restated Second Installment Sale Agreement.

       "Permitted Investments" means any of the following, other than those issued by the Authority or the Company, which at the time are legal investments under the laws of the State, and to the extent provided by law (provided the Trustee has no duty to investigate the law), for the moneys held hereunder then proposed to be invested therein: (i) Government Obligations; (ii) time or demand deposits in any United States bank or trust company whose obligations are rated in the highest rating category by a nationally recognized rating agency, having aggregate capital and surplus of at least $50,000,000 (including the Trustee and its affiliates and the Bank), which are secured at all times by bonds or other obligations which are authorized by law as security for public deposits; (iii) obligations, participations or other instruments of, or issued by the Federal National Mortgage Association, or issued by a United States agency or a United States government enterprise; (iv) evidence of indebtedness of corporations authorized by the provisions of Section 1364 of the California Financial Code provided such indebtedness is rated, or is on a parity with obligations that are rated "P-1" or "A-1" or better by a nationally recognized rating agency;
(v) repurchase agreements secured by any of the obligations referred to in (i) or (iii) above or bonds or obligations which are authorized by law as security for public deposits, provided that no proceeding under any applicable insolvency or reorganization law has been commenced by or against the issuer of such bonds or obligations and provided further that such bonds or other obligations and the debt of the issuer of the repurchase agreement bear the highest rating assigned by a nationally recognized rating agency; (vi) obligations of state and local governments or political subdivisions or instrumentalities thereof, the interest on which is Tax-exempt, rated by Moody's (or other Rating Agency then rating the Certificates) at a rating not lower than the rating on the Certificates; (vii) a promissory note (and the investment agreement, if any) of a bank holding company whose obligations are rated AA+ or Aa1, or higher, by a nationally recognized rating agency;
(viii) money market funds of the Trustee and its affiliates; and (ix) any other investment approved in writing by the Bank, acceptable to the Trustee, and otherwise in accordance with the requirements of this Trust Agreement.

       "Pledge and Security Agreement" or "Pledge Agreement" means that agreement dated as of the date hereof, by and among the Company, the Trustee and the Bank with respect to the holding of Pledged Certificates by the Custodian.

       "Pledged Certificates" means any Certificates during the period from and including the date of its purchase with amounts realized under the Bank Letter of Credit, while such Certificate is pledged to the Bank, to but excluding the date on which such Certificate is purchased by any person or entity of any kind other than the Bank and payment therefor is received by the Bank or on its behalf.

       "Principal Account" means the Account in the Debt Service Fund by that name created pursuant to Section 3.2 hereof.

       "Principal Office" means, with respect to the Trustee, the Paying Agent and the Tender Agent, the corporate trust office of the Trustee, the Paying Agent and the Tender Agent (if the Trustee is the Paying Agent and Tender Agent), located at the address set forth in
Section 14.9 hereof (except for exchanges and surrenders of, and payments on, the Certificates which shall be c/o First Trust of California, National Association, 180 East Fifth Street, St. Paul, Minnesota 55101, Attention: Corporate Trust Department), and such other offices as the Trustee shall designate from time to time, and with respect to the Bank, located at the address indicated in Section 14.9 hereof, and such other offices as the Bank may designate from time to time.

       "Prior Certificates" means the Parking Authority of the City of Hermosa Beach $6,400,000 Floating Rate Monthly Demand Certificates of Participation (Hermosa Beach Parking Facilities Project - 1983 Series).

       "Proceeds Fund" means such Fund created by Section 3.2 hereof.

       "Project" shall have the same meaning as provided in the Amended and Restated First Installment Sale Agreement.

       "Project Costs" shall have the same meaning as provided in the Amended and Restated First Installment Sale Agreement.

       "Purchase Fund" means the Fund by that name created pursuant to
Section 3.2 hereof.

       "Purchase Payments" shall have the same meaning as provided in the Amended and Restated First Installment Sale Agreement.

       "Rating Agency" means Moody's Investors Service, Standard & Poor's Ratings Group, Fitch Investors Service or any other nationally recognized rating agency.

       "Rebate Fund" means the Fund by that name created pursuant to
Section 5.5.

       "Record Date" means, with respect to any Interest Payment Date on the Certificates occurring on or before the Conversion Date, except a payment of defaulted interest, the day next preceding such Interest Payment Date (whether or not a Business Day), and after the Conversion Date, the fifteenth day of the month preceding an Interest Payment Date. With respect to any payment of defaulted interest, "Record Date" means a special record date established in accordance with the provisions of
Section 2.2 hereof.

       "Redemption Account" means the Account in the Debt Service Fund by that name created pursuant to Section 3.2 hereof.

       "Registered Owner" means the person or persons in whose name or names a Certificate shall be registered on books of the Trustee kept for that purpose in accordance with the terms of this Trust Agreement.

       "Registrar" means the Trustee acting as registrar of the Certificates.

       "Regulations" means the Income Tax Regulations promulgated or proposed by the Department of Treasury pursuant to the Code from time to time.

       "Reimbursement Agreement" means (i) the Letter of Credit and Reimbursement Agreement dated as of this date between the Company and the Bank pursuant to which the Letter of Credit is issued by the Bank and delivered to the Trustee, (ii) any comparable agreement between the Company and the issuer of any Substitute Letter of Credit, and (iii) any and all modifications, alterations, amendments and supplements thereto.

       "Remarketing Agent" means the remarketing agent appointed by the Company in accordance with the provisions of Section 13.3.

       "Remarketing Agreement" means that certain Remarketing
Agreement, dated as of the date hereof, between the Remarketing Agent, the Authority and the Company.

       "Reserve Fund" means the Fund established by the Trustee pursuant to Section 3.2 hereof.

       "Reserve Requirement" means at any particular time (i) from the date of original delivery of the Certificates to the Conversion Date to a Fixed Rate pursuant to Section 2.4 hereof, an amount equal to the greater of (a) the amount of interest payable for six months with respect to all Certificates Outstanding at an assumed interest rate equal to the Maximum Interest Rate or (b) $432,000, and (ii) thereafter, an amount equal to the amount of interest payable for six months with respect to all Certificates Outstanding at a rate of interest equal to the Fixed Rate.

       "Responsible Officer" means any officer of the Trustee specifically assigned to administer its duties hereunder.

       "Revenues" means the amounts pledged hereunder to the payment of principal represented by, premium, if any, and interest due with respect to the Certificates, consisting of the following: (i) all moneys drawn by the Trustee under the Bank Letter of Credit; (ii) all income, revenues, proceeds and other amounts, to which the Authority is entitled, derived from or in connection with the Project and the Amended and Restated First and Second Installment Sale Agreements, including all scheduled payments of Purchase Payments and all prepayments which do not represent draws under the Bank Letter of Credit, including amounts obtained through the exercise of the remedies provided in the Amended and Restated First and Second Installment Sale Agreements upon the occurrence of events of default thereunder and all receipts of the Trustee credited under the provisions of this Trust Agreement against said amounts payable, and excluding payments made by the Company to the Rebate Fund; and (iii) moneys held in the Funds and Accounts (exclusive of moneys held in the Rebate Fund and the Purchase Fund), together with investment earnings thereon.

       "Seasoned Funds" means moneys paid by the Company to the Trustee and so designated at the time of such payment, which moneys have been held by the Trustee (other than in the Rebate Fund, the Purchase Fund or the Custody Account) for a period of at least 370 days and not commingled with any moneys so held for less than said period and during which period no petition in bankruptcy was filed by or against, and no receivership, insolvency, assignment for the benefit of creditors or other similar proceeding has been commenced by or against, the Authority or the Company or general partner or guarantor thereof, unless such petition or proceeding was dismissed and all applicable appeal periods have expired without an appeal having been filed. If neither the Bank Letter of Credit nor any Substitute Letter of Credit is in effect, "Seasoned Funds" means any moneys.

       "Seasoned Funds Account" means the Account by that name created in the Debt Service Fund pursuant to Section 3.2 hereof.

       "Securities Depository" means The Depository Trust Company and its successors and assigns, or any other securities depository selected as set forth in Section 2.13 hereof.

       "Security Agreement" means that certain Security Agreement dated the date hereof among the Company, the Bank, and the Authority, executed by the Company in favor of the Bank and the Authority, granting a security interest in, without limitation, all Collateral in which the Company has an interest in, and any amendments or supplements thereto.

       "Special Counsel" means an attorney or firm of attorneys of recognized national standing in the field of municipal finance acceptable to the Authority and the Trustee.

       "State" means the State of California.

       "Substitute Letter of Credit" means a letter of credit, surety bond, insurance policy, stand-by funding or bond purchase agreement or other credit facility which satisfies the criteria of Section 3.9(e) hereof and Section 5.3 of the Amended and Restated Second Installment Sale Agreement delivered by the Company to the Trustee to replace the theretofore outstanding Bank Letter of Credit.

       "Supplemental Trust Agreement" means any agreement hereafter authorized and entered into between the Authority and the Trustee which amends, modifies or supplements and forms a part of this Trust
Agreement.

       "Tax Certificate" means a certificate executed and delivered by the Authority on the Closing Date, or any functionally similar replacement certificate subsequently executed and delivered by the Authority with respect to the requirements of the Code.

       "Tax-exempt" means, with respect to interest on any obligations of a state or local government, including the Certificates, that such interest is excluded from gross income for federal income tax purposes; provided, however, that such interest may be includable as an item of tax preference or otherwise includable directly or indirectly for purposes of calculating other tax liabilities, including any alternative minimum tax or environmental tax, under the Code.

       "Tender Agent" means First Trust of California, National
Association, or another Tender Agent appointed pursuant to Section 13.9 and acting in the capacity of tender agent under this Trust Agreement, which Tender Agent shall also be a Paying Agent hereunder.

       "Term of Agreement" means the term of the Amended and Restated Second Installment Sale Agreement as specified in Section 10.1 of the Amended and Restated Second Installment Sale Agreement.

       "Trust Agreement" means this Trust Agreement, dated as of this date, among the Authority, the Trustee, and the Company, and any and all modifications, alterations, amendments and supplements thereto.

       "Trust Estate" means the property conveyed to the Trustee pursuant to the Granting Clauses hereof.

       "Trustee" means First Trust of California, National Association, a national banking association organized and existing under the laws of the United States, as trustee of the trusts under this Trust Agreement, its successors in trust and their assigns.

       "Weekly Mode" means the mode during which the Weekly Rate is in effect.

       "Weekly Rate" means the per annum interest rate on any Certificate in the Weekly Mode determined pursuant to Section 2.3 hereof which, initially shall be from and including the first day the Certificates become subject to the Weekly Mode to and including the following Tuesday and, thereafter, commencing on each Wednesday to and including the following Tuesday.

       Such terms as are not defined herein shall have the meanings assigned to them in the Amended and Restated First Installment Sale Agreement and the Amended and Restated Second Installment Sale
Agreement.

             (b) Covenants. Words of agreement and promise herein shall also be construed as covenants.

             (c) Number and Gender, Connectives and Disjunctives. Wherever appropriate (1) the singular and plural forms of words, (2) words of different gender and (3) the words "and" and "or" shall, within those respective classifications, be deemed interchangeable.

             (d) Use of Examples. When a condition, class, category, circumstance or other concept is described in general terms herein and a list of possible examples or components of what has been described generally is associated with that description, and regardless of whether the words "include" or "including" or the like are also used, the listing shall be deemed illustrative only and shall not be construed as excluding other possible examples or components or otherwise limiting the generality of the description in any way.


                             ARTICLE II

                          THE CERTIFICATES

       Section 2.1. Authorized Amount of Certificates.  No
Certificates may be executed and delivered under the provisions of this Trust Agreement except in accordance with this Article. The total principal amount of Certificates that may be executed and delivered is hereby expressly limited to $6,400,000, except for replaced or exchanged Certificates as provided in Sections 2.8 and 2.9 hereof.

       Section 2.2. Execution and Delivery of Certificates. The Authority may execute and deliver the Certificates following the execution of this Trust Agreement; and the Trustee shall, at the Authority's written request, authenticate such Certificates and deliver them as specified in the request. Any Certificates delivered prior to the Conversion Date shall be in substantially the form set forth in Exhibit A hereto and any Certificates delivered on or after the Conversion Date shall be in substantially the form set forth in Exhibit B hereto and shall be designated "Parking Authority of the City of Hermosa Beach, Floating Rate Weekly Demand Refunding Certificates of Participation (Hermosa Beach Parking Facilities Project - 1994 Series)," in each case with necessary or appropriate variations, omissions and insertions as permitted or required by this Trust Agreement, including any Supplemental Trust Agreement. The Certificates shall be deliverable only as fully registered Certificates without coupons in Authorized Denominations. Unless the Authority shall otherwise direct, the Certificates shall be numbered as determined by the Trustee. The Certificates shall be registered initially in the name of "Cede & Co.," as nominee of the Securities Depository, and shall be evidenced by one Certificate in the principal amount of the Certificates. Registered ownership of the Certificates, or any portion thereof, may not thereafter be transferred except as set forth in Section 2.13.

       The Certificates shall be dated as of the Closing Date, and shall mature on the Maturity Date. The Certificates shall bear interest for the period from the Closing Date to and including the Initial Rate Calculation Date, at the rate specified in writing to the Trustee by the Remarketing Agent on the Closing Date. Thereafter, the Certificates shall bear interest at the Weekly Rate, as the same shall be determined from time to time, unless and until such time as the Fixed Rate is established pursuant to Section 2.4 hereof. The amount of interest to be paid on any Interest Payment Date for each minimum Authorized Denomination of Certificates prior to the establishing of the Fixed Rate shall be determined by (i) multiplying the minimum Authorized Denomination of each Certificate times each different Weekly Rate in effect since the last Interest Payment Date times the actual number of days that such Weekly Rate was in effect, (ii) dividing the resulting product by 365 or 366, as appropriate, and (iii) totaling the amounts computed for each Weekly Rate and rounding the resulting figure to the nearest cent (half cents being rounded upward). Neither the Authority, the Company, the Remarketing Agent, the Bank nor the Trustee shall have any liability to any Certificateholder as a result of any error in calculation of the Weekly Rate.

       The amount of interest payable with respect to the Certificates from and after the Conversion Date shall be calculated at the Fixed Rate on the basis of a 360-day year comprised of twelve 30-day months.

       Interest due with respect to the Certificates shall be payable on the first Wednesday of each month commencing on the first Wednesday of the month following the Initial Rate Calculation Date; provided, however, that, subsequent to the Conversion Date, interest on the Certificates shall be payable semiannually on June 1 and December 1 of each year. Each Certificate will bear interest from the Interest Payment Date next preceding the date of authentication thereof to which interest has been duly paid or provided for, unless a Certificate is authenticated before the Record Date for the first Interest Payment Date, in which case interest will accrue from the Closing Date. The Trustee shall insert the date of authentication of each Certificate in the place provided for such purpose in the form of Trustee's certificate of authentication to be printed on each Certificate. Each Certificate shall bear interest on overdue principal at the rate then in effect on the Certificates.

       The principal of and premium, if any, and interest on the Certificates shall be payable by check in lawful money of the United States of America, being any coin or currency of the United States of America which, at the respective dates of payment thereof, is legal tender for the payment of public and private debts. Interest due with respect to each Certificate shall be paid to the Registered Owner thereof at the close of business on the Record Date with respect to such interest payment and shall be paid (i) in the case of Certificates in Weekly Mode, by wire transfer of immediately available funds to an account in the United States specified by the Owner in a writing delivered to the Paying Agent and (ii) in the case of Certificates in the Fixed Rate Mode by check mailed to such Registered Owner on the Interest Payment Date at its address as it appears on the registration books of the Trustee or, upon the request of a Registered Owner of at least $1,000,000 in principal amount of Certificates by wire transfer in immediately available funds to an account in the United States designated by such Registered Owner, irrespective of the cancellation of such Certificate upon any transfer or exchange thereof subsequent to such Record Date and prior to such Interest Payment Date, unless the Authority shall default in the payment of the interest due with respect to such Interest Payment Date. Payment of principal or premium due with respect to any Certificate shall be paid only upon surrender of such Certificate at the Principal Office of the Trustee, or its successor in trust or, in the event of purchase pursuant to Sections 13.1 or 13.2 hereof, at the Principal Office of the Tender Agent, or successor Tender Agent. In the event of any default in the payment of interest, such defaulted interest shall be payable to the Registered Owner of such Certificate (or its respective predecessor Certificate) on a special Record Date for the payment of such defaulted interest, which date shall be established by notice mailed by or on behalf of the Authority to the Registered Owners of Certificates not less than fifteen (15) days preceding such special Record Date.

       Section 2.3. Determination of Weekly Rate. The Weekly Rate to be borne by the Certificates from time to time prior to the Conversion Date shall be the rate described herein.

             (a) For each Interest Period commencing after the Initial Rate Calculation Date, the Weekly Rate shall be the rate determined by the Remarketing Agent by 4:00 p.m. New York time on the applicable Interest Rate Calculation Date, having due regard for prevailing financial market conditions, to be the rate (but not higher than the rate) which it would be necessary for the Certificates to bear in order to enable the Remarketing Agent to remarket Certificates at 100 percent of the principal amount thereof if Certificates were tendered to the Remarketing Agent for remarketing. The Remarketing Agent shall make the Weekly Rate available (i) after 4:00 p.m. on the Interest Rate Calculation Date by telephone to any Owner or Notice Party requesting such rate and (ii) by Electronic Means to the Paying Agent not later than the second Business Day immediately succeeding the Interest Rate Calculation Date. The Paying Agent shall give notice of such interest rates to the Trustee by Electronic Means not later than 4:00 p.m. on the second Business Day immediately succeeding the Interest Rate Calculation Date. If the Remarketing Agent shall at any time fail to determine the Weekly Rate, then the Weekly Rate shall be the Alternate Rate.

             (b) The determination of the Weekly Rate by the Remarketing Agent shall be conclusive and binding upon the Authority, the Company, the Trustee, the Tender Agent, the Bank, the Remarketing Agent and the Registered Owners of the Certificates.

       Section 2.4. Establishment of Fixed Rate. The interest rate to be borne by the Certificates may be converted to the Fixed Rate as follows:

             (a) The Company may elect, with the prior consent of the Authority and the Bank (as hereinafter described), at any time (so long as no Event of Default shall have occurred and is continuing) that Certificates are Outstanding to have the Certificates bear interest at the Fixed Rate by giving written notice to the Trustee of such election at least 35 and not more than 45 days prior to the Conversion Date, and by sending a copy of such notice to the Authority, the Bank, the Paying Agent, the Tender Agent and the Remarketing Agent. An election by the Company shall not be effective unless the Bank consents in writing and the Company delivers to the Bank written evidence acceptable to the Bank of (i) a Substitute Letter of Credit expected to be in effect on and after the Conversion Date or (ii) an investment letter or binding commitment for the purchase of the Certificates upon mandatory tender pursuant to Section 13.5(c) and which in either case, unless otherwise waived by the Bank in the exercise of its sole discretion, must provide for the purchase of any Pledged Certificates upon the Conversion Date. An election by the Company shall not be effective unless the notice of election states the proposed Conversion Date, which shall be an Interest Payment Date, and the Company furnishes to the Trustee, concurrently with the notice of election (i) an opinion of Special Counsel to the effect that the establishment of the Fixed Rate in accordance with the procedure described in subsection (d) below, is lawful under applicable law, is permitted by this Trust Agreement, and will not adversely affect the Tax-exempt status of interest due with respect to the Certificates,
(ii) payment to the Trustee of such amount as the Trustee reasonably determines may be required in connection with the establishment of the Fixed Rate, including but not limited to its own fees and expenses and the cost of printing new Certificates; and (iii) evidence from Moody's (or another Rating Agency) specifying the rating, if any, on the Certificates expected to be in effect on and after the Conversion Date.

             (b) The Company may cancel such election by causing the Trustee, the Tender Agent, the Bank, the Authority and the Remarketing Agent to receive written notice of such cancellation not later than the last Business Day which is at least 35 days prior to the proposed Conversion Date.

             (c) Unless the Trustee, the Paying Agent, the Tender Agent and the Remarketing Agent have received a notice of cancellation as provided for in subsection (b) hereof by the date specified by said subsection the Trustee shall send a notice not less than 30 days prior to the Conversion Date to the Remarketing Agent, the Company, the Bank, Moody's and each Registered Owner by first class mail, postage prepaid, stating (i) the Conversion Date, (ii) the Fixed Rate estimated to be borne by the Certificates on and after the Conversion Date, (iii) that subsequent to such Conversion Date the Registered Owners will no longer have the right to require the purchase of Certificates pursuant to
Section 13.2 hereof, (iv) the redemption provisions applicable to the Certificates after the Conversion Date, (v) the rating, if any, on the Certificates expected to be in effect on the Conversion Date, (vi) that after the Conversion Date interest due with respect to the Certificates will be payable on June 1 and December 1 of each year, (vii) the provider of the Substitute Letter of Credit or that there will be no Substitute Letter of Credit and (viii) such other information as is deemed necessary by the Trustee, the Bank, the Authority or the Company, and further stating that each Registered Owner must deliver its Certificates to the Trustee or the Tender Agent ten days prior to the Conversion Date for purchase at 100% of the principal amount thereof. Any Certificate not so delivered by such date will nonetheless be deemed to have been delivered by and purchased from the Registered Owner at such price on the Conversion Date; provided, however, that payment of principal due on any such Certificate shall only be paid upon surrender thereof at either the Principal Office of the Trustee or its successor in trust, or the Principal Office of the Tender Agent or successor Tender Agent.

             (d) The Remarketing Agent shall compute the Fixed Rate not later than the Business Day prior to the Conversion Date not later than 4:00 p.m. New York time on that date, and the Remarketing Agent shall make the Fixed Rate available by telephone to any Notice Party requesting such rate. The Fixed Rate shall be determined by the Remarketing Agent, having due regard for prevailing market conditions, as that rate which, if borne by the Certificates from the Conversion Date to maturity, would be the interest rate, but would not exceed the interest rate, which would result in the market value (disregarding accrued interest) of the Certificates on the date of such computation being 100 percent of the principal amount thereof.

             (e) Certificates delivered or deemed to have been delivered to the Trustee or the Tender Agent pursuant to the provisions of subsection (c) hereof shall be purchased and paid for in accordance with Article XIII hereof; and payment, or provision for payment, having been made, such Certificates shall cease to bear interest and shall not be deemed to be Outstanding for the purposes of this Trust Agreement, from and after the Conversion Date; and the Trustee shall cause new Certificates, in the form set forth in Exhibit B hereto and reflecting the Fixed Rate, to be printed at the expense of the Company and distributed to the respective purchasers thereof.

             (f) The determination of the Fixed Rate by the Remarketing Agent in accordance with the provisions of this Section is hereby approved by the Authority, and such determination shall be conclusive and binding upon the owners of the Certificates, the Authority, the Bank, the Remarketing Agent, the Company and the Trustee.

       Section 2.5. Execution of Certificates. The Certificates shall be executed by and in the name of the Trustee, acting in its capacity as Trustee hereunder (and not as an obligor on the Certificates), with the manual or facsimile signature of an authorized officer of the Trustee.

       Section 2.6. Pledge Under the Trust Agreement; Limits on Authority's Obligations and Powers. The Certificates shall be payable solely from the amounts payable under the Amended and Restated First and Second Installment Sale Agreements, the Deed of Trust and the Assignment of Leases, the Security Agreement, and the Letter of Credit (except to the extent paid out of moneys attributable to the proceeds derived from the sale of the Certificates or to income from either the temporary investment thereof and, under certain circumstances, to proceeds from insurance and condemnation awards) and shall be a valid claim of the respective Registered Owners thereof only against the Certificate Fund and other moneys held by or for the Trustee and the amounts payable under the Amended and Restated First and Second Installment Sale Agreements, the Deed of Trust and the Assignment of Leases, the Security Agreement, and the Letter of Credit, which amounts are hereby pledged, assigned and otherwise secured for the equal and ratable payment of the Certificates and shall be used for no other purpose than to pay the principal of, premium, if any, and interest on the Certificates, except as may be otherwise expressly authorized in this Trust Agreement. Neither the Trustee, the Authority, the State nor any other political subdivision of the State shall be obligated to pay the Purchase Payments or the principal of such Certificates or the interest thereon or other costs incident thereto except from the moneys pledged therefor. Neither the faith and credit nor the taxing power of the Authority, the State or any political subdivision of the State is pledged to the payment of the Purchase Payments or the principal of the Certificates or the interest thereon or other costs incident thereto. The Certificates and the Purchase Payments shall not be general obligations of the Trustee or the Authority, nor a charge upon the tax revenues of the Authority, nor a charge upon any other revenues or property of the Authority not specifically pledged thereto.

       Section 2.7. Delivery of Certificates. Upon the execution and delivery of this Trust Agreement, the Trustee shall execute and deliver the Certificates to the initial purchasers thereof as hereinafter in this Section provided.

       Prior to the delivery by the Trustee of the Certificates there shall be filed with the Trustee:

             (a) A copy, duly certified by the Secretary or other appropriate officer of the Authority, of the resolution adopted by the Authority authorizing the execution and delivery of this Trust Agreement, the Amended and Restated First Installment Sale Agreement and the Amended and Restated Second Installment Sale Agreement.

             (b) Original executed counterparts of the Amended and Restated First Installment Sale Agreement, the Amended and Restated Second Installment Sale Agreement, this Trust Agreement, the Deed of Trust and the Assignment of Leases, the Security Agreement, the Letter of Credit and the Reimbursement Agreement.

             (c) A request to the Trustee on behalf of the Authority and signed by its Chairman to deliver the Certificates to the purchasers therein identified upon payment to the Trustee of a sum specified in such request and authorization plus accrued interest thereon, if any, to the date of delivery. The proceeds of such payment shall be paid over to the Trustee and thereupon deposited in the Funds and Accounts established by the Trustee pursuant to Article III hereof and pursuant to instructions delivered by the Authority on the date of delivery of the Certificates regarding deposits to the various Funds and Accounts.

             (d) Written title evidence that the Deed of Trust will constitute a valid first lien upon the Project subject only to Permitted Encumbrances and the Assignment of Leases. Such title evidence shall consist of an American Land Title Association form of loan policy of title insurance in usual and customary form, naming the Trustee as an additional insured, without exception for matters of survey and mechanic's and materialmen's liens, and in the face amount of at least $6,400,000 issued by a title company selected by the Company and approved by the Trustee and the Bank.

             (e) An opinion of Special Counsel approving the validity of the Amended and Restated First Installment Sale Agreement and the Tax-exempt status of the interest payable thereunder and with respect to the Certificates.

       Section 2.8. Lost, Destroyed or Improperly Cancelled Certificates. If any Certificate, whether in temporary or definitive form, is lost (whether by reason of theft or otherwise), destroyed (whether by mutilation, damage, in whole or in part, or otherwise) or improperly cancelled, the Trustee may execute and deliver a new Certificate of like date and denomination and bearing a number not contemporaneously outstanding; provided that (a) in the case of any mutilated Certificate, such mutilated Certificate shall first be surrendered to the Trustee, (b) in the case of any lost Certificate or Certificate destroyed in whole, there shall be first furnished to the Trustee evidence of such loss or destruction, together with indemnity, satisfactory to it. In the event any lost, destroyed or improperly cancelled Certificate shall have matured or is about to mature, or has been called for redemption, instead of executing and delivering a duplicate Certificate the Trustee shall, pay the same without surrender thereof if there shall be first furnished to the Trustee evidence of such loss, destruction or cancellation, together with indemnity, satisfactory to it. Upon the execution and delivery of any substitute Certificate, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. The Trustee may charge the Registered Owner of any such Certificate with the Trustee's reasonable fees and expenses in connection with any transaction described in this Section 2.8.

       Section 2.9. Transfer, Registration and Exchange of
Certificates. The Trustee shall cause books for the registration of the transfer of the Certificates as provided in this Trust Agreement to be kept at its Principal Office. The books shall at all times be open to inspection by a duly authorized employee or agent of the Authority during normal business hours and upon reasonable notice. Upon surrender for registration of transfer of any Certificate at the Principal Office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, the Authority shall cause to be executed and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Certificate or Certificates, of the same maturity and for a like aggregate principal amount.

       Certificates may be exchanged at the Principal Office of the Trustee for a like aggregate principal amount of Certificates of the same maturity of other Authorized Denominations. The Authority shall cause to be executed and the Trustee shall authenticate and deliver Certificates which the Certificateholder making the exchange is entitled to receive, bearing numbers not then outstanding. The execution by the Chairman of the Authority of any Certificate of any Authorized Denomination shall constitute full and due authorization of such denomination, and the Trustee shall thereby be authorized to authenticate and deliver such Certificate. The Trustee shall not be required to register the transfer of or exchange any Certificate after the mailing of notice calling such Certificate for redemption has been given as herein provided during the period of fifteen (15) days next preceding the giving of such notice of redemption nor between the Conversion Date and the date on which notice thereof has been given nor between the Record Date and the related Interest Payment Date.

       As to any Certificate other than a Pledged Certificate, the Registered Owner shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of either principal or interest on any Certificate shall be made only to or upon the order of the Registered Owner thereof on the Record Date for such payment or of his attorney duly authorized in writing, but such registration may be changed as hereinabove provided. As to a Pledged Certificate, the Trustee shall make payments due, if any, to the Custodian as the Registered Owner of such Pledged Certificate. All such payments made with respect to a Certificate or a Pledged Certificate shall be valid and effectual to satisfy and discharge the liability upon such Certificate to the extent of the sum or sums so paid.

       The Authority and the Trustee shall not charge
Certificateholders for any exchange or registration of transfer of Certificates, except that in each case the Trustee shall require the payment by the Certificateholder requesting exchange or registration of transfer of any tax or other governmental charge required to be paid with respect thereto. The cost of printing any additional Certificates and any services reasonably rendered or other reasonable, actual out-of-pocket expenses incurred by the Trustee in connection with any exchange or transfer provided for in this Section 2.5 is required to be paid by the Company pursuant to the Amended and Restated Second Installment Sale Agreement.

       Section 2.10.Reserved.

       Section 2.11.Temporary Certificates. Pending the preparation of definitive Certificates, the Trustee may execute and deliver temporary Certificates. Temporary Certificates shall be issuable as registered Certificates without coupons, of any Authorized Denomination, and substantially in the form of the definitive Certificates but with such omissions, insertions and variations as may be appropriate for temporary Certificates all as may be determined by the Trustee. Temporary Certificates may contain such reference to any provisions of this Trust Agreement as may be appropriate. Every temporary Certificate shall be executed by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Certificates. As promptly as practicable the Trustee shall execute and shall furnish definitive registered Certificates without coupons and thereupon temporary Certificates may be surrendered in exchange therefor without charge at the Principal Office of the Trustee, and the Trustee shall execute and deliver in exchange for such temporary Certificates a like aggregate principal amount of definitive Certificates of Authorized Denominations. Until so exchanged the temporary Certificates shall be entitled to the same benefits under this Trust Agreement as definitive Certificates.

       Section 2.12.Cancellation of Certificates. Whenever any Outstanding Certificate shall be delivered to the Trustee for cancellation pursuant to this Trust Agreement, for payment of the principal amount represented thereby, or for replacement pursuant to
Section 2.9 hereof, such Certificate shall be promptly cancelled and cremated or otherwise destroyed by the Trustee, and counterparts of a certificate of destruction evidencing such cremation or other destruction shall be furnished by the Trustee to the Authority and the Company upon written request to the Trustee.

       Section 2.13.Use of Depository. Notwithstanding any provision of this Trust Agreement to the contrary:

             (a) The Certificates shall be initially executed and delivered as provided in Section 2.2. Registered ownership of the Certificates, or any portion thereof, may not thereafter be transferred except:

                    (i)    To any successor of the Securities
       Depository or its nominee, or to any substitute depository designated pursuant to clause (ii) of this subsection (a) ("substitute depository"); provided that any successor of the Securities Depository or substitute depository shall be qualified under any applicable laws to provide the service proposed to be provided by it;

                    (ii) To any substitute depository designated by the Authority and not objected to by the Trustee, upon (1) the resignation of the Securities Depository or its successor (or any substitute depository or its successor) from its functions as depository or (2) a determination by the Company and the Bank that the Securities Depository or its successor (or any substitute depository or its successor) is no longer able to carry out its functions as depository; provided that any such substitute depository shall be qualified under any applicable laws to provide the services proposed to be provided by it; or

                    (iii)  To any person as provided below, upon
       (1) the resignation of the Securities Depository or its successor (or substitute depository or its successor) from its functions as depository; provided that no substitute depository which is not objected to by the Trustee can be obtained or (2) a determination by the Company and the Bank that it is in the best interests of the Company and the Bank to remove the Securities Depository or its successor (or any substitute depository or its successor) from its functions as depository.

             (b) In the case of any transfer pursuant to clause (i) or clause (ii) of subsection (a) hereof, upon receipt of the Outstanding Certificates by the Trustee, together with a certificate of the Authority to the Trustee, a single new Certificate shall be executed and delivered in the aggregate principal amount of the Certificates then Outstanding, registered in the name of such successor or such substitute depository, or their nominees, as the case may be, all as specified in such certificate of the Authority. The Trustee shall have three Business Days to deliver the new Certificate in case of any transfer pursuant to clause (i) or (ii) of subsection (a) hereof. In the case of any transfer pursuant to clause (iii) of subsection (a) hereof, upon receipt of the Outstanding Certificates by the Trustee together with a certificate of the Authority to the Trustee, new Certificates shall be executed and delivered in such denominations numbered in consecutive order from R1 up and registered in the names of such persons as are requested in such certificate of the Authority, subject to the limitations of Section 2.2 hereof, provided the Trustee shall not be required to deliver such new Certificates within a period less than sixty (60) days from the date of receipt of such a certificate of the Authority.

             (c) In the case of a partial redemption or an advance refunding of the Certificates evidencing all or a portion of the principal amount Outstanding, the Securities Depository shall make an appropriate notation on the Certificates indicating the date and amounts of such reduction in principal, in form acceptable to the Trustee.

             (d) The Authority and the Trustee shall be entitled to treat the person in whose name any Certificate is registered as the Certificateholder thereof for all purposes of this Trust Agreement and any applicable laws, notwithstanding any notice to the contrary received by the Trustee or the Authority; and the Authority and the Trustee shall have no responsibility for transmitting payments to, communication with, notifying, or otherwise dealing with any beneficial owners of the Certificates. Neither the Authority nor the Trustee will have any responsibility or obligations, legal or otherwise, to the beneficial owners or to any other party including the Securities Depository or its successor (or substitute depository or its successor), except for any Certificateholder.

             (e) So long as the outstanding Certificates are registered in the name of Cede & Co. or its registered assign, the Authority and the Trustee shall cooperate with Cede & Co., as sole registered Certificateholder, and its registered assigns in effecting payment of the principal of, and redemption premium, if any, and interest on the Certificates by arranging for payment in such manner that funds for such payments are properly identified and are made immediately available on the date they are due.

             (f) So long as the Securities Depository is the Registered Owner of the Certificates:

                    (i) selection of Certificates to be redeemed upon partial redemption, presentation of Certificates to the Trustee upon partial redemption, delivery of Certificates to the Trustee in connection with an optional or mandatory tender, or redelivery of such Certificates by the Trustee to Certificateholders following a remarketing or failed conversion to the Fixed Rate shall be deemed made when the right to exercise ownership rights in such Certificates through the Securities Depository is transferred by the Securities Depository on its books;

                    (ii)   notice of a demand for purchase of
       Certificates pursuant to Section 13.2 hereof shall be given by the beneficial owner of such Certificates exercising ownership rights through the Securities Depository by telephonic notice (confirmed in writing) or written notice;

                    (iii) any notices of the interest rate on the Certificates to be provided by the Trustee shall be provided to anyone identifying itself to the Trustee as a person entitled to exercise ownership rights with respect to such Certificates through the Securities Depository or its participants;

                    (iv)   the Securities Depository may present
       notices, approvals, waivers or other communications required or permitted to be made by Certificateholders under this Trust Agreement on a fractionalized basis on behalf of some or all of those persons entitled to exercise ownership rights in the Certificates through the Securities Depository; and

                    (v) Beneficial interests in Certificates deemed to be held in the Custody Account will be held in the name of the Trustee (or its participant) as collateral security for the Bank.


                             ARTICLE III

                         REVENUES AND FUNDS

       Section 3.1. Source of Payment of Certificates. The Certificates and all payments required of the Authority hereunder are not general obligations of the Authority but are limited obligations as described in Section 2.6 hereof. The Trust Estate is pledged and assigned as a first lien pledge as security for the equal and ratable benefit of the holders of the Certificates and shall be used for no other purpose than payment of the principal of, premium (if any) and interest due with respect to the Certificates, except as may be otherwise expressly authorized in this Trust Agreement.

       Section 3.2. Creation of Funds and Accounts. The following Trust Funds and Accounts are hereby created and established with the
Trustee:

             (a)    the Proceeds Fund;

             (b)    the Cost of Issuance Fund;

             (c)    the Reserve Fund;

             (d) the Revenue Fund, which shall include the Insurance Proceeds Account and the Revenue Fund Letter of Credit Account;

             (e) the Debt Service Fund, which shall include the Interest Account, the Principal Account (each of which Accounts shall include a Letter of Credit Sub-Account) and the Redemption Account (which shall include a Letter of Credit Sub-Account and a Seasoned Funds Sub-Account) and the Seasoned Funds Account;

             (f)    the General Fund;

             (g) the Purchase Fund, which shall include the Purchase Fund Letter of Credit Account; and

             (h)    the Custody Account.

       To the extent that, pursuant to the instructions contained herein, moneys received by the Trustee and deposited in, or paid by the Trustee from, the Revenue Fund, the Purchase Fund, the Interest Account, the Principal Account, or the Redemption Account constitute draws on the Bank Letter of Credit, such moneys shall be deposited in or paid from the relevant Letter of Credit Account or Sub-Account within such Fund or Account.

       Each Fund, Account and Sub-Account shall be maintained by the Trustee as a separate and distinct trust fund or account to be held, managed, invested, disbursed and administered as provided in this Trust Agreement. All moneys deposited in the Funds and Accounts shall be used solely for the purposes set forth in this Trust Agreement. The Trustee shall keep and maintain adequate records pertaining to each Fund and Account, and all disbursements therefrom.

       Section 3.3. Initial Deposits. On the Closing Date, as shall be more fully specified in a written request from the Authority, the Trustee shall deposit:

             (a) An amount equal to $380,000 received from the Company into the Costs of Issuance Fund; and

             (b) An amount equal to $432,000 transferred from Bank of America National Trust and Savings Association, as trustee for the Prior Certificates, from existing reserves relating to the Prior
                    Certificates, into the Reserve Fund.

Upon the unconditional release of the proceeds of the Certificates to Wells Fargo Bank in the amount of $6,400,000, such proceeds of the Certificates shall be deemed to be deposited into the Proceeds Fund.


       Section 3.4. Proceeds Fund; Reserve Fund.

             (a) Amounts deemed to have been deposited in the Proceeds Fund in the amount required by Section 3.3 shall be deemed to have been applied to repay the Prior Certificates, pursuant to an agreement among the Authority, the Company, Bank of America National Trust and Savings Association, as trustee for the Prior Certificates, and the Trustee attached hereto as Exhibit D.

             (b) The Trustee shall deposit in the Reserve Fund the amount required by Section 3.3(c) hereof as the initial Reserve Fund deposit. Moneys credited to the Reserve Fund shall constitute a reserve for payment of interest under the Amended and Restated First Installment Sale Agreement, and accordingly with respect to the Certificates. Amounts on deposit in the Reserve Fund are subject to reduction upon conversion to a Fixed Rate pursuant to Section 2.4 hereof, with amounts resulting from said reduction to be used to redeem Certificates. If at any time the moneys credited to the Reserve Fund are less than the Reserve Requirement as then in effect, the Trustee shall make immediate demand upon the Company for the amount of such deficiency, which shall be restored by the Company upon such demand of the Trustee in accordance with the Amended and Restated Second Installment Sale Agreement. If at any time and for so long as the moneys on credit to the Reserve Fund are at least equal to the Reserve Requirement as then in effect no further credits shall be made to such Fund. Any earnings on such Fund shall either (i) at the direction of the Company, be remitted to the Bank as reimbursement for drawings under the Bank Letter of Credit, (ii) be deposited in the Rebate Fund to pay amounts arising under Section 5.5 hereof or (iii) be credited to the Seasoned Funds Account of the Revenue Fund for use and application as are all other moneys on deposit therein except during any period during which there is a deficiency in the Reserve Fund, in which case such earnings shall be credited to such Fund. Any other amounts in the Reserve Fund in excess of the Reserve Requirement as then in effect shall either (i) at the direction of the Company, be remitted to the Bank as reimbursement for drawings under the Bank Letter of Credit,
       (ii) be deposited in the Rebate Fund to pay amounts arising under Section 5.5 hereof or (iii) be transferred to the Seasoned Funds Account of the Revenue Fund for use and application as are all other moneys on deposit therein. To the extent moneys on credit to the Reserve Fund constitute Seasoned Funds at the time of final payment of Purchase Payments under the Amended and Restated First Installment Sale Agreement and accordingly, on the Certificates may be applied to the payment of the principal of the Purchase Payments under the Amended and Restated First Installment Sale Agreement. The Trustee shall give the Authority, the Company and the Bank immediate notice of any withdrawals from the Reserve Fund which reduce the amount therein to an amount less than the Reserve Requirement.

       Section 3.5. Cost of Issuance Fund. On the Closing Date, the Trustee shall deposit into the Cost of Issuance Fund the amount required by Section 3.3 of this Trust Agreement. Moneys on deposit in the Cost of Issuance Fund shall be applied to pay the costs of executing and delivering the Certificates ("Costs of Issuance"), including, but not limited to, all printing and document preparation expenses in connection with this Trust Agreement, the Amended and Restated First and Second Installment Sale Agreements, the Deed of Trust and the Assignment of Leases, the Certificates and the preliminary official statement and the official statement pertaining to the Certificates; rating agency fees; legal fees and expenses of Special Counsel, counsel to the Authority, and other counsel with respect to the financing of the Project; the initial fees and expenses of the Trustee and any Paying Agent; the administrative expenses of the Authority; and other fees and expenses incurred in connection with the execution and delivery of the Certificates or the implementation of the refinancing for the Project, all as set forth on Exhibit A to the Certificate Purchase Agreement. Such costs shall be payable upon submission of a written request from a duly authorized officer or agent of the Authority to the Trustee stating that the amount indicated thereon is justly due and owing, has not been the subject of another written request which has been paid, and is a proper cost of executing and delivering the Certificates or implementing the refunding of the Prior Certificates, and a copy of each such request will be sent by the Authority to the Company; provided that any such costs which exceed the estimates all as set forth on Exhibit A to the Certificate Purchase Agreement shall be payable only upon approval of the Company with written notice to the Trustee of such approval and the amount so payable. Any moneys remaining in the Cost of Issuance Fund on the 180th day following the Closing Date and determined by the Trustee not to be necessary for the payment of any expenses hereunder or Costs of Issuance of the Certificates shall be disbursed to the Company.

       Section 3.6. Revenue Fund. The Trustee shall deposit into the Revenue Fund all Revenues and any other amounts received by the Trustee which are subject to the lien and pledge of this Trust Agreement, to the extent not required to be deposited in other Funds and Accounts in accordance with the terms of this Trust Agreement. The Trustee shall immediately apply those moneys on deposit in the Revenue Fund which represent draws on the Bank Letter of Credit, other than amounts representing prepayments of Purchase Payments and accrued interest related thereto, on each scheduled Interest Payment Date on the Certificates, in the order of priority and for the purposes as follows:

             (a) First, to the Interest Account, an amount sufficient to pay the interest becoming due and payable with respect to the Certificates on such date; and

             (b) Second, to the Principal Account, an amount sufficient to pay the principal of the Certificates maturing on such date, if any.

Draws on the Bank Letter of Credit deposited in the Revenue Fund representing prepayments of Purchase Payments and related accrued interest shall be immediately applied as follows:

             (a) First, to the Interest Account, the accrued interest received with such payment; and

             (b) Second, to the Redemption Account, the balance of the prepayment.

Moneys on deposit in the Revenue Fund which represent payments made to the Trustee by the Company shall be immediately applied as follows:

             (a) To the Seasoned Funds Account, moneys deposited by the Company with the Trustee and designated by the Company at the time of deposit to become Seasoned Funds; and

             (b) To the General Fund, moneys deposited by the Company with the Trustee as payment of the amounts owing under the agreement(s) regarding the fees and expenses of the Trustee, the Tender Agent, the Authority and the Paying Agent.

       The Trustee shall deposit directly into the Insurance Proceeds Account of the Revenue Fund insurance proceeds or other compensation received by it in the event of a taking or an involuntary loss or a substantial destruction of all or any part of the Project deposited pursuant to the Amended and Restated First and Second Installment Sale Agreements. Moneys on deposit in the Insurance Proceeds Account shall be disbursed from time to time, to the Company in accordance with the Amended and Restated First and Second Installment Sale Agreements. The Trustee shall draw upon the Bank Letter of Credit for deposit directly into the Letter of Credit Sub-Account of the Redemption Account an amount equal to any amount remaining in the Insurance Proceeds Account following the disbursements pursuant to the Amended and Restated First and Second Installment Sale Agreements: (i) on the 61st day following the event giving rise to the taking, loss or destruction if the Company has not supplied the notice referred to in the Amended and Restated First and Second Installment Sale Agreements, (ii) on the 61st day following the Trustee's receipt of funds to be deposited in the Insurance Proceeds Account if the Company has not commenced to reconstruct the Project, and (iii) on the date which is 12 months from the date of the notice from the Company referred to in clause (i) of this paragraph. Immediately upon the receipt of the proceeds of any such draw upon the Bank Letter of Credit, the Trustee shall reimburse the Bank from the Insurance Proceeds Account an amount equal to the amount of such draw, which amount shall be credited against the Company's obligations under the Reimbursement Agreement.

       Amounts deposited in the Insurance Proceeds Account and not requisitioned pursuant to the procedures set forth in the Amended and Restated First and Second Installment Sale Agreements shall be used to redeem Certificates if no Bank Letter of Credit is in force or effect in such amounts and otherwise transferred to the Bank pursuant to this
Section 3.6.

       Section 3.7. Debt Service Fund. The Trustee shall deposit into the Interest Account of the Debt Service Fund the amounts required by
Section 3.6 of this Trust Agreement. Moneys on deposit in the Interest Account shall be applied solely to pay the interest due with respect to the Certificates as the same becomes due and payable. On each date fixed for redemption of Certificates and on each scheduled Interest Payment Date on the Certificates, the Trustee shall remit to the respective Registered Owners of such Certificates as of the Record Date for such interest payment, an amount from the Interest Account sufficient to pay the interest due with respect to the Certificates becoming due and payable on such date.

       The Trustee shall deposit into the Principal Account of the Debt Service Fund the amounts required by Section 3.6 of this Trust Agreement. Moneys on deposit in the Principal Account shall be applied solely to pay the principal of the Certificates as the same becomes due and payable at maturity. On the Maturity Date, the Trustee shall set aside and hold in trust, or remit to any Paying Agent to be held in trust, an amount from the Principal Account sufficient to pay the principal of the Certificates becoming due and payable on such date.

       The Trustee shall deposit into the Redemption Account of the Debt Service Fund the amounts required by Section 3.6 of this Trust Agreement. Moneys on deposit in the Redemption Account shall be applied solely to pay the principal and premium, if any, with respect to the Certificates as the same become due and payable by redemption. On each date fixed for such redemption, the Trustee shall set aside and hold in trust, or shall remit to any Paying Agent to be held in trust, an amount from the Redemption Account sufficient to pay the principal of and premium, if any, with respect to the Certificates becoming due and payable on such date.

       The Trustee shall deposit into the Seasoned Funds Account of the Debt Service Fund the amounts required by Section 3.6 of this Trust Agreement. Moneys on deposit in the Seasoned Funds Account which represent Seasoned Funds shall be transferred to the Redemption Account to the extent necessary to pay the principal of and interest and premium, if any, on the Certificates as the same shall become due and payable by redemption; provided, however, that Seasoned Funds shall first be applied to the payment of any premium due on the Certificates before applying Seasoned Funds to the payment of principal of or interest due with respect to the Certificates. Such moneys shall be paid to the Bondholders only if they constitute Seasoned Funds. Any moneys remaining in the Seasoned Funds Account following a redemption of Certificates shall be immediately transferred to the General Fund.

       Section 3.8. General Fund. The Trustee shall deposit into the General Fund the amounts required by Sections 3.6, 3.7 and 5.2 of this Trust Agreement. The Trustee shall apply moneys on deposit in the General Fund solely for the following purposes, in the following order of priority and in accordance with the following conditions:

             (a) to the Trustee, the Tender Agent and any Paying Agent for the cost of Extraordinary Expenses incurred and Ordinary Services rendered;

             (b) to the Trustee, the Tender Agent and any Paying Agent for the cost of Extraordinary Expenses incurred and Extraordinary Services rendered if said Extraordinary Expenses and Extraordinary Services are necessary and reasonable and are not occasioned by the negligence or willful misconduct of the Trustee, the Tender Agent or any Paying Agent; and

             (c) to the Authority, out-of-pocket expenses incurred by the Authority in enforcing the compliance of the terms of this Trust Agreement and the Amended and Restated First and Second Installment Sale Agreements, for which it has requested payment from the Company in writing at least 30 days prior to its request hereunder and for which is has not been paid, as specified in a written request of the Authority delivered to the Trustee;

             (d) to the extent that there are excess moneys in the General Fund not needed to pay the above-described expenses, the Trustee shall pay such moneys to the Bank for application pursuant to the Reimbursement Agreement; and

             (e) to the Company, all other excess moneys in the General Fund after the foregoing transfers.

       Section 3.9. The Bank Letter of Credit.

             (a) The Bank Letter of Credit shall be held by the Trustee and drawn upon in accordance with its terms consistent with the provisions of this Trust Agreement and the Amended and Restated First and Second Installment Sale Agreements. Moneys derived from draws upon the Bank Letter of Credit shall be deposited in the Revenue Fund, except that moneys drawn on the Bank Letter of Credit to purchase Certificates pursuant to Section 13.6 hereof shall be deposited in the Purchase Fund, and applied by the Trustee to pay the principal of and interest on the Certificates.

             (b)    The Trustee shall draw moneys under the Bank
Letter of Credit in accordance with the terms thereof to the extent and at such time as may be necessary to make timely payments due with respect to the Certificates required to be made from the Debt Service Fund. In accordance with the preceding paragraph, the Trustee shall draw moneys under the Bank Letter of Credit to make payments with respect to the Certificates by presenting an appropriate draw request to the Bank no later than 9:00 a.m., Pacific time, on the Business Day preceding each of the dates set forth in (i) through (iii) below:

                        Each Interest Payment Date, in an amount sufficient to pay the interest becoming due and payable with respect to Certificates on such date;

                    (ii) The date fixed for redemption of any of the Certificates, in an amount which, when added to any Seasoned Funds, will be sufficient to redeem the Certificates to be redeemed; and

                    (iii) The maturity date of the Certificates to pay the principal amount thereof;

             In addition, the Trustee shall draw moneys under the Bank Letter of Credit on the Purchase Date as specified in
       Section 13.5(c) hereof.

             (c) When determining the amount to draw under the Bank Letter of Credit for the payment of principal of or interest due with respect to the Certificates, the Trustee shall not draw any amount to pay interest or principal on any Pledged Certificates unless the Bank requires the Trustee to make such a draw and the Bank Letter of Credit has been reinstated to an amount at least equal to the full principal amount of Certificates outstanding, treating Pledged Certificates as outstanding for this purpose, plus 38 days' interest thereon at 12% per annum.

             (d) The Trustee shall send to the Company a copy of any documents which are presented to the Bank in connection with a drawing on the Bank Letter of Credit concurrently with its submission of those documents to the Bank.

             (e) Prior to or on the Conversion Date, the Company shall be permitted to provide the Trustee with a Substitute Letter of Credit in accordance with the Reimbursement Agreement and the requirements set forth below:

                    (i) The Substitute Letter of Credit may be a letter of credit, surety bond, insurance policy, stand-by funding or bond purchase agreement or any other credit facility issued by a credit provider which, prior to the Conversion Date, includes provisions for payments and liquidity hereunder in substantially the same manner as the Bank Letter of Credit (the "Substitute Provider"); and

                    (ii) Contemporaneously with the issuance of any Substitute Letter of Credit issued prior to the Conversion Date:

                           (A)    The Trustee shall receive written
             evidence satisfactory to it that no Event of Default shall have occurred and is continuing; and

                           (B)    The Trustee must receive an opinion
             of Special Counsel in form and substance satisfactory to the Trustee to the effect that (A) the Substitute Letter of Credit is the valid and binding obligation of the Substitute Provider enforceable against the Substitute Provider in accordance with its terms, except insofar as its enforceability may be limited by any insolvency or similar proceedings applicable to the Substitute Provider or by proceedings affecting generally the rights of the Substitute Provider's creditors, and that (B) a payment on the Certificates from the proceeds of a drawing or payment with respect to the Substitute Letter of Credit will not constitute a voidable preference under the United States Bankruptcy Code in the event the Authority or the Company becomes the debtor in a case under the Bankruptcy Code; and

                           (C)    The Trustee shall receive written
             evidence from Moody's (if Moody's maintains a rating on the Certificates) that said substitution will not result in a reduction or withdrawal of the rating of the Certificates by such Rating Agency, or from any Rating Agency to the effect that said substitution will result in a rating on the certificates in either of the two highest investment grades of such Rating Agency (without regard to subcategories of rating); and

                           (D)    The Substitute Provider and the
             Company must agree in writing not to enter into any agreement which would adversely affect the Tax-exempt status of interest on the Certificates;

                           (E)    The Trustee shall receive an opinion
             of Special Counsel stating that the use of the Substitute Letter of Credit will not adversely affect the Tax-exempt status of interest on the Certificates; and

                           (F)    The Bank shall have provided its
             prior written consent to such substitution, which consent shall not be withheld so long as the Company complies with the terms of the Reimbursement Agreement and delivers to the Bank written evidence acceptable to the Bank of (i) such Substitute Letter of Credit or (ii) an investment letter or binding commitment of sufficient creditworthiness for the purchase of the Certificates upon mandatory tender pursuant to Section 13.5(c) and which in either case, unless otherwise waived by the Bank in the exercise of its sole discretion, must provide for the purchase of any Pledged Certificates upon the date of such substitution.

Upon receipt of such Substitute Letter of Credit, the Trustee shall send written notice to the Remarketing Agent and all Certificateholders not less than 15 days in advance of the date on which any Substitute Letter of Credit shall take effect, which notice shall identify the Substitute Provider and if any then existing rating on the Certificates is reduced or withdrawn as a result of such substitution (as permitted under subpart (c) above), the new rating to be effective with respect to the Certificate.

       Section 3.10.Custody Account.

             (a)    Deposit of Pledged Certificates in Custody
Account. If any Certificate is purchased by the Trustee or the Paying Agent pursuant to Sections 13.1 or 13.2 hereof with moneys drawn under the Bank Letter of Credit, that Certificate shall be delivered to and held by the Trustee or the Paying Agent (and shall therefore constitute a Pledged Certificate until released as herein provided), shall be deposited in the Custody Account and shall be subject to the lien of the Pledge and Security Agreement, and shall be released from the lien of the Pledge and Security Agreement to the Authority or its order only upon the following:

                    (i) written or telephonic notice to the Company and the Bank from the Trustee, the Remarketing Agent or the Paying Agent promptly confirmed by facsimile, that such Certificate has been remarketed by the Remarketing Agent;

                    (ii)   evidence that the Paying Agent or the
       Trustee has received the proceeds of the remarketing of such Certificates and holds such proceeds for the account of the Bank; and

                    (iii) written notice from the Bank to the Paying Agent that the Bank Letter of Credit has been reinstated to cover such remarketed Certificates.

             (b)    Registration of Pledged Certificates.
Certificates purchased by the Paying Agent pursuant to Sections 13.1 or
13.2 hereof which, by virtue of subsection (a) of this Section 3.10, constitute Pledged Certificates shall, immediately, upon receipt thereof by the Trustee or the Paying Agent, be registered in the name of, or as directed by, the Bank, subject to the provisions of Section 2.13 hereof.

             (c) Deposit of Proceeds of Remarketing in Custody Account. To the extent of amounts due and owing to the Bank under the Reimbursement Agreement the proceeds of the remarketing of Certificates held in the Custody Account shall be deposited into the Custody Account and held by the Trustee for the account of, and in trust solely for, the Bank, shall not be commingled with the Trust Estate or any other moneys held by the Trustee, and shall be paid over immediately to the Bank.
The balance of such proceeds shall be deposited in the Principal and Interest Account of the Debt Service Fund.

             (d) Principal and Interest Payments on Pledged Certificates. On each Interest Payment Date prior to the release of such Pledged Certificates to the Authority or the Remarketing Agent and reinstatement of the Bank Letter of Credit as aforesaid, the Trustee shall apply the moneys in the Principal and Interest Account to the payment of principal of, and interest on, such Pledged Certificates in the manner provided in Section 3.6 hereof, but shall not draw on the Bank Letter of Credit or use moneys in the Purchase Fund or any other moneys in the Debt Service Fund, except moneys in the Principal and Interest Account, for that purpose to any extent unless reimbursed; and the Trustee shall receive for the account of the Company, subject to the lien of the Pledge and Security Agreement, the interest and principal paid with respect to such Certificates and immediately upon such receipt the Trustee shall pay such interest and principal over to the Company; provided, however, that if at such time there shall remain any unreimbursed draw on the Bank Letter of Credit with respect to such Certificates, such interest and principal payments shall be paid over to the Bank until the amount of such draw plus interest thereon as provided in the Reimbursement Agreement shall have been fully reimbursed.

             (e) Cancellation of Pledged Certificates Upon Redemption. If, on any date prior to the release of such Pledged Certificates from the Custody Account to the Authority or the Remarketing Agent and reinstatement of the Letter of Credit as aforesaid, all Certificates are called for redemption pursuant to
Section 6.2 hereof, the Pledged Certificates shall be deemed to have been paid and shall thereupon be cancelled by the Trustee.

       Section 3.11.Final Balances. Upon the deposit with the Trustee of moneys sufficient to pay all principal of, premium, if any, and interest due with respect to the Certificates, and upon satisfaction of all claims against the Authority hereunder, including all reasonable fees, charges and expenses of the Trustee, the Authority, the Tender Agent and any Paying Agent which are properly due and payable hereunder, or upon the making of adequate provisions for the payment of such amounts as permitted hereby, all moneys remaining in all Funds and Accounts, except moneys in the Rebate Fund, moneys that are proceeds of a draw on the Bank Letter of Credit, moneys held in the Purchase Fund, and moneys necessary to pay principal of, premium, if any, and interest on the Certificates, which moneys shall be held by the Trustee, shall be remitted to the Bank for application under the Reimbursement Agreement.

       Section 3.12.Reserved.

       Section 3.13.Non-presentment of Certificates. In the event any Certificate shall not be presented for payment when the principal thereof becomes due, either at maturity or otherwise, or at the date fixed for redemption thereof, in which case interest shall cease to accrue from and after such date, if moneys sufficient to pay such Certificate shall have been deposited in the Debt Service Fund, all liability of the Authority to the holder thereof for the payment of such Certificate shall forthwith cease, terminate and be completely discharged, and thereupon it shall be the duty of the Trustee to hold such moneys, without liability for interest thereon, for the benefit of the holder of such Certificate who shall thereafter be restricted exclusively to such moneys, for any claim of whatever nature on his part under this Trust Agreement or on, or with respect to, said Certificate.

       Any moneys (other than proceeds of a draw on the Bank Letter of Credit or moneys held in the Purchase Fund) so deposited with and held by the Trustee not so applied to the payment of Certificates within two
(2) years after the date on which the same shall have become due shall be paid by the Trustee to the Authority, free from the trusts created by this Trust Agreement. Thereafter, Certificateholders shall be entitled to look only to the Authority for payment, and then only to the extent of the amount so repaid by the Trustee. The Authority shall not be liable for any interest on the sums paid to it pursuant to this section and shall not be regarded as a trustee of such money.

       Section 3.14.Moneys To Be Held In Trust. All moneys required to be deposited with or paid to the Trustee under any provisions of this Trust Agreement shall be held by the Trustee in trust and shall be and remain entitled to the benefit and shall be subject to the security of this Trust Agreement and shall be applied for the purposes herein specified.


                             ARTICLE IV

                  PURCHASE PAYMENTS AND APPLICATION

       Section 4.1. Purchase Payments To Be Paid Over To Trustee. The Company has agreed and covenanted in the Amended and Restated Second Installment Sale Agreement to pay an amount equal to the Purchase Payments to the Trustee for deposit when necessary in accordance with the terms of this Trust Agreement to effect payment of the principal of, premium, if any, and interest with respect to the Certificates as the same become due.

       Section 4.2. Payments of Principal, Premium and Interest. The Trustee shall make available to the Paying Agent from the amounts paid by the Company sufficient amounts to pay the principal of, premium, if any, and interest with respect to the Certificates as the same become due and payable.

       Section 4.3. Amounts To Be Held For All Certificateholders; Certain Exceptions. The amounts paid by the Company pursuant to
Section 4.1 shall, until applied as provided in this Trust Agreement, be held by the Trustee for the benefit of the holders of all Outstanding Certificates, the Bank and the Company as herein provided, except that any portion of the said amounts representing principal, redemption price or purchase price of, and interest on, earlier prepayments of the Purchase Payments and any Certificates previously called for redemption in accordance with Article VI of this Trust Agreement or tendered (or deemed to have been tendered) for purchase in accordance with the provisions of Article XIII hereof, or previously matured, shall be held for the benefit of the holders of such Certificates only and shall not be deposited or invested pursuant to Article V hereof, notwithstanding any provision of Article V.


                              ARTICLE V

                        INVESTMENT OF MONEYS

       Section 5.1. Investment of Moneys. Subject to Sections 4.3 and 5.3, moneys in all Funds and Accounts shall be continuously invested and reinvested by the Trustee as provided in this Section 5.1 until such time or times as said moneys shall be needed for the purposes for which they were deposited. Moneys on deposit in all Funds and Accounts may be invested only in Permitted Investments; provided that (1) amounts drawn on the Bank Letter of Credit may not be invested and shall be held in cash; (2) amounts in the Revenue Fund shall not be invested in any instruments bearing a credit rating by Moody's or other Rating Agency then rating the Certificates of lesser quality than that of the Bank; and (3) any amounts held hereunder as Seasoned Funds, including such amounts held in the Seasoned Funds Account of the Debt Service Fund (including after transfer of such moneys to the Redemption Fund in accordance with Section 3.7 hereof) and all amounts held in the Purchase Fund shall be invested only in Government Obligations maturing on the earlier of the date such amounts will be needed for the purchase of Certificates or the date which is thirty (30) days after the date on which such Government Obligations were acquired; and (3) amounts in the Reserve Fund shall be invested only in Permitted Investments having a maturity of three (3) years or less. All such investments shall mature not later, nor, to the extent reasonably practicable, earlier, than the date such moneys or investment proceeds are required for the purposes of the respective Funds and Accounts. The Trustee and its affiliates may act as principal, sponsor, advisor, agent or depository with respect to investments hereunder.

       The Company may provide the Trustee with written requests regarding the investment of certain funds and the Trustee shall invest all such moneys in accordance with any such requests received by 12:00 noon Pacific Time on the day prior to any such investment; provided, however that all such investments by the Trustee shall be made subject to any limitations contained in this Trust Agreement and Trustee's fiduciary obligations. In the absence of written direction from the Company, the Trustee shall invest all moneys in money market funds as defined in clause (viii) of the definition of Permitted Investments contained in Section 1.1 hereof.

       The Trustee shall have no liability or responsibility for any loss resulting from any investment made in accordance with the provisions of this Section 5.1.

       All investments shall constitute a part of the Fund or Account from which the moneys used to acquire such investments have come. The Trustee shall sell and reduce to cash a sufficient amount of investments in a Fund or Account whenever the cash balance therein is insufficient to pay the amounts required to be paid therefrom. The Trustee may transfer investments from any Fund or Account to any other Fund or Account in lieu of cash when any transfer is required or permitted by the provisions of this Trust Agreement.

       In computing the amount in any Fund or Account, Permitted Investments purchased as an investment of moneys therein shall be valued at the then market price of such obligations, excluding any accrued interest. If the market price of such obligations is not readily available, the Trustee shall determine the value of such obligations in any reasonable manner. Amounts in the Reserve Fund shall be valued at the market value thereof at least semiannually. Any other provisions of this Section 5.1 to the contrary notwithstanding, for purposes of the arbitrage requirements under Section 148 of the Code and the Regulations, in computing the amount in any Fund or Account held by the Trustee under the provisions of this Trust Agreement, investments shall be valued at cost, except if any investment is purchased at a discount, and if the amount of interest accruing in any period is greater than the amount of interest in the prior period (thus reflecting the reinvestment of interest as principal) the amount of such discount or excess interest shall be added to the cost of the investment ratably each year over its term.

       Section 5.2. Earnings and Losses. Subject to the restrictions hereinafter set forth in this Article V, all capital gains, profits and interest earnings resulting from the investment of moneys in all Funds, including any Accounts thereof, shall be deposited into the Fund or Account from which such investments were made, and any loss of principal value resulting from the investment of moneys in any Fund or Account and any expenses incurred in making or disposing of investments shall be charged, when incurred, to such Fund or Account.

       Section 5.3. No Arbitrage. The Authority shall not take, nor permit nor suffer to be taken by the Trustee or otherwise, any action which if such action had been reasonably expected to have been taken, or had been deliberately and intentionally taken, on the date of the issuance of the Certificates would have caused the Certificates to be "arbitrage bonds" within the meaning of Section 148(a) of the Code and Regulations promulgated thereunder. To that end, the Authority will comply with all requirements of Section 148 of the Code to the extent applicable to the Certificates. The Authority shall require that the Company (and any "related person" as defined in Section 147(a) of the Code) shall not, pursuant to an arrangement, formal or informal, purchase Certificates in an amount related to the amount of the Purchase Payments payable pursuant to the Amended and Restated First Installment Sale Agreement. In the event that at any time the Authority or the Company as its agent is of the opinion that for purposes of this
Section 5.3 it is necessary to restrict or to limit the yield on the investment of any moneys held by the Trustee under this Trust Agreement, the Authority shall so instruct the Trustee in writing, and the Trustee shall take such action as may be necessary in accordance with such instructions.

       Section 5.4. Investment Limit. The Authority will not allow the amount of Gross Proceeds invested during any Certificate Year in Nonpurpose Investments with a Yield in excess of the Yield on the Certificates to exceed the lesser of 5% of the proceeds of the Certificates or $100,000. The obligations of the Authority under this
Section 5.4 are more particularly set forth in the Tax Certificate. For the purpose of this Section 5.4, capitalized terms not defined in this Trust Agreement shall have the meanings ascribed to them in the Tax Certificate.

       Section 5.5. Rebate To United States.

       (a) The Trustee shall establish and maintain a fund separate from any other fund established and maintained hereunder designated as the Rebate Fund. All money at any time deposited in Rebate Fund shall be held by the Trustee in trust, for payment to the United States Treasury.

             Annual Computation. Within 55 days of the end of each Certificate Year, the Authority shall calculate or cause to be calculated the amount of rebatable arbitrage for the Certificates to which this Section 5.5 is applicable (or the amounts of yield reduction payments), in accordance with
       Section 148 of the Code and Section 1.148-2, 3 and 5 of the Regulations for this purpose treating the last day of the applicable Certificate Year as a computation date, within the meaning of Section 1.148-(b) of the Regulations (the "Rebatable Arbitrage"). The Authority shall obtain expert advice as to the amount of the Rebatable Arbitrage to comply with this Section.

             Annual Transfer. Within 55 days of the end of each Certificate Year for which Rebatable Arbitrage must be calculated as required by the Tax Certificate for the Certificates, upon the written direction of an Authorized Authority Representative, an amount shall be deposited to the Rebate Fund by the Trustee from any funds so designated by the Authority if and to the extent required, so that the balance in the Rebate Fund shall equal the amount of Rebatable Arbitrage so calculated by or on behalf of the Authority in accordance with Subsection (a). In the event that immediately following any transfer required by the previous sentence, or the date on which the Authority determines that no transfer is required for such Certificate Year, the amount then on deposit to the credit of the Rebate Fund exceeds the amount required to be on deposit therein, upon written instructions from an Authorized Authority Representative, the Trustee shall withdraw the excess from the Rebate Fund and then credit the excess to the Revenue Fund.

             Payment to the Treasury. The Trustee shall pay, as directed in writing by an Authorized Authority Representative, to the United States Treasury, out of amounts in the Rebate Fund,

                           (X)    Not later than 60 days after the end
       of (A) the fifth Certificate Year, and (B) each applicable fifth Certificate Year thereafter, an amount equal to at least 90% of the Rebatable Arbitrage calculated as of the end of such Certificate Year with respect to the Certificates; and

                           (Y)    Not later than 60 days after the
       prepayment or redemption of all of the Certificates, an amount equal to 100% of the Rebatable Arbitrage calculated as of the end of such applicable Certificate Year, and any income attributable to the Rebatable Arbitrage, computed in accordance with Section 148(f) of the Code.

             In the event that, prior to the time of any payment required to be made from the Rebate Fund, the amount in the Rebate Fund is not sufficient to make such payment when such payment is due, the Authority shall calculate or cause to be calculated the amount of such deficiency and deposit an amount received from any legally available source equal to such deficiency prior to the time such payment is due. Each payment required to be made pursuant to this Subsection (a)(1) shall be made to the Internal Revenue Service Center, Philadelphia, Pennsylvania 19255 on or before the date on which such payment is due, and shall be accompanied by Internal Revenue Service Form 8038-T, or shall be made in such other manner as provided under the Code.

       (b) Disposition of Unexpended Funds. Any funds remaining in the Rebate Fund with respect to the Certificates after redemption and payment of the Certificates and after making the payments described in Subsection (a), may be withdrawn by the Trustee at the written direction of the Authority and utilized in any manner by the Authority.

       (c) Survival of Defeasance and Final Payment. Notwith-standing anything in this Section or this Trust Agreement to the contrary, the obligation to comply with the requirements of this Section shall survive the defeasance and final payment of any Certificates.

       (d) Amendment Without Consent of Owners. This Section 5.5 may be deleted or amended in any manner without the consent of the Owners, provided that prior to such event there is delivered to the Authority an opinion of Special Counsel to the effect that such deletion or amendment will not adversely affect the exclusion from gross income for federal income tax purposes of interest with respect to the Certificates.

       Section 5.6. Investments. Subject to the provisions of Sections 5.3, 5.4 and 5.5 hereof, the Trustee may make any and all investments permitted by the provisions of Section 5.1 hereof through its and its affiliates own investment department whether as principal, advisor, sponsor, depository or as an agent. As and when any amount invested pursuant to this Article may be needed for disbursement, the Trustee may cause a sufficient amount of such investments to be sold and reduced to cash to the credit of the applicable Fund or Account.


                             ARTICLE VI

             REDEMPTION OF CERTIFICATES BEFORE MATURITY

       Section 6.1. Limitation on Redemption. The Certificates shall be subject to redemption prior to maturity only as provided in this
Article VI.

       Section 6.2. Redemption Dates, Amounts and Prices.  The
Certificates shall be subject to redemption as follows (in each case accrued interest to the redemption date shall be paid to the Registered Owner of each Certificate as of the applicable Record Date):

             (a) in whole, on the first day for which notice of redemption can be timely given, at a price equal to the principal amount of Certificates so called for redemption, after the Trustee has accelerated the Purchase Payments or Installment Payments, as the case may be, as a result of an Event of Default under the Amended and Restated First Installment Sale Agreement or the Amended and Restated Second Installment Sale Agreement;

             (b) in whole, on the first day for which notice of redemption can be timely given, and not less than 5 days prior to the expiration of the Bank Letter of Credit in the case of a redemption pursuant to clause II(C) of this subsection (b), at a price equal to the principal amount of the Certificates called for redemption, if the Bank Letter of Credit or any Substitute Letter of Credit is then in effect, if (I) the Bank fails or refuses to honor a draw upon the Bank Letter of Credit, or
       (II)(A) within 60 days after an Act of Bankruptcy of the Bank,
       (B) within 30 days after a determination by the Trustee, based on an opinion of Counsel, that the Bank Letter of Credit is not enforceable, or (C) prior to the Conversion Date, at least 30 days prior to the expiration date of the Bank Letter of Credit, the Company does not cause to be delivered to the Trustee a Substitute Letter of Credit;

             (c) on the first Interest Payment Date for which notice of redemption can be timely given, at a price equal to the principal amount of the Certificates so called for redemption, in the event of an involuntary loss or the substantial destruction of the Project as a result of unforeseen events (e.g., fire, seizure or requisition or condemnation), in whole or in part, if and to the extent that draws on the Bank Letter of Credit are deposited into the Redemption Account in an amount equal to any amount remaining in the Insurance Proceeds Account on the dates specified in Section 3.6 hereof; in whole or in part if there were no payments of insurance or other compensation deposited in the Insurance Proceeds Account after the event giving rise to the involuntary loss or substantial destruction of the Project, if and to the extent that draws on the Bank Letter of Credit are deposited into the Redemption Account; or, in whole, from a draw on the Letter of Credit, if there were no such payments of insurance or other compensation deposited in the Insurance Proceeds Account, after the event giving rise to the total involuntary loss or total destruction of the Project and (i) within 60 days after the event giving rise to the event of loss, the Company (or following a total event of loss, the Bank or the Company) has not notified the Trustee and the Authority, in writing, that the Project can be restored within 12 months to a condition permitting the conduct of normal business operations; (ii) within 60 days after receiving any amounts as a consequence of the event of loss, the Company has not commenced to use such amounts to reconstruct the Project pursuant to the terms of the Amended and Restated First and Second Installment Sale Agreements and this Trust Agreement; and (iii) such amounts are not disbursed for the restoration of the Project within 12 months after the date of the notice from the Company referred to in clause (i) hereof;

             (d) in whole, on the first date for which notice of redemption can be given and in any event not later than five days before the expiration date of the Letter of Credit, at a redemption price equal to the principal amount of the Certificates called for redemption, after the Trustee has received written notice from the Bank that an event of default has occurred under the Reimbursement Agreement and the request that the Trustee redeem the Certificates;

             (e) in whole, on the first date for which notice of redemption can be timely given, at a price equal to the principal amount of the Certificates called for redemption, after written notice to a Responsible Officer of the Trustee of a Determination of Taxability;

             (f) with the express written consent of the Bank, in whole or in part, at a redemption price equal to the principal amount of the Certificates called for redemption, on any Interest Payment Date prior to the Conversion Date, in the event and to the extent the Purchase Payments are caused to be prepaid by the Company prior to the Conversion Date by the Company's act of voluntarily prepaying the Installment Payments in amounts sufficient to cause the prepayment of the Purchase Payments; and

             (g) on or after the Conversion Date, in whole on any date or in part on any Interest Payment Date, in the event and to the extent the Purchase Payments are caused to be prepaid by the Company's act of voluntarily prepaying the Installment Payments in amounts sufficient to cause the prepayment of the Purchase Payments on or after the Conversion Date, at a redemption price equal to the sum of the principal amount of Certificates to be redeemed plus a redemption premium, as follows:

                    (i) If on the Conversion Date there remain at least fifteen years until the Maturity Date, the Certificates may be redeemed on or after the first December 1 following the eighth anniversary of the Conversion Date, with a redemption premium commencing at two percent (2%) on such December 1, with such premium declining and being reduced by one-half of one percent (1/2 of 1%) on each anniversary of such December 1 until it reaches zero percent (0%).

                    (ii) If on the Conversion Date there remain at least ten years but less than fifteen years until the Maturity Date, the Certificates may be redeemed on or after the first December 1 following the sixth anniversary of the Conversion Date, with a redemption premium commencing at one and one-half percent (1-1/2%) on such December 1, with such premium declining and being reduced by one-half of one percent (1/2 of 1%) on each anniversary of such December 1 until it reaches zero percent (0%).

                    (iii) If on the Conversion Date there remain at least five years but less than ten years until the Maturity Date, the Certificates may be redeemed on or after the first December 1 following the fourth anniversary of the Conversion Date, with a redemption premium commencing at one percent (1%) on such December 1, with such premium declining and being reduced by one-half of one percent (1/2 of 1%) on each anniversary of such December 1 until it reaches zero percent (0%).

       If the Conversion Date is less than five years before the Maturity Date, there shall be no premium due to voluntary prepayment.

       The Trustee is hereby authorized and directed, and hereby agrees, to give notice of the call for redemption of Certificates on the earliest practicable date following the event giving rise to redemption set forth in this Section 6.2, to fix the date for any such redemption within the periods prescribed by Section 6.4 hereof.

       The Certificates are also subject to mandatory tender in the event the Company elects to have the Certificates bear interest at the Fixed Rate, all as more fully set forth in Section 2.4 hereof.

       Section 6.3. Partial Redemption. All or a portion of any Certificate may be redeemed, but only in Authorized Denominations except that a redemption in part pursuant to Section 6.2(c), (f) or (g) prior to the Conversion Date may be in an integral multiple of $5,000. If, prior to the Conversion Date, Certificates are to be redeemed in principal amounts less than $100,000, the Trustee shall select only one Certificate, by lot, to be redeemed in part in a principal amount equal to an integral multiple of $5,000. In the event that less than all of the Certificates outstanding are to be redeemed, the Trustee shall select the Certificates to be redeemed by lot. Upon surrender of any Certificate for redemption in part, the Authority shall execute and the Trustee shall authenticate and deliver to the owner thereof, at the expense of the Company, a new Certificate or Certificates of Authorized Denominations of the same maturity and in an aggregate principal amount equal to the unredeemed portion of the Certificate so surrendered.

       Section 6.4. Notice of Redemption. Except in the case of redemption prior to the Conversion Date as a result of the voluntary prepayment of the Purchase Payments, in which instance notice shall be mailed not less than 30 days prior to the date fixed for redemption, notice of redemption shall be given by the Trustee not less than twenty
(20) nor more than forty (40) days prior to the redemption date to
(i) the respective Registered Owners of the Certificates designated for redemption at their addresses appearing on the bond registration books of the Trustee by first class mail, (ii) the Securities Depository,
(iii) one or more Information Services and (iv) the Bank by first class mail. Notice of redemption to the Securities Depository and the Information Services shall be given by registered mail or overnight delivery. Each notice of redemption shall state the date of such notice, the date of delivery of the Certificates, the redemption date, the redemption price, the place or places of redemption (including the name and appropriate address or addresses of the Trustee), the CUSIP number (if any) of the maturity or maturities to be redeemed, and, if less than all of any such maturity the distinctive certificate numbers of the Certificates of such maturity to be redeemed and, in the case of Certificates to be redeemed in part only, the respective portions of the principal amount thereof to be redeemed. Each such notice shall also state that on said date there will become due and payable on each of said Certificates the redemption price thereof or of said specified portion of the principal amount thereof in the case of a Certificate to be redeemed in part only, together with interest accrued thereon to the redemption date, and that from and after such redemption date interest thereon shall cease to accrue, and shall require that such Certificates be then surrendered at the address or addresses of the Trustee specified in the redemption notice.

       Failure by the Trustee to give notice pursuant to this
Section 6.4 to any one or more of the Registered Owners of the Certificates, the Bank, and the Information Services or Securities Depository, or the insufficiency of any such notice shall not affect the sufficiency of the proceedings for redemption.

       Section 6.5. Payment Upon Redemption. Prior to each redemption date, the Trustee shall make provisions for the payment of the Certificates to be redeemed on such date by setting aside and holding in trust, or depositing in trust with any Paying Agent, an amount from the Redemption Account, or shall otherwise determine that it will have available as a result of a draw upon the Bank Letter of Credit, an amount sufficient to pay the principal represented by, the premium, if any, and interest due with respect to such Certificates. Upon presentation and surrender of any such Certificate at the Principal Office of the Trustee or any Paying Agent, as the case may be, on or after the date fixed for redemption, the Trustee or any Paying Agent shall pay the principal of and premium, if any, on such Certificate from the moneys set aside for such purpose. Interest with respect to any Certificate called for redemption maturing prior to or on the date fixed for redemption shall be payable by check to the Registered Owner of such Certificate.

       Section 6.6. Effect of Redemption. Notice of redemption having been given as provided in Section 6.4 hereof, the Certificates or portions thereof designated for redemption shall become due and payable on the date fixed for redemption and, unless the Authority defaults in the payment of amounts equal to the Purchase Payments to be prepaid and, accordingly, the principal and premium, if any, due with respect to the Certificates or portions thereof designated for redemption, such Certificates or portions thereof shall cease to bear interest from and after the date fixed for redemption whether or not such Certificates are presented and surrendered for payment on such date. If any Certificate or portion thereof called for redemption is not so paid upon presentation and surrender thereof for redemption, such Certificate or portion thereof shall continue to bear interest at the rate set forth thereon until paid or until due provision is made for the payment of same.

       Section 6.7. No Partial Redemption After Default. Anything in this Trust Agreement to the contrary notwithstanding, if there shall have occurred and be continuing an Event of Default defined in the first paragraph of Section 9.1 hereof, there shall be no redemption of less than all of the Certificates at the time Outstanding.


                             ARTICLE VII

                             [RESERVED]


                            ARTICLE VIII

                        DEFAULTS AND REMEDIES

       Section 8.1. Defaults; Events of Default. If any of the following events occurs, it is hereby defined as and declared to be and to constitute a Default or an Event of Default:

             (a) Failure to make payment of any installment of interest upon any Certificate when the same shall have become due and payable;

             (b) Failure to make due and punctual payment of the principal of or premium, if any, on any Certificate, whether at the stated maturity thereof, or upon proceedings for redemption thereof or upon the maturity thereof by acceleration;

             (c) Any material representation or warranty made in this Trust Agreement or the Certificates shall be determined to have been untrue when made or any failure by the Authority to observe and perform any covenant, condition or agreement on its part to be observed and performed under the Trust Agreement or the Certificates, other than as referred to in subsections (a),
       (b) or (d) of this Section, for a period of 60 days after written notice specifying such breach or failure and requesting that it be remedied, given to the Authority, the Bank, the Company and the Certificateholders by the Trustee or by the holders of not less than 25 percent in aggregate principal amount of the Certificates then Outstanding, unless (i) the Trustee shall agree in writing to an extension of such time prior to its expiration or (ii) if the breach or failure be such that it cannot be corrected within the applicable period, corrective action is instituted by the Authority within the applicable period and is being diligently pursued; and

             (d) Failure to pay the purchase price for the Certificates delivered pursuant to Sections 13.1 or 13.2 hereof.

       Section 8.2. Acceleration of Maturities. Upon the occurrence of an Event of Default (other than an Event of Default described in subsection (c) of Section 8.1 hereof which the Trustee, based on an opinion of Special Counsel determines will not have a material adverse effect on the security for or the Tax-exempt status of the interest due with respect to the Certificates), the Trustee shall, and in the case of an Event of Default described in subsection (c) of Section 8.1 hereof of the type described hereinabove, the Trustee shall, but only with the prior express written consent of the Bank, declare the principal represented by all of the Certificates then Outstanding, and the interest accrued thereon, to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything contained in this Trust Agreement or in the Certificates to the contrary notwithstanding.

       Upon such acceleration, the Trustee shall (i) provide the Certificateholders with a notice of such acceleration substantially in the form of a notice of redemption, as described in Section 6.4 hereof,
(ii) if the Bank Letter of Credit or any Substitute Letter of Credit is then in effect, draw on the Bank Letter of Credit as provided below and,
(iii) immediately after the Bank honors the draw upon the Bank Letter of Credit, transfer all moneys then on deposit in all of the Funds (except amounts in the Rebate Fund, the Purchase Fund, and any amounts drawn on the Bank Letter of Credit and any amounts representing Seasoned Funds to be applied to the payment of the principal represented by and interest due with respect to the Certificates or to pay expenses due under
Section 3.8 hereof) to the Bank and (iv) if the Bank Letter of Credit or any Substitute Letter of Credit is then in effect, shall take such action as is reasonably necessary to pay the Certificates out of such draw on the Bank Letter of Credit and amounts representing Seasoned Funds at the earliest possible date after providing the Certificateholders with the notice described in clause (i) of this sentence. The amount drawn under the Bank Letter of Credit shall equal the aggregate unpaid principal and interest due with respect to the Outstanding Certificates to the date of acceleration fixed by the Trustee, less the amount of any Seasoned Funds held by the Trustee hereunder which are available to pay the principal represented and interest due with respect to the Certificates. The Trustee, subject to the indemnification provisions pursuant to this Trust Agreement, also shall take whatever additional action at law or in equity may appear reasonably necessary or desirable to collect the moneys necessary to pay the principal represented by and interest due with respect to the Certificates.

       The above provisions hereof, however, are subject to the conditions that if, within 15 days after the principal of all Certificates then Outstanding shall have been so declared to be due and payable and prior to the Trustee's draw on the Bank Letter of Credit referred to hereinabove, all arrears of interest upon such Certificates, and interest on overdue installments of interest (to the extent permitted by law) at the rate of interest then in effect with respect to the Certificates, and the principal and redemption premium, if any, on all Certificates then Outstanding which shall have become due and payable otherwise than by acceleration, and all other sums payable under this Trust Agreement, except the principal represented by, and interest with respect to, the Certificates which by such declaration shall have become due and payable, shall have been paid by or on behalf of the Authority, together with the reasonable fees and actual out-of-pocket expenses of the Trustee and of the holders of such Certificates, including reasonable attorneys' fees paid or incurred, then and in every such case, but only upon receipt by the Trustee of the express prior written consent of the Bank and Certificateholders of not less than a majority in aggregate principal amount of the Certificates then Outstanding, the Trustee may annul such declaration of maturity and its consequences, which waiver and annulment shall be binding upon all Certificateholders; but no such waiver, rescission and annulment shall extend to or affect any subsequent default or impair any right or remedy consequent thereon. In the case of any such annulment, the Company, the Authority, the Bank, the Trustee and the Certificateholders shall be restored to their former positions and rights under this Trust Agreement. Notwithstanding the foregoing, the Trustee may not waive any Event of Default which consists of a breach of a covenant set forth in
Section 5.3 or 7.11 hereof or of any other covenant with respect to the Tax-exempt status of the Certificates.

       Nothing contained in this Section, however, shall be construed to allow the Trustee to permit its rights on behalf of the Certificateholders under the Bank Letter of Credit to be reduced, to lapse or otherwise be extinguished.

       Section 8.3. Application of Moneys. All moneys received by the Trustee pursuant to any right given or action taken under the provisions of this Article shall, after payment of the costs and expenses of the proceedings relating to the exercise of remedies hereunder and of the expenses, liabilities and advances incurred or made by the Trustee and its Counsel, and its outstanding fees and expenses, if any, be deposited in the Debt Service Fund and all such moneys in the Debt Service Fund shall be applied to the payment of the principal (and premium, if any) and interest then due and unpaid upon the Certificates, without preference or priority of any kind, ratably, according to the amounts due and payable on such Certificates for principal (and premium, if any) and interest, respectively, to the persons entitled thereto without any discrimination or privilege. Notwithstanding the foregoing, proceeds of a draw on the Bank Letter of Credit, Seasoned Funds and moneys being aged to become Seasoned Funds shall be used solely to pay principal, interest or redemption price of the Certificates.

       Whenever moneys are to be applied pursuant to the provisions of this Section, such moneys shall be applied at such times, and from time to time, as the Trustee shall determine. Whenever the Trustee shall apply such moneys, it shall fix the date (which shall be an Interest Payment Date unless it shall deem another date more suitable) upon which such application is to be made and upon such date interest on the amounts of principal to be paid on such date shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the deposit with it of any such moneys and of the fixing of any such date.

       Whenever all principal of, premium, if any, and interest on all Certificates have been paid under the provisions of this Section and all expenses and charges of the Trustee in accordance with Section 9.2 have been paid, any balance remaining in the Debt Service Fund shall be paid to the Bank as provided in Section 3.11 hereof, subject to the restrictions set forth in Section 3.11.

       Section 8.4. Trustee to Represent Certificateholders. The Trustee is hereby irrevocably appointed (and the successive respective Certificateholders, by taking and holding the same, shall be conclusively deemed to have so appointed the Trustee) as trustee and true and lawful attorney-in-fact of the Certificateholders for the purpose of exercising and prosecuting on their behalf such rights and remedies as may be available to such Certificateholders under the provisions of the Certificates and this Trust Agreement, as well as under the applicable provisions of any other law. Upon the occurrence and continuance of any Event of Default or other occasion giving rise to a right in the Trustee to represent the Certificateholders of which a Responsible Officer has received notice, the Trustee in its discretion may, and upon the written request of the Certificateholders of not less than 25 percent in aggregate principal amount of the Certificates then Outstanding, and upon being indemnified to its satisfaction therefor, shall, proceed to protect or enforce its rights or the rights of such Certificateholders by such appropriate suit, action, mandamus or other proceedings as it shall deem most effectual to protect and enforce any such right, at law or in equity, either for the specific performance of any covenant or agreement contained herein, or in aid of the execution of any power herein granted, or for the enforcement of any other appropriate legal or equitable right or remedy vested in the Trustee or in such Certificateholders under this Trust Agreement or any other law; and upon instituting such proceeding, the Trustee shall be entitled, as a matter of right, to the appointment of a receiver of the Revenues and other assets pledged under this Trust Agreement, pending such proceedings.

       All rights of action under this Trust Agreement or the Certificates or otherwise may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceedings relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in the name of the Trustee for the benefit and protection of all the Certificateholders, subject to the provisions of this Trust Agreement.

       In addition, the Trustee may, without the consent of the Authority or the Company, after giving them written notice of any intended action, exercise any and all remedies afforded the Authority under the Company Loan Documents in its name or the name of the Authority.

       Section 8.5. Certificateholders' Direction of Proceedings. Anything in this Trust Agreement to the contrary notwithstanding, the Certificateholders of a majority in aggregate principal amount of the Certificates then Outstanding shall have the right, by an instrument or concurrent instruments in writing executed and delivered to the Trustee, to direct the method of conducting all remedial proceedings taken by the Trustee hereunder, provided that such direction shall not be otherwise than in accordance with law and the provisions of this Trust Agreement, and that the Trustee shall have the right to decline to follow any such direction which in the opinion of the Trustee would be unjustly prejudicial to Certificateholders not parties to such direction or result in liability for the Trustee. In rendering such opinion, the Trustee may rely on the opinion of Counsel.

       Section 8.6. Limitation on Certificateholders' Right to Sue.
No Certificateholder shall have the right to institute any suit, action or proceeding at law or in equity, for the protection or enforcement of any right or remedy under this Trust Agreement or any other applicable law with respect to such Certificate, unless (A) such Certificateholder shall have given to the Trustee written notice of the occurrence of an Event of Default; (B) the Certificateholders of not less than 25 percent in aggregate principal amount of the Certificates then Outstanding shall have made written request upon the Trustee to exercise the powers hereinbefore granted or to institute such suit, action or proceeding in its own name; (C) such Certificateholder or said Certificateholders shall have tendered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; and (D) the Trustee shall have refused or omitted to comply with such request for a period of 60 days after such written request shall have been received by, and said tender of indemnity shall have been made to, the Trustee.

       Such notification, request, tender of indemnity and refusal or omission are hereby declared, in every case, to be conditions precedent to the exercise by any Certificateholder of any remedy hereunder or under law; it being understood and intended that no one or more Certificateholders shall have any right in any manner whatever by its or their action to affect, disturb or prejudice the security of this Trust Agreement or the rights of any other Certificateholders, or to enforce any right under this Trust Agreement, or other applicable law with respect to the Certificates, except in the manner herein provided, and that all proceedings at law or in equity to enforce any such right shall be instituted, had and maintained in the manner herein provided and for the benefit and protection of all owners of Outstanding Certificates, subject to the provisions of this Trust Agreement. Nothing in this Trust Agreement, however, affects or impairs the right of any Certificateholder to enforce the payment of the principal of, premium, if any, and interest on any Certificate at or after the maturity thereof, or the obligation of the Authority to cause to be paid the principal of, premium, if any, and interest on each of the Certificates issued under the Trust Agreement to the respective holders thereof at the time and place, from the sources and in the manner expressed in the Certificates and in the Trust Agreement.

       Section 8.7. Limited Obligation of Authority.  Nothing in
Section 8.6 or in any other provision of this Trust Agreement, or in the Certificates, contained shall affect or impair the obligation of the Authority, which is absolute and unconditional, to pay the principal or redemption price of and interest on the Certificates to the respective Certificateholders of the Certificates at their respective dates of maturity, or upon call for redemption, as herein provided, but only out of the prepayments and payments of Purchase Payments and other assets herein pledged therefor, or affect or impair the right of such Certificateholders, which is also absolute and unconditional, to enforce such payment by virtue of the contract embodied in the Certificates.

       Section 8.8. Termination of Proceedings. In case any proceedings taken by the Trustee or any one or more Certificateholders on account of any Event of Default shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee or the Certificateholders, then in every such case the Authority, the Trustee and the Certificateholders, subject to any determination in such proceedings, shall be restored to their former positions and rights hereunder, severally and respectively, and all rights, remedies, powers and duties of the Authority, the Trustee and the Certificateholders shall continue as though no such proceedings had been taken.

       Section 8.9. Remedies Not Exclusive. No remedy herein conferred upon or reserved to the Trustee or to the Certificateholders is intended to be exclusive of any other remedy or remedies, and each and every such remedy, to the extent permitted by law, shall be cumulative and in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

       Section 8.10.No Waiver of Default. No delay or omission of the Trustee or of any Certificateholder to exercise any right or power arising upon the occurrence of any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein; and every power and remedy given by this Trust Agreement to the Trustee or to the Certificateholders may be exercised from time to time and as often as may be deemed expedient.

       Section 8.11.Waivers of Events of Default. Except as otherwise provided in Section 8.2, the Trustee in its discretion may or, with the written request of the holders of not less than a majority in aggregate principal amount of all Certificates outstanding, shall waive any Event of Default hereunder and rescind its consequences, provided that the Bank Letter of Credit is then in full force and effect and is fully reinstated as to the principal amount of Certificates Outstanding and the 38 days' of interest thereon. In the case of any such waiver and rescission, the Authority, the Trustee, the Bank and the Certificateholders shall be restored to their former positions and rights hereunder, respectively, but no such waiver and rescission shall extend to any subsequent or other default, or impair any right consequent thereon. All waivers under this Trust Agreement shall be in writing and a copy thereof shall be delivered to the Authority, the Bank and to the Company.


                             ARTICLE IX

                  THE TRUSTEE AND THE PAYING AGENT

       Section 9.1. Appointment, Duties, Immunities and Liabilities of Trustee and Paying Agent.

             (a) The Authority hereby appoints First Trust of California, National Association as Trustee and principal Paying Agent and designates the Principal Office of the Trustee as the principal place of payment for the Certificates, such appointment and designation to remain in effect until notice of change is filed with the Trustee. The Trustee shall perform such duties and only such duties as are specifically set forth in this Trust Agreement and the Amended and Restated First and Second Installment Sale Agreements. The Trustee shall, during the existence of any Event of Default (which has not been cured), exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in their exercise, as a reasonable person would exercise or use under the circumstances in the conduct of such person's own affairs.

             (b) With the consent of the Bank, the Authority may remove the Trustee at any time, upon thirty (30) days prior written notice unless an Event of Default shall have occurred and then be continuing, and shall remove the Trustee if at any time requested to do so by an instrument or concurrent instruments in writing signed by the Certificateholders of not less than a majority in aggregate principal amount of the Certificates then Outstanding (or their attorneys duly authorized in writing) or if at any time the Trustee shall cease to be eligible in accordance with subsection (e) of this Section, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or its property shall be appointed, or any public officer shall take control or charge of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; in each case by giving written notice of such removal to the Trustee and the Bank, and thereupon shall appoint a successor Trustee by an instrument in writing.

             (c) The Trustee may at any time resign by giving written notice of such resignation to the Authority, the Company and the Bank, by registered or certified mail, and by giving the Certificateholders notice of such resignation by publication at least once in a Financial Newspaper or Journal. Upon receiving such notice of resignation, the Authority shall promptly, following consultation with the Company, appoint a successor Trustee by an instrument in writing.

             (d) Any removal or resignation of the Trustee and appointment of a successor Trustee shall become effective upon acceptance of appointment by the successor Trustee and upon transfer of the Letter of Credit to the successor Trustee in accordance with its terms. Promptly upon such acceptance, the Authority shall give notice thereof to the Certificateholders by publication at least once in a Financial Newspaper or Journal and to the Company and the Bank in writing. If no successor Trustee shall have been appointed and have accepted appointment within thirty (30) days of giving notice of removal or notice of resignation as aforesaid, the resigning Trustee or any Certificateholder (on behalf of himself and all other Certificateholders) may petition any court of competent jurisdiction for the appointment of a successor Trustee, and such court may thereupon, after such notice (if any) as it may deem proper, appoint such successor Trustee. Any successor Trustee appointed under this Trust Agreement shall signify its acceptance of such appointment by executing and delivering to the Authority and to its predecessor Trustee a written acceptance thereof, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become vested with all the moneys, estates, properties, rights, powers, trusts, duties and obligations of such predecessor Trustee, with like effect as if originally named Trustee herein; but, nevertheless at the request of the Authority or the request of the successor Trustee, such predecessor Trustee shall execute and deliver any and all instruments of conveyance or further assurance and do such other things as may reasonably be required for more fully and certainly vesting in and confirming to such successor Trustee all the right, title and interest of such predecessor Trustee in and to any property held by it under this Trust Agreement and shall pay over, transfer, assign and deliver to the successor Trustee any money or other property subject to the trusts and conditions herein set forth. Upon request of the successor Trustee, the Authority shall execute and deliver any and all instruments as may be reasonably required for more fully and certainly vesting in and confirming to such successor Trustee all such moneys, estates, properties, rights, powers, trusts, duties and obligations. The Trustee's rights to indemnity and to payment of its fees and expenses shall survive the Trustee's resignation or removal and final payment or defeasance of the Certificates.

             (e)    Any Trustee appointed under the provisions of this
Section in succession to the Trustee shall be a trust company or bank or national banking association having the powers of a trust company within or without the State, duly authorized to accept and execute trusts of the character herein set forth, having a combined capital and surplus of at least fifty million dollars ($50,000,000), and subject to supervision or examination by federal or state authority. If such bank or trust company publishes a report of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority above referred to, then for the purpose of this Section the combined capital and surplus of such bank or trust company or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this subsection (e), the Trustee shall resign immediately in the manner and with the effect specified in this Section.

             (f) Any company into which the Trustee may be merged or converted or with which it may be consolidated or any company resulting from any merger, conversion or consolidation to which it shall be a party or any company to which the Trustee may sell or transfer all or substantially all of its corporate trust business, provided such company shall be eligible under subsection (e) of this Section, shall be the successor to such Trustee without the execution or filing of any paper or any further act, anything herein to the contrary notwithstanding.

             (g) The Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents, receivers or employees. The Trustee shall have no liability for its agents and attorneys appointed with due care. Neither the Remarketing Agent nor the Bank shall be considered agents of the Trustee for any purpose and the Trustee shall not be responsible for compliance by either of them with their respective obligations in connection with the transactions contemplated by this Trust Agreement. The Trustee shall be entitled to advice of counsel in connection with all matters concerning the trust hereof and duties of the Trustee hereunder, and in all cases may pay and be reimbursed for such reasonable compensation to all such attorneys, agents, receivers and employees as may reasonably be employed in connection with the trust hereof. The Trustee may act upon the opinion or advice of any attorneys, accountants and consultants approved by the Trustee in the exercise of reasonable care. The Trustee shall not be responsible for any loss or damage resulting from any action or nonaction exercised reasonably and in good faith in reliance on such opinion or advice.

             (h)    The right of the Trustee to perform any
discretionary act enumerated in this Trust Agreement or the Amended and Restated First and Second Installment Sale Agreements shall not be construed as a duty.

             (i) At all reasonable times the Trustee and its duly authorized agents, accountants, attorneys, and experts, shall have the right to inspect fully all books, papers and records of the Authority relating to the Certificates, and to take such photocopies and memoranda therefrom and in regard thereto as may be desired.

             (j) The Trustee shall not be required to give any bond or surety in respect to the execution of the trust created hereby or the powers granted hereunder.

             (k)    Reserved.

             (l) The Trustee shall not be responsible for calculation of any interest rate with respect to any of the Certificates, and shall be fully protected in relying upon, interest rate calculations submitted to the Trustee by the Remarketing Agent.

             (m) The Trustee shall not be required to take notice of or be deemed to have taken notice of any Event of Default hereunder except (i) failure by the Authority to cause to be made any payments referred to in Section 8.1(a) or (b) hereof, or (ii) any Event of Default of which a Responsible Officer of the Trustee has actual knowledge, unless a Responsible Officer of the Trustee shall be specifically notified in writing of such Event of Default by or on behalf of the Authority or the Owners of at least 25% in aggregate principal amount of the Certificates then Outstanding.

             (n) No provision of this Trust Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights and powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

             (o) The Trustee makes no representations as to and shall have no responsibility for the sufficiency of the insurance on the Project. The Trustee shall have no responsibility for the monitoring, renewing or receiving any insurance or document related thereto.

             (p) All moneys received by the Trustee or any Paying Agent shall, until used or applied or invested as herein provided, be held in trust for the purposes for which they were received and shall not be commingled with the general funds of the Trustee or any Paying Agent.

             (q) The immunities and protections from liability granted to the Trustee hereunder shall extend to its directors, officers and employees.

       Section 9.2. Fees, Charges and Expenses of Trustee, Tender
Agent and Paying Agent. The Trustee, the Tender Agent and any Paying Agent shall be entitled to payment and/or reimbursement from the Authority, but only out of funds made available from the Company, for reasonable fees for its Ordinary Services rendered hereunder and all advances, counsel fees and other Ordinary Expenses reasonably and necessarily made or incurred by the Trustee, the Tender Agent and any Paying Agent, in connection with such Ordinary Services hereunder and, in the event that it should become necessary that the Trustee, the Tender Agent or any Paying Agent perform Extraordinary Services, it shall be entitled to reasonable extra compensation therefor from the Company, and to reimbursement from the Company for reasonable and necessary Extraordinary Expenses in connection therewith; provided, that if such Extraordinary Services or Extraordinary Expenses are occasioned by the negligence or willful misconduct of the Trustee, the Tender Agent or any Paying Agent, as the case may be, the responsible party shall not be entitled to compensation or reimbursement therefor, and provided further that such payment, compensation and reimbursement shall be made only from the Revenues (other than draws under the Bank Letter of Credit, Seasoned Funds, moneys being aged to become Seasoned Funds and moneys held in the Purchase Fund) as herein provided or moneys received from the Company. The Trustee shall be entitled to payment and reimbursement from the Company for the reasonable fees and charges of the Trustee as Certificate Registrar for the Certificates. The Trustee's rights to receive compensation and reimbursement of expenses under this Section and under applicable provisions of the Amended and Restated First and Second Installment Sale Agreements shall be secured by a lien on the Trust Estate (other than proceeds of a draw on the Letter of Credit, the Rebate Fund, the Purchase Fund, Seasoned Funds and moneys being aged to become Seasoned Funds), which lien shall be subordinate to the lien in favor of the Certificateholders for payment of the principal of, premium, if any, and interest with respect to the Certificates (except after an Event of Default when such lien of Trustee shall have the first priority). The Company agrees to indemnify and save harmless the Trustee against any liabilities which the Trustee may incur in the exercise and performance of its powers and duties hereunder and under any other agreement referred to herein which are not due to the Trustee's negligence or willful misconduct, and for any reasonable fees and actual out-of-pocket expenses of the Trustee to the extent exceeding funds available under this Trust Agreement for the payment thereof. The Trustee shall be entitled to interest on all advances at the maximum rate permitted by law.

       Section 9.3. Liability of Trustee. The recitals of facts herein and in the Certificates contained shall be taken as statements of the Authority, and the Trustee assumes no responsibility for the correctness of the same, and makes no representations as to the validity or sufficiency of this Trust Agreement or of the Certificates, and shall incur no responsibility in respect thereof, other than in connection with the duties or obligations herein or in the Certificates assigned to or imposed upon it. The Trustee shall, however, be responsible for its representations contained in its certificate of authentication on the Certificates. The Trustee shall not be liable in connection with the performance of its duties hereunder except for its own negligence or willful misconduct. The Trustee may become the owner of Certificates with the same rights it would have if it were not Trustee, and, to the extent permitted by law, may act as depository for and permit any of its officers or directors to act as a member of, or in any other capacity with respect to, any committee formed to protect the rights of Certificateholders, whether or not such committee shall represent the Certificateholders of a majority in principal amount of the Certificates then Outstanding. The Trustee makes no representation or warranty with respect to and has made no independent investigation concerning the compliance of the Project with the Act (as defined in the Amended and Restated First Installment Sale Agreement), the Tax-exempt status of the interest on the Certificates, or the validity or sufficiency of the Bank Letter of Credit. The Trustee assumes no responsibility with respect to any information, statement, or recital in any offering memorandum or other disclosure material prepared or distributed with respect to the Certificates.

       Section 9.4. Right of Trustee to Rely on Documents.  The
Trustee shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Trustee may consult with counsel, who may be counsel of or to the Authority, with regard to legal questions, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance therewith.

       The Trustee shall not be bound to recognize any person as the Owner of a Certificate unless and until such Certificate is submitted for inspection, if required, and the person's title thereto satisfactorily established, if disputed.

       Whenever in the administration of the trusts imposed upon it by this Trust Agreement the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate of the Authority, and such certificate shall be full warrant to the Trustee for any action taken or suffered in good faith under the provisions of this Trust Agreement in reliance upon such certificate, but in its discretion the Trustee may, in lieu thereof, accept other evidence of such matter or may require such additional evidence as it may deem reasonable.

       Section 9.5. Intervention By Trustee. In any judicial proceedings to which the Authority is a party and which in the opinion of the Trustee and its Counsel has a substantial bearing on the interest of owners of the Certificates, the Trustee may in its discretion intervene on behalf of Certificateholders and, upon being indemnified to its satisfaction therefor, shall do so if requested in writing by the owners of a majority in aggregate principal amount of all Certificates then Outstanding.

       Section 9.6. Designation and Successor of Paying Agent;
Agreement with Paying Agent. The Trustee and the Tender Agent shall be Paying Agents for the Certificates. The Trustee, following consultation with the Company, may remove or replace the Tender Agent as Paying Agent and any subsequent Paying Agent by written notice, which removal or replacement shall not require any consents or approvals. The Trustee shall notify all registered Certificateholders by mail of and upon appointment, removal or replacement of the Paying Agent, such notice to include the name and address of the then appointed Paying Agent, if any.

       Any bank or trust company with or into which any Paying Agent may be merged or consolidated, or to which the assets and business of such Paying Agent may be sold, shall be deemed the successor of such Paying Agent for the purposes of this Trust Agreement. If the position of Paying Agent shall become vacant for any reason, the Authority, following consultation with the Company, may appoint a commercial bank or trust company located in the same city as such Paying Agent to fill such vacancy. The Paying Agent shall enjoy the same protective provisions in the performance of its duties hereunder as are specified in Sections 9.2, 9.3 and 9.4 hereof with respect to the Trustee insofar as such provisions may be applicable.

       Section 9.7. Foreclosure on Deed of Trust. Notwithstanding anything in the Trust Agreement or the Deed of Trust to the contrary, the Trustee shall not be required to initiate foreclosure proceedings with respect to the Project, and shall not otherwise be required to acquire possession of, or take other action with respect to the Project which could cause it to be, considered an "owner" or "operator" as described below, unless:

             (a) the Trustee has sought and received an opinion of counsel rendered by counsel independent of the Company to the effect that the Trustee would not by such initiation, acquisition or other action be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Project within the meaning of the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended from time to time, or any other law dealing with the environmental matters or hazardous substances (collectively, "Environmental Laws"); or

             (b) the Trustee has sufficient comfort, based on previous determinations by experts on which Trustee can rely, including an environmental report, that:

                           (A)    the Project is in compliance with
       Environmental Laws or, if not, that it would nevertheless be in the best economic interest of the Trustee and the Certificateholders to take such actions as are necessary for the Project to comply therewith;

                           (B)    there are no circumstances present
       at the Project relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials in violation of applicable laws for which investigation, testing, monitoring, contaminant, clean up or remedial action could be required under any Environmental Laws, or that if any such materials are present for which such action could be required, that it would be nevertheless in the best economic interest of the Trustee and the Certificateholders to take such actions with respect to the Project;

                           (C)    if the Trustee has determined that
       it would be in the best economic interest of the Trustee and the Certificateholders, the Trustee must be satisfied that it will suffer no unreimbursed liabilities and will be adequately reimbursed for all liabilities, expenses and costs from available funds in Trustee's possession and control; and

                           (D)    if the Trustee has determined that
       it would be in the best economic interest of the Trustee and the Certificateholders to take any such action and its aforementioned liabilities, expenses and costs are adequately reimbursed, the Trustee has so notified the Certificateholders and has not received, within thirty (30) days of such notification, instructions from the Certificateholders of 66-2/3% or more in principal amount of the then Outstanding Certificates directing it not to take such action.


                              ARTICLE X

       MODIFICATION OF THIS TRUST AGREEMENT AND THE AGREEMENT

       Section 10.1.Limitations. Neither this Trust Agreement nor the Amended and Restated First or Second Installment Sale Agreement shall be modified or amended in any respect subsequent to the first execution and delivery of the Certificates except as provided in and in accordance with and subject to the provisions of this Article X.

       Section 10.2.Supplemental Trust Agreement without Consent of Registered Owners. The Authority, Trustee and Company may, from time to time and at any time, without the consent of or notice to the Registered Owners, but subject to the provisions of Section 10.5 hereof, enter into Supplemental Trust Agreements as follows:

             (a) to cure any formal defect, omission, inconsistency or ambiguity in this Trust Agreement:

             (b) to grant to or confer or impose upon the Trustee, the Registrar or the Paying Agent for the benefit of the Registered Owners any additional rights, remedies, powers, authority, security, liabilities or duties which may lawfully be granted, conferred or imposed and which are not contrary to or inconsistent with this Trust Agreement as theretofore in effect, provided that no such additional liabilities or duties shall be imposed upon the Trustee, the Registrar or the Paying Agent without their respective consents;

             (c) to add to the covenants and agreements of, and limitations and restrictions upon, the Authority and the Company in this Trust Agreement other covenants, agreements, limitations and restrictions to be observed by the Authority which are not contrary to or inconsistent with this Trust Agreement as theretofore in effect;

             (d) to confirm, as further assurance, any pledge under, and the subjection to any claim, lien or pledge created or to be created by, this Trust Agreement, of payments made or to be made under the Amended and Restated First or Second
       Installment Sale Agreement or of any other moneys, securities or funds;

             (e) to authorize a different denomination or denominations of the Certificates and to make correlative amendments and modifications to this Trust Agreement regarding exchangeability of Certificates of different denominations, redemptions of portions of Certificates of particular denominations and similar amendments and modifications of a technical nature;

             (f)    to comply with the requirements of the Trust
       Agreement Act of 1939, as from time to time amended; and

             (g) to modify, alter, amend or supplement this Trust Agreement in any other respect which is not materially adverse to the Registered Owners and which does not involve a change described in clause (i), (ii), (iii) or (iv) of Section 10.3(a) hereof and which, in the judgment of the Trustee, is not to the prejudice of the Trustee; and

       Before the Authority, Trustee and Company shall enter into any Supplemental Trust Agreement pursuant to this Section 10.2, there shall have been delivered to the Trustee an opinion of Special Counsel stating that such Supplemental Trust Agreement is authorized or permitted by this Trust Agreement, complies with its terms, will, upon the execution and delivery thereof, be valid and binding upon the Authority and the Company in accordance with its terms and will not adversely affect the exemption from federal income taxation of interest on the Certificates.

       Section 10.3.Supplemental Trust Agreement With Consent of Registered Owners and the Bank.
             (a) Except for any Supplemental Trust Agreement entered into pursuant to Section 10.2 hereof, subject to the terms and provisions contained in this Section 10.3 and not otherwise, but subject to the provisions of Section 10.5 hereof, the Registered Owners of not less than 60% in aggregate principal amount of the Certificate then Outstanding with the consent of the Bank shall have the right from time to time to consent to and approve the execution and delivery by the Authority, Trustee and Company of any Supplemental Trust Agreement deemed necessary or desirable by the Authority and the Company for the purposes of modifying, altering, amending, supplementing or rescinding, in any particular, any of the terms or provisions contained in this Trust Agreement; provided, however, that, unless approved in writing by the Registered Owners of all the Certificates then Outstanding and affected thereby nothing herein contained shall permit, or be construed as permitting, (i) a change in the times, amount or currency of payment of the principal of or interest on any Outstanding Certificate, a change in the terms of the purchase thereof by the Remarketing Agent or the Paying Agent, or a reduction in the principal amount or redemption price of any Outstanding Certificate or the rate of interest thereon, or (ii) the creation of a claim or lien upon, or a pledge of, the payments under the Amended and Restated First or Second Installment Sale Agreement ranking prior to or on a parity with the claim, lien or pledge created by this Trust Agreement (except as referred to in Section 10.4 hereof), or (iii) a preference or priority of any Certificate or Certificates over any other Certificate or Certificates, or (iv) a reduction in the aggregate principal amount of Certificates the consent of the Registered Owners of which is required for any Supplemental Trust Agreement or which is required, under Section 10.7 hereof, for any modification, alteration, amendment or supplement to the Amended and Restated First or Second Installment Sale Agreement.

             (b) If at any time the Authority and the Company shall request the Trustee to enter into any Supplemental Trust Agreement for any of the purposes of this Section 10.3, the Trustee shall cause notice of the proposed Supplemental Trust Agreement to be given by mail to all Registered Owners of outstanding Certificates appearing on the list kept on file by the registrar pursuant to Section 2.9. Such notice shall briefly set forth the nature of the proposed Supplemental Trust Agreement and shall state that a copy thereof is on file at the office of the Trustee for inspection by all Registered Owners.

             (c)    Within two years after the date of the first
Notice by Mail, the Authority, Trustee and Company may enter into such Supplemental Trust Agreement in substantially the form described in such notice, but only if there shall have first been delivered to the Trustee
(i) the required consents, in writing, of Registered Owners and the Bank, and (ii) an opinion of Special Counsel stating that such Supplemental Trust Agreement is authorized or permitted by this Trust Agreement, complies with its terms and, upon the execution and delivery thereof, will be valid and binding upon the Authority and the Company in accordance with its terms and will not adversely affect the exemption from federal income taxation of interest of Certificates.

             (d) If Registered Owners of not less than the percentage of Certificates required by this Section 10.3 shall have consented to and approved the execution and delivery thereof as herein provided, no Registered Owner shall have any right to object to the execution and delivery of such Supplemental Trust Agreement, or to object to any of the terms and provisions contained therein or the operation thereof, or in any manner to question the propriety of the execution and delivery thereof, or to enjoin or restrain the Authority, Trustee or Company from executing and delivering the same or from taking any action pursuant to the provisions thereof.

       The Trustee shall furnish written notice of any Supplemental Trust Agreement to Moody's.

       Section 10.4.Effect of Supplemental Trust Agreement. Upon the execution and deliver of any Supplemental Agreement pursuant to the provisions of this Article X, this Trust Agreement shall be, and be deemed to be, modified and amended in accordance therewith, and the respective rights, duties and obligations under this Trust Agreement of the Authority, the Trustee, the Company and all Registered Owners of Certificates then outstanding shall thereafter be determined, exercised and enforced under this Trust Agreement subject in all respects to such modifications and amendments.

       Section 10.5.Consent of Bank and Company Required. Anything herein to the contrary notwithstanding, a Supplemental Trust Agreement under this Article X shall not become effective unless and until the Company and the Bank shall have consented to such Supplemental Trust Agreement.

       Section 10.6.Amendments to Agreements not Requiring Consent of Registered Owners. The Authority, the Company, and the Trustee shall without the consent of or notice to the Registered Owners, consent to any amendment, change or modification of the Amended and Restated First and Second Installment Sale Agreements as may be required (i) by the provisions of the Amended and Restated First and Second Installment Sale Agreements and this Trust Agreement, (ii) for the purpose of curing any ambiguity or formal defect or omission in the Amended and Restated First and Second Installment Sale Agreements, (iii) so as to identify the Project more precisely or to substitute or add additional improvements or equipment to the Project or additional rights or interests in property acquired in accordance with the provisions of said Agreements,
(iv) to enter into an agreement or agreements supplemental hereto as provided in Section 10.2 hereof, or (v) in connection with any other change therein which, in the judgment of the Trustee, is not to the prejudice of the Trustee or the Registered Owners.

       Before the Authority and the Company shall enter into, and the Trustee shall consent to, any amendment change or modification pursuant to this Section 10.6, there shall have been delivered to the Authority, the Trustee and the Company (i) the written consent of the Bank and (ii) an opinion of Special Counsel stating that such amendment, change or modification is authorized or permitted by this Trust Agreement, complies with its terms, will, upon the execution and delivery thereof, be valid and binding upon the Authority and the Company, as the case may be, in accordance with its terms and will not adversely affect the exemption of interest on the Certificates from federal income taxation.

       Section 10.7.Amendments to the Amended and Restated First and Second Installment Sale Agreements Requiring Consent of Registered Owners and the Bank. Except for the amendments, changes or modifications as provided in Section 10.6 hereof, neither the Authority, the Company nor the Trustee shall consent to any other amendment, change or modification of the Amended and Restated First or Second Installment Sale Agreements (the Agreements") without Notice by Mail and receipt of the express written consent of the Bank and the Registered Owners of not less than 60% in aggregate principal amount of the Certificates at the time Outstanding given as in this Section 10.7 provided, provided that the consent of the Registered Owners of all Certificates Outstanding is required for any amendment, change or modification of either Agreement that would permit the termination or cancellation of either Agreement or a reduction in or postponement of the payments under either Agreement or any change in the provisions relating to the payments thereunder. If at any time the Authority and the Company shall request the consent of the Trustee to any such proposed amendment, change or modification of said Agreements, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice to be given of such proposed amendment, change or modification in the same manner as provided by
Section 10.3 hereof with respect to Supplemental Trust Agreements. Such notice shall briefly set forth the nature of such proposed amendment, change or modification, and shall state that copies of the instrument embodying the same are on file at the Principal Office of the Trustee for inspection by all Registered Owners. The Authority and the Company may enter into, and the Trustee may consent to, any such proposed amendment, change or modification subject to the same conditions and with the same effect as provided in Section 10.3 hereof with respect to Supplemental Trust Agreements. The Trustee shall furnish written notice of any amendment to either Agreement to Moody's.


                             ARTICLE XI

                          GENERAL COVENANTS

       Section 11.1.Payment of Principal, Premium, if any, and Interest. The Trustee, in its capacity as Trustee hereunder, covenants that it will promptly pay the principal of, premium, if any, and interest with respect to every Certificate executed and delivered under this Trust Agreement at the place, on the dates and in the manner provided herein and in said Certificates according to the true intent and meaning thereof, but solely from the amounts pledged therefor which are from time to time held by the Trustee under Article III hereof in the Revenue Fund. The principal represented by, premium, if any, and interest due with respect to the Certificates are payable by the Trustee solely from the amounts to be paid to it under the Amended and Restated First Installment Sale Agreement and otherwise as provided herein and in the Amended and Restated First Installment Sale Agreement, which amounts are hereby specifically pledged to the payment thereof in the manner and to the extent herein specified, and nothing in the Certificates or in this Trust Agreement shall be construed as pledging any other funds or assets of the Trustee or the Authority. The Authority covenants to perform all obligations and duties imposed on it under the Amended and Restated First Installment Sale Agreement and to cooperate with the Trustee in enforcing the Amended and Restated Second Installment Sale Agreement against the Company in accordance with its terms. Neither the State nor the Authority nor any political subdivision of the State shall in any event be liable for the payment of the Purchase Payments or the principal represented by, premium, if any, or interest due with respect to any of the Certificates or for the performance of any pledge, obligation or agreement undertaken by the Authority or the Trustee except to the extent that moneys pledged herein are sufficient therefor.

       Neither the faith and credit nor the taxing power of the Authority is pledged to the payment of the principal represented by, premium, if any, or interest due with respect to Purchase Payments or the Certificates, nor is the Authority in any manner obligated to make any appropriation for payment of the Certificates.

       No member or officer of the Authority or the Trustee or any persons executing the Certificates shall, in any event, be subject to any personal liability or accountability by reason of the execution and delivery of the Certificates.

       Section 11.2.Performance of Covenants; Trustee and Authority.
The Authority and the Trustee covenant that they will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions on their part contained in this Trust Agreement and in the Amended and Restated First Installment Sale Agreement, in any and every Certificate executed and delivered hereunder and in all of the proceedings pertaining hereto. The Authority covenants that it is duly authorized under the Constitution and laws of the State to execute the Amended and Restated First Installment Sale Agreement and to execute this Trust Agreement, to assign the Amended and Restated Second Installment Sale Agreement and the Deed of Trust and the Assignment of Leases and to pledge the amounts to be paid under the Amended and Restated Second Installment Sale Agreement and other amounts hereby pledged in the manner and to the extent herein set forth, that all action on its part in connection therewith and the execution and delivery of this Trust Agreement has been duly and effectively taken.

       Section 11.3.Instruments of Further Assurance. The Authority and the Company will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such resolutions supplemental hereto and such further acts, instruments and transfers as the Trustee may reasonably require for the better assuring, transferring, conveying, pledging, assigning and confirming unto the Trustee all and singular the amounts pledged hereby to the payment of the Purchase Payments and the principal of, premium, if any and interest on the Certificates. The Authority, except as herein and in the Amended and Restated Second Installment Sale Agreement provided, will not sell, convey, mortgage, encumber or otherwise dispose of any part of the Project, the amounts, revenues and receipts payable under the Amended and Restated Second Installment Sale Agreement or its rights under the Amended and Restated Second Installment Sale Agreement.

       Section 11.4.Recording and Filing. The Company covenants that it will cause all financing statements related to this Trust Agreement and all supplements thereto and the Amended and Restated First and Second Installment Sale Agreements and all supplements thereto, as well as such other security agreements, assignments, financing statements and all supplements thereto and other instruments as may be required from time to time to be kept, to be recorded and filed in such manner and in such places as may from time to time be required by law in order to preserve and protect fully the security of the Registered Owners of the Certificates and the rights of the Trustee hereunder, and to take or cause to be taken any and all other action necessary to perfect the security interest and lien created by this Trust Agreement.

       Section 11.5.Inspection of Project Books. All books and records in the Authority's possession relating to the Project and the amounts derived from the Project shall at all reasonable times be open to inspection by such accountants or other agencies as the Trustee may from time to time designate.

       Section 11.6.List of Registered Owners. The Trustee will keep on file a list of the names and addresses of all Registered Owners of all Certificates as from time to time registered on the registration books maintained by the Trustee as Registrar, together with the principal amount and numbers of such Certificates. The Trustee shall be under no responsibility with regard to the accuracy of said list. At reasonable times and under reasonable regulations established by the Trustee, said list may be inspected and copied by the Company or by Registered Owners (or a designated representative thereof) of twenty-five percent (25%) or more in principal amount of Certificates then Outstanding, such ownership and the authority of such designated representative to be evidenced to the satisfaction of Trustee.

       Section 11.7.Rights Under Agreements. The Amended and Restated First and Second Installment Sale Agreements, duly executed counterparts of which have been filed with the Trustee, set forth the covenants and obligations of the Authority and the Company, including provisions that subsequent to the execution, sale and delivery of Certificates and prior to their payment in full or provision for payment thereof in accordance with the provisions hereof said Agreements may not be effectively amended, changed, modified, altered or terminated without the written consent of the Trustee and the Bank, and reference is hereby made to said Agreements for a detailed statement of said covenants and obligations of the Company and the Authority thereunder, and the Authority agrees that, except as expressly set forth in the Amended and Restated First and Second Installment Sale Agreements, the Trustee in its name or in the name of the Authority may enforce all rights of the Authority and all obligations of the Company under and pursuant to the Amended and Restated Second Installment Sale Agreement for and on behalf of the Registered Owners, whether or not the Authority is in Default hereunder or under the Amended and Restated First Installment Sale Agreement.

       Section 11.8.Limited Nature of the Company's Obligations. Notwithstanding anything to the contrary herein, the Company's payment obligations under the Amended and Restated Second Installment Sale Agreement shall be limited as and in the manner set forth in
Section 5.4(b) of such Agreement and in Section 4.20 of the Deed of Trust.


                             ARTICLE XII

                             DEFEASANCE

       Section (a) Defeasance. If there shall be paid or provisions made for payment to or for the holders and owners of the Certificates in accordance with the provisions of this Trust Agreement, the principal, premium, if any, and interest due or to become due thereon at the time and in the manner stipulated therein, and if the Authority shall keep, perform and observe all and singular the covenants and promises in the Certificates and in this Trust Agreement expressed as to be kept, performed and observed by it or on its part, and shall pay or cause to be paid to the Trustee, the Tender Agent, any Paying Agent and the Bank all sums of money due or to become due to them according to the provisions hereof, then this Trust Agreement and the lien, rights and interest created hereby shall cease, determine and become null and void (except as to any surviving rights of registration, transfer or exchange of Certificates herein provided for), whereupon the Trustee shall cancel and discharge this Trust Agreement, and execute and deliver to the Authority such instruments in writing as shall be requested by the Authority and requisite to discharge this Trust Agreement, and release, assign and deliver unto the Bank, if there are obligations then due under the Reimbursement Agreement, and if not, to the Company, any and all the estate, right, title and interest in and to any and all rights assigned or pledged to the Trustee or otherwise subject to this Trust Agreement, except moneys or securities held by the Trustee for the payment of the principal of, premium, if any, and interest on the Certificates, proceeds of draws on the Bank Letter of Credit, and moneys held in the Purchase Fund.

       Any Certificate or portion thereof in Authorized Denominations shall, prior to the maturity or redemption date thereof, be deemed to be paid and defeased within the meaning of this Trust Agreement when payment of the principal of and the applicable redemption premium, if any, on such Certificate or portion thereof, plus interest thereon to the due date thereof (whether such due date be by reason of maturity or upon redemption as provided in this Trust Agreement, or otherwise), either:

                    (i) shall have been made or caused to be made in accordance with the terms hereof and thereof, or

                    (ii) shall have been provided for by irrevocably depositing with the Trustee, in trust and irrevocably setting aside exclusively for such payment:

                                  (1)    moneys which shall be
             sufficient to make such payment when due, or

                                  (2)    moneys and/or non-callable
             Government Obligations maturing as to principal and interest in such amounts and at such times as will be such as to insure the availability of sufficient moneys to make such payment, and all necessary and proper fees, compensation and expenses of the Trustee and any Paying Agent pertaining to the Certificates with respect to which such deposit is made shall have been paid or the payment thereof provided for to the satisfaction of the Trustee and any Paying Agent.

       Moneys or Government Obligations deposited with the Trustee by the Company under this Section shall be used to pay and defease
Certificates only if they constitute Seasoned Funds or proceeds of a drawing under the Bank Letter of Credit.

       Prior to the Conversion Date, no Certificates may be defeased under this Section unless the Trustee receives written confirmation from each rating agency then rating the Certificates that the defeasance will not result in the withdrawal or reduction of the rating on the Certificates.

       Notwithstanding the foregoing, no deposit under clause (ii) of the immediately preceding paragraph shall be deemed a payment of such Certificates or portion thereof as aforesaid until:

                           (A)    proper notice of redemption of such
       Certificates or portions thereof shall have been previously given in accordance with Article VI hereof to the owners of the Certificates or portions thereof, that the deposit required by
       (ii) above has been made with the Trustee and that said Certificates or portions thereof are deemed to have been paid and stating such maturity or redemption date or dates upon which moneys are to be available for the payment of the principal or redemption price, if applicable, on said Certificates; or

                           (B)    the maturity of such Certificates.

       At such time as a Certificate or portion thereof shall be deemed to be paid hereunder, as aforesaid, it shall no longer be secured by or entitled to the benefits of this Trust Agreement except for the purposes of Sections 2.8 and 2.9 hereof and of any such payment from such moneys or Government Obligations.

       Any moneys so deposited with the Trustee as provided in this Article may at the written direction of the Company also be invested and reinvested in non-callable Government Obligations maturing in the amounts and times as hereinbefore set forth, and all income from all such Government Obligations in the hands of the Trustee pursuant to this Article which is not required for the payment of the Certificates and interest and premium, if any, thereon with respect to which such moneys shall have been so deposited, shall be deposited in the fund or account in which such moneys so deposited are held.

       Notwithstanding any provisions of any other Article of this Trust Agreement which may be contrary to the provisions of this Article, all such moneys or Government Obligations set aside and held in trust pursuant to the provisions of this Article and for the payment of Certificates (including interest and premium thereon, if any) shall be applied to and used solely for the payment of the particular Certificates (including interest and premium thereon, if any) with respect to which such moneys and Government Obligations have been so set aside in trust.

       Anything in Article X hereof to the contrary notwithstanding, if such moneys or Government Obligations have been deposited or set aside with the Trustee pursuant to this Article for the payment of Certificates and interest and premium thereon, if any, and such Certificates shall not have in fact been actually paid in full, no amendment to the provisions of this Article XII shall be made without the consent of the holder of each Certificate affected thereby.


                            ARTICLE XIII

              PURCHASE AND REMARKETING OF CERTIFICATES

       Section 13.1.Certificateholders' Obligation to Tender
Certificates Upon Conversion and Reimbursement Agreement Event of
Default.

             (a) (i) Upon receipt of a notice of conversion to the Fixed Rate pursuant to Section 2.4 hereof or (ii) unless notice has been received stating that there has not been a reduction or withdrawal of the rating on the Certificates under 3.9(e)(ii)(C) as a result of the delivery of a Substitute Letter of Credit, together with the Bank's express written consent to such Substitution, each Certificateholder shall tender its Certificates for purchase on or before the Conversion Date with respect to (i) above, or, with respect to (ii) above, on a special mandatory tender date established relative to the substitution of the Letter of Credit, which shall be a date not less than 5 days before the expiration or termination of the Letter of Credit, in accordance with Section 13.2. All Certificates which are not tendered for purchase prior to the Conversion Date or the special mandatory tender date, as the case may be, shall be deemed tendered and shall be purchased on the Conversion Date or the special mandatory tender date, as the case may be, at a price of 100 percent of the principal amount thereof plus accrued interest to such date. The Trustee shall deem Certificates not tendered by Certificateholders to be no longer outstanding and shall deliver a revised form of Certificate, prepared with the advice of Special Counsel and consistent with the terms of this Trust Agreement.

             (b) Upon receipt of a notice from the Bank that an event of default has occurred under the Reimbursement Agreement and the express written consent of the Bank to the Trustee's exercise of the remedy provided in this Section 13.1(b), each Certificateholder shall tender its Certificate for purchase to the Trustee on or before the date set forth in the notice delivered to the Trustee in accordance with
Section 11.2(c) of the Reimbursement Agreement and in any event not later than 5 days prior to the expiration of the Letter of Credit. All Certificates which are not tendered for purchase on or before the date set forth in the notice from the Bank shall be deemed tendered and shall be purchased on said date at a price of one hundred percent (100%) of the principal amount thereof plus accrued interest to said date. The Trustee shall deem Certificates not tendered by Certificateholders to be no longer outstanding and shall deliver a revised form of Certificate, prepared with the advice of Special Counsel and consistent with the terms of this Trust Agreement.

       Section 13.2.Mandatory and Demand Purchase of Certificates. Subject to the provisions of Section 13.9, any Certificate shall be purchased, at the option of the owner thereof or as required by
Section 13.1 hereof, on any Business Day on or before the Conversion Date, at a purchase price equal to 100 percent of the principal amount thereof plus accrued interest to the Purchase Date (as defined below), with such payment to be made in immediately available funds, upon:

             (a) delivery of an irrevocable written notice of tender or an irrevocable telephonic notice of tender to the Remarketing Agent, promptly confirmed in writing to the Tender Agent, not later than 4:00 p.m. New York time not less than seven days prior to the date on which the Certificates are to be purchased (the "Purchase Date") of a notice of exercise of option to sell Certificates in substantially the form set forth in Exhibit C hereto duly completed and executed by the Registered Owner of the Certificate or Certificates to be purchased (which notice shall be effective upon receipt); and

             (b) delivery to the Principal Office of the Tender Agent not later than 12:00 noon New York time on the Purchase Date specified in the aforesaid notice, of the Certificates to be purchased.

       Any Certificates purchased pursuant to a draw on the Bank Letter of Credit and delivered to or on behalf of the Trustee or the Tender Agent (including any Certificate executed and delivered in replacement thereof) shall be held in the name of the Bank (or its participants) on the records of the Securities Depository and held by the Trustee or the Tender Agent, under the security interest of the Bank pursuant to the provisions of the Reimbursement Agreement and the Pledge and Security Agreement, pending written instructions from the Bank.

       Section 13.3.Remarketing Agent. The Company will appoint the Remarketing Agent for the Certificates, subject to the conditions set forth in Section 13.4 hereof. The Remarketing Agent has designated to the Trustee its principal office and signified its acceptance of the duties and obligations imposed on it hereunder by its execution and delivery of the Remarketing Agreement concurrently herewith, and satisfactory in form and substance to the Authority, under which the Remarketing Agent agrees to perform the obligations of the Remarketing Agent set forth in Section 13.5 hereof.

       The Authority shall cooperate with the Trustee and the Company to cause the necessary arrangements to be made and to be thereafter continued whereby funds from the sources specified herein will be made available for the purchase of Certificates and whereby Certificates executed by the Authority and authenticated by the Trustee shall be made available to the Remarketing Agent to the extent necessary for delivery pursuant to Section 13.7 hereof.

       If at any time the Remarketing Agent is not performing under this Trust Agreement, upon written notice from the Company to the Trustee of said nonperformance, the Trustee shall accept notices and tenders of Certificates hereunder.

       Section 13.4.Qualifications of Remarketing Agent. The Remarketing Agent shall be a member of the National Association of Securities Dealers, Inc. or a banking corporation having a capitalization of at least $15,000,000 and which is authorized by law to perform all the duties imposed upon it by this Trust Agreement. The Remarketing Agent may be removed from, and may resign and be discharged of, the duties and obligations created by this Trust Agreement, under the circumstances and in the manner described in the Remarketing Agreement.

       Section 13.5.Remarketing of Certificates.

             (a) Upon the Tender Agent or the Trustee determining that a Certificate should be deemed tendered pursuant to Section 13.2 hereof, the Trustee or the Tender Agent shall immediately give the Remarketing Agent, the Bank and the Company telephonic notice, promptly confirmed in writing, and the Remarketing Agent shall use its best efforts to remarket the Certificates to which such notice relates. Any such sale shall be made at a price equal to the principal amount of the Certificates sold plus interest accrued to the Purchase Date (as defined in Section 13.2 hereof).

             (b)    On each Purchase Date:

                     (i) Unless the Remarketing Agent has notified the Tender Agent otherwise, the Remarketing Agent shall notify the Tender Agent by Electronic Means not later than 12:30 p.m. New York time of the amount of tendered Certificates which were successfully remarketed, the names of the tendering Owners and the registration instructions (i.e., the names, addresses and taxpayer identification numbers of the purchasers and the desired Authorized Denominations) with respect thereto; and

                    (ii) the Tender Agent shall authenticate new Certificates for the respective purchasers thereof which shall be available for pick-up by the Remarketing Agent not later than 2:30 p.m. New York time.

             (c)    On each Purchase Date:

                     (i) the Remarketing Agent shall give notice to the Tender Agent of receipt of the purchase price of remarketed Certificates by 12:30 p.m. New York time; and

                    (ii) the Tender Agent shall direct the Trustee to draw on the Letter of Credit by 1:00 p.m. New York time in an amount equal to the purchase price of all Certificates tendered or deemed tendered less the aggregate amount of remarketing proceeds notice of the receipt of which was given to the Tender Agent by the Remarketing Agent pursuant to clause (i) of this
       Section 13.5(c) or in the failure of such notice, the Trustee shall draw on the Letter of Credit by 1:00 p.m. New York time in an amount equal to the purchase price of all Certificates tendered or deemed tendered.

             (d)    Any Certificates tendered for purchase under
Section 13.2 after the date notice of conversion to the Fixed Rate is given shall not be remarketed except to a buyer who agrees, in writing delivered to the Trustee concurrently with the written notice of sale described in subparagraph (b), at the time of such purchase to tender the Certificates for repurchase at par plus accrued interest on the Conversion Date. No Certificate tendered for purchase under
Section 13.2 after the date of notice of redemption with respect thereto has been given shall be remarketed.

             (e) Certificates tendered for purchase within 7 days prior to the Conversion Date shall not be remarketed except in connection with the Remarketing Agent's efforts to remarket bonds as Fixed Rate Certificates pursuant to Section 13.5(a) hereof.

             (f) Certificates shall not be remarketed to the Authority, the Company or a general partner or any insider of the Company. The Authority hereby agrees not to purchase Certificates from the Remarketing Agent.

             (g) Anything in this Trust Agreement to the contrary notwithstanding, if there shall have occurred and be continuing an Event of Default described in subsection (a) or (b) of Section 8.1, the Remarketing Agent shall not remarket any Certificates.

       Section 13.6.Purchase of Certificates Delivered to Tender
Agent.

                 There shall be deposited into the Purchase Fund the following amounts:

                    (i) all moneys received from the remarketing of Certificates pursuant to Section 13.5 hereof; and

                    (ii) a sum drawn by the Trustee under the Bank Letter of Credit pursuant to Section 13.5 which, when added to the moneys described in clause (i), will be sufficient to permit purchase of Certificates as required under Sections 13.1 and
       13.2 hereof.

             (b) Funds for the purchase of Certificates at the principal amount thereof plus interest accrued to the Purchase Date shall be paid out of the Purchase Fund in the order of priority indicated:

                    (i)    proceeds from the remarketing of
       Certificates pursuant to Section 13.5 hereof; and

                    (ii) moneys representing proceeds of a drawing by the Trustee under the Bank Letter of Credit.

             (c)    The Tender Agent and the Trustee shall

                    (i)    hold all Certificates delivered to it
       pursuant to Section 13.2 hereof in trust for the benefit of the respective owners which shall have so delivered such Certificates until moneys representing the purchase price of such Certificates shall have been delivered to or for the account of or to the order of such owners; and

                    (ii) deliver to the Company, the Remarketing Agent and the Bank a copy of each notice delivered to it in accordance with Section 13.2 hereof and, immediately upon the delivery to it of Certificates in accordance with said
       Section 13.2, give telephonic or telegraphic notice to the Company and the Bank specifying the principal amount of the Certificates so delivered.

             (d) The Trustee, the Tender Agent and the Remarketing Agent shall hold all moneys delivered to it pursuant to Section 13.8 in trust for the benefit of the respective purchasers until the Certificates purchased with such moneys can be delivered to such purchasers. Neither the Authority nor the Company shall have any right, title or interest in any moneys held in the Purchase Fund or by the Remarketing Agent or the Tender Agent.

       Section 13.7.Delivery of Certificates. Upon the purchase of Certificates with funds described in Section 13.6(b)(i) hereof, transfer of the ownership thereof shall be registered by the Trustee, and replacement Certificates shall be delivered by the Trustee, or by the Tender Agent at the direction of the Trustee, in the manner requested by the Remarketing Agent. Certificates paid by the Trustee with moneys described in subsection (b)(iii) of Section 13.6 shall be registered by the Trustee in the name of the Trustee, and shall be held by the Custodian for the Bank in the manner described in the Custody Agreement. The Trustee agrees to cooperate with the parties to arrange the transfer of the Pledged Certificates to new custody or ownership as may be required by the issuer of a Substitute Letter of Credit.

       Section 13.8.Delivery of Remarketing Proceeds. The remarketing proceeds of Certificates remarketed by the Remarketing Agent shall be deposited in the Purchase Fund and used as provided in Section 13.6.
The Trustee shall thereupon register such Certificates in such names and deliver them to such new owners as shall have been specified to the Trustee by the Remarketing Agent or the Bank.

       Section 13.9.Tender Agent. The Trustee, with the consent of the Company and the Bank, which shall not be unreasonably withheld, shall appoint the Tender Agent for the Certificates, subject to the conditions set forth in Section 13.10 hereof. The Tender Agent initially appointed hereunder shall be First Trust of California, National Association. The Tender Agent shall designate to the Trustee its principal office and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Authority, the Trustee and the Remarketing Agent under which the Tender Agent acknowledges its qualifications and authority to act as Tender Agent under this Trust Agreement and agrees, particularly, as follows:

                           (A)    The Tender Agent shall, upon receipt
       of a notice from any Certificateholder in accordance with
       Section 13.2 hereof or upon the failure of any Certificateholder to deliver a notice in accordance with Section 2.4 hereof, give immediate telephonic notice thereof to the Trustee, specifying the amount of Certificates to be purchased and the Purchase Date, and shall, not later than the following Business Day, confirm such telephonic notice in writing and deliver to the Bank and the Company a copy of such notice.

                           (B)    Not later than 12:30 p.m. New York
       time on each Purchase Date the Tender Agent shall give the Trustee and the Company telephonic notice, confirmed in writing by the following Business Day, of the amount of Certificates delivered or deemed delivered pursuant to Sections 2.4 and 13.2.

                           (C)    The Tender Agent shall deliver to
       the Remarketing Agent, immediately upon receipt thereof, any Certificates specified in the notice given by the Remarketing Agent to the Tender Agent pursuant to Section 13.5(b) which have been remarketed by the Remarketing Agent.

                           (D)    The Tender Agent shall deliver to
       the Trustee all Certificates not delivered to the Remarketing Agent pursuant to paragraph (3) above, immediately upon receipt of such Certificates from the holders thereof.

                           (E)    The Tender Agent shall deliver
       Certificates to purchasers thereof at the direction of the Trustee in accordance with Section 13.7 hereof.

                           (F)    The Tender Agent shall hold all
       Certificates delivered to it pursuant to Sections 2.4 and 13.2 hereof in trust for the benefit of the respective
       Certificateholders which shall have so delivered such Certificates until such Certificates are required to be delivered to the Remarketing Agent or the Trustee.

                           (G)    The Tender Agent shall keep such
       books and records as shall be consistent with prudent industry practice and shall make such books and records available for inspection by the Authority, the Trustee, the Bank and the Company at all reasonable times.

                           (H)    The Tender Agent shall hold all
       moneys delivered to it by the Remarketing Agent for the purchase of Certificates in trust for the benefit of the person which shall have delivered such moneys to the Remarketing Agent until the Certificates purchased with such moneys shall have been delivered to or for the account of such person, and shall not invest such moneys or commingle such moneys with other funds of the Tender Agent.

                           (I)    The Tender Agent shall cancel all
       Certificates for which it has received written notice of remarketing from the Remarketing Agent and shall authenticate new Certificates in a like aggregate principal amount in the names and in the denominations set forth in the written notice given to the Tender Agent by the Remarketing Agent pursuant to
       Section 13.5 hereof.

       Insofar as such provisions may be applicable, the Tender Agent shall enjoy the same protective provisions in the performance of its duties hereunder as are specified in Article IX with respect to the Trustee.

       Section 13.10. Qualifications of Tender Agent. The Tender Agent shall be a commercial bank or trust company having a capitalization of at least $1,000,000 and authorized by law to perform all the duties imposed upon it by this Trust Agreement.

       The Tender Agent may at any time resign and be discharged by giving at least sixty (60) days written notice to the Trustee, the Authority, the Company and the Bank. The Tender Agent may be removed at any time, upon 60 days written notice, upon consultation with the Company, by an instrument signed by the Trustee and filed with the Tender Agent, the Remarketing Agent, the Bank and the Authority. Upon the resignation or removal of the Tender Agent the Trustee shall promptly appoint a successor Tender Agent.

       In the event of the resignation or removal of the Tender Agent, the Tender Agent shall pay over, assign and deliver any moneys and Certificates held by it in such capacity, and shall deliver all books and records relating thereto, to its successor or, if there be no successor, to the Trustee.

       In the event that the Trustee shall fail to appoint a Tender Agent hereunder, or in the event that the Tender Agent shall resign or be removed, or be dissolved, or if the property or affairs of the Tender Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Trustee shall not have appointed its successor as Tender Agent, the Trustee, notwithstanding the provisions of the first paragraph of this Section 13.10, shall be deemed to be the Tender Agent for all purposes of this Trust Agreement until the appointment by the Trustee of the Tender Agent or a successor Tender Agent, as the case may be, which shall be done with all due dispatch.


                             ARTICLE XIV

                            MISCELLANEOUS

       Section 14.1.Consents of Registered Owners. Any consent, request, direction, approval, objection or other instrument required by this Trust Agreement to be signed and executed by the Registered Owners may be in any number of concurrent documents and may be executed by such Registered Owners in person or by agent appointed in writing. Proof of the execution of any such consent, request, direction, approval, objection or other instrument or of the written appointment of any such agent or of the ownership of Certificates, if made in the following manner, shall be sufficient for any of the purposes of this Trust Agreement, and shall be conclusive in favor of the Trustee with regard to any action taken by it under such request or other instrument, namely:

             (a) The fact and date of the execution by any person of any such writing may be proved by the certificate of any officer in any jurisdiction who by law has power to take acknowledgments within such jurisdiction that the person signing such writing acknowledged before him the execution thereof, or by an affidavit of any witness to such execution.

             (b) The fact of ownership of Certificates and the amount or amounts, numbers and other identification of such Certificates, and the date of holding the same shall be proved by the registration books maintained by the Trustee pursuant to Section 2.9 hereof.

       For all purposes of this Trust Agreement and of the proceedings for the enforcement hereof, such person shall be deemed to continue to be the Registered Owner of such Certificate until the Trustee shall have received notice in writing to the contrary.

       Section 14.2.Successors of the Authority and the Company. In the event of the dissolution of the Authority or the Company, all the covenants, stipulations, promises and agreements in this Trust Agreement contained, by or on behalf of, or for the benefit of, the Authority or the Company, shall bind or inure to the benefit of their respective successors from time to time and any entity, officer, board, commission, agency or instrumentality to whom or to which any power or duty of the Authority or Company, as the case may be, shall be transferred.

       Section 14.3.Parties in Interest; Consent of Bank.

             (a) Except as herein otherwise specifically provided, nothing in this Trust Agreement expressed or implied is intended or shall be construed to confer upon any person, firm or corporation other than the Authority, the Company, the Bank, the Trustee and the Registered Owners any right, remedy or claim under or by reason of this Trust Agreement, this Trust Agreement being intended to be for the sole and exclusive benefit of the Authority, the Company, the Bank and the Trustee and the Registered Owners.

             (b) Whenever the consent or the approval of the Bank is required under any provision of this Trust Agreement, such consent or approval shall be required only for so long as the Letter of Credit shall be in effect or there shall remain unsatisfied any obligations of the Company under the Reimbursement Agreement and then only if the Bank shall not be in default under the Letter of Credit.

             (c) It shall be the Bank's option, exercised in its sole, absolute and exclusive discretion whether to exercise its remedy under Section 3.6(d) or Section 13.1(b) following the occurrence of an event of default under the Reimbursement Agreement.

       Section 14.4.Severability. In case any one or more of the provisions of this Trust Agreement or of the Amended and Restated First or Second Installment Sale Agreement or of the Certificates issued hereunder shall, for any reason, be held to be illegal or invalid, such illegality or invalidity shall not affect any other provisions of this Trust Agreement or of such Agreements or of such Certificates, and this Trust Agreement and such Agreements and such Certificates shall be construed and enforced as if such illegal or invalid provisions had not been contained herein or therein.

       Section 14.5.No Personal Liability of Authority or Trustee Officials. No covenant or agreement contained in the Certificates or in this Trust Agreement shall be deemed to be the covenant or agreement of any official, officer, agent or employee of the Authority or the Trustee in his individual capacity, and no such individual person shall be liable personally on the Certificates or be subject to any personal liability or accountability by reason of the issuance thereof.

       Section 14.6.Certificates Owned by the Authority or the Company. In determining whether Registered Owners of the requisite aggregate principal amount of the Certificates have concurred in any direction, consent or waiver under this Trust Agreement, Certificates which are owned by the Authority or the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company (unless the Authority, the Company or such person owns all Certificates which are then Outstanding, determined without regard to this Section 14.6) shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Certificates which the Trustee knows are so owned shall be so disregarded. Certificates so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Authority or the Company or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

       Section 14.7.Counterparts. This Trust Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original; but such counterparts shall together constitute but one and the same Trust Agreement.

       Section 14.8.Governing Law. The laws of the State shall govern the construction of this Trust Agreement and of all Certificates issued hereunder.

       Section 14.9.Notices. All notices, certificates or other communications shall be in writing (unless specifically provided otherwise herein) and sufficiently given and shall be deemed given on the second day following the date on which the same have been personally delivered or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

             To the Authority:    City of Hermosa Beach
                                  1315 Valley Drive
                                  Hermosa Beach, California 90254
                                  Attention:  City Manager

             To the Company:      JMB Income Properties, Ltd. - XII
                                  c/o JMB Realty Corporation
                                  900 North Michigan Avenue, 19th
Floor
                                  Chicago, Illinois 60611
                                  Attention:  Stephen Lovelette

             To the Trustee and   First Trust of California, National
Association
             Paying Agent:        333 South Grand Avenue, Suite 3020
                                  Los Angeles, California  90071
                                  Attention: Melonee Young

             To the Tender        First Trust of California, National
Association
             Agent:               c/o First Trust of New York
                                  100 Wall Street, Suite 1600
                                  New York, New York 10005
                                  Attention:  Patsy Poole

             To the Bank:         Dresdner Bank AG
                                  Los Angeles Agency
                                  725 South Figueroa Street, Suite
3950
                                  Los Angeles, California 90017
                                  Attention:  Mr. Sidney Jordan, Vice
                                  President

             To the Remarketing   Merrill Lynch, Pierce, Fenner &
Smith
             Agent:               Two California Plaza
                                  350 South Grand Avenue, Suite 2630
                                  Los Angeles, California 90071
                                  Attention:  Managing Director

A duplicate copy of each notice, certificate or other communication given hereunder by either the Authority or the Company to the other shall also be given to the Trustee and the Bank. All other documents required to be submitted to any of the foregoing parties shall also be submitted to such party at its address set forth above. Any of the foregoing parties may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates, documents or other communications shall be sent.

       In addition to all other notices required by this Trust Agreement, the Trustee and the Authority covenant to provide Moody's at Moody's Investors Service, Public Finance Department, 99 Church Street, New York, New York 10007, Attn: Structured Finance Group, notice of the following events: (1) any change in the Trustee or the Remarketing Agent, (2) provision of a Substitute Letter of Credit by the Company,
(3) any amendment to this Trust Agreement, the Reimbursement Agreement or any other documents relating to the Certificates or the Bank Letter of Credit, (4) any redemption of Certificates pursuant to Section 6.2,
(5) the extension, termination or expiration of any Letter of Credit,
(6) the conversion of the interest rate on the Certificates to the Fixed Rate, (7) any defeasance of the Certificates under Article XII hereunder, or (8) any material change actually known to the Authority or a Responsible Officer of the Trustee in the Amended and Restated First and Second Installment Sale Agreements or the Pledge and Security Agreement.

       Section 14.10.      Holidays.  If the date for making any
payment or the last date for performance of any act or the exercising of any right, as provided in this Trust Agreement, shall be a legal holiday or a day on which banking institutions in the city in which is located the Principal Office of the Trustee or the Paying Agent are authorized by law to remain closed, such payment may be made or act performed or right exercised on the next succeeding day not a legal holiday or a day on which such banking institutions are authorized by law to remain closed, with the same force and effect as if done on the nominal date provided in this Trust Agreement, and no interest shall accrue for the period after such nominal date.

       Section 14.11.      Immunities and Limitations of
Responsibility of Authority and Trustee. Except as to particular circumstances specifically indicated in this Section 13.11, the immunities and limits of responsibility conferred by this Section 13.11 shall be applicable to the Authority, the Trustee and the Company individually as well as together, and the use of the words "they", "them" and "their" in this Section 13.11 shall not be construed to require joint action not required by provisions hereof. They shall be entitled to the advice of counsel of their own choice, and they shall be wholly protected as to action taken or omitted in good faith in reliance on such advice. They may rely conclusively on any communication or other document furnished to them hereunder and reasonably believed by them to be genuine. They shall not be liable for any action (a) taken by them in good faith and reasonably believed by them to be within their discretion or powers hereunder, or (b) in good faith omitted to be taken by them because reasonably believed to be beyond their discretion or powers hereunder, or (c) taken by them pursuant to any direction or instruction by which they are governed hereunder, or (d) omitted to be taken by them by reason of the lack of any direction or instruction required hereby for such action; nor shall they be responsible for the consequences of any error of judgment reasonably made by them. They shall in no event be liable for the application or misapplication of funds or for other acts or defaults by any person, except their own officers and employees. When any payment or consent or other action by them is called for hereby, they may defer such action pending receipt of such evidence (if any) as they may require in support thereof. They shall not be required to take any remedial action (other than the giving of notice) unless reasonable indemnity is furnished for any expense or liability to be incurred therein, other than liability for failure to meet the standards set forth in this Section 13.11. No permissive right or power to act which they may have shall be construed as a requirement to act; and no delay in the exercise of a right or power shall affect their subsequent exercise of that right or power. No recourse shall be had by any Registered Owner for any claim based on this Trust Agreement or the Certificates against any member, officer, employee or agent of the Authority or the Company alleging personal liability on the part of such person, unless such claim is based upon the bad faith, fraud or deceit of such person. Neither the Authority nor the Company shall be required to take notice of any breach or default by the other, or to give a default notice to the other, unless directed by the Trustee.
Upon receipt of indemnity as provided above and after making such investigation, if any, as it deems appropriate to verify the occurrence of any default of which it is notified by the Registered Owners, the Trustee shall promptly pursue such remedies hereunder as it deems appropriate for the protection of the Registered Owners; and in its actions under this sentence, the Trustee shall be required to act for the protection of the Registered Owners with the same promptness and prudence as would be expected of a prudent man in the conduct of his own affairs.

       IN WITNESS WHEREOF, the Parking Authority of the City of Hermosa Beach, First Trust of California, National Association, as Trustee, and JMB Income Properties, Ltd. XII, have caused this Trust Agreement to be duly executed by authorized officers, all as of the day and year first above written.

                                  PARKING AUTHORITY OF THE CITY OF
                                  HERMOSA BEACH


                                  By:

                                     Chairman


                                  By:

                                     Secretary

Approved as to Form:



General Counsel


                                  FIRST TRUST OF CALIFORNIA, NATIONAL
                                  ASSOCIATION, as Trustee


                                  By:

                                  Its:




                                  JMB INCOME PROPERTIES, LTD.  XII,
                                  an Illinois limited partnership

                                     By:     JMB REALTY CORPORATION,
                                         a Delaware corporation

                                         Managing General Partner


                                     By:

                                         Vice President

                              EXHIBIT A


             FORM OF VARIABLE INTEREST RATE CERTIFICATE



No. 1                                            $

           PARKING AUTHORITY OF THE CITY OF HERMOSA BEACH

                     FLOATING RATE WEEKLY DEMAND
               REFUNDING CERTIFICATE OF PARTICIPATION
       (HERMOSA BEACH PARKING FACILITIES PROJECT-1994 SERIES)

     THIS CERTIFICATE IS SUBJECT TO MANDATORY TENDER UNDER THE CIRCUMSTANCES HEREINAFTER DESCRIBED, AND IT MUST BE SO TENDERED OR IT WILL BE DEEMED TO HAVE BEEN SO TENDERED AND INTEREST WITH RESPECT THERETO WILL CEASE TO ACCRUE AND THIS CERTIFICATE WILL NO LONGER BE ENTITLED TO THE BENEFITS OF THE TRUST AGREEMENT (AS HEREINAFTER DEFINED).


Interest Rate
Maturity DateDated DateCUSIP NumberVariableDecember 1, 2023
December 5, 1994


REGISTERED OWNER:


PRINCIPAL AMOUNT:


           The Registered Owner named above, or registered assigns, is entitled to receive, subject to the terms of the Amended and Restated First Installment Sale Agreement (as hereinafter defined), the principal amount set forth above on the Maturity Date specified above (subject to any right of prior redemption hereinafter mentioned), and interest on the balance of said principal amount from time to time remaining unpaid (but only out of the sources hereinafter mentioned) at the rates and at the times as hereinafter provided. The principal or redemption price hereof is payable by check only upon presentation and surrender hereof at the Principal Office (as defined in the Trust Agreement) of First Trust of California, National Association (the "Trustee"), and interest shall be paid by check mailed, first class mail, postage prepaid, on each Interest Payment Date (as hereinafter defined), to the person in whose name this Certificate is registered on the applicable Record Date (as hereinafter defined), at the address of such registered owner shown on the books of the Trustee, except that such interest payments may be made by wire transfer to any registered owner of $1,000,000 or more in aggregate principal amount of the Certificates who shall have designated to the Trustee an account within the United States for such payments at least fifteen days before the applicable Interest Payment Date.

           The Registered Owner is the owner of an undivided proportionate interest in the right to receive certain purchase payments (the "Purchase Payments") to be made under that certain Amended and Restated First Installment Sale Agreement dated as of November 15, 1994 (the "Amended and Restated First Installment Sale Agreement"), by and between JMB Income Properties, Ltd. - XII, an Illinois limited partnership organized and existing under the laws of the State of Illinois (the "Company"), and the Parking Authority of the City of Hermosa Beach, a parking authority and public body, corporate and politic, organized and existing under the laws of the State of California (the "Authority"), for title to certain public parking facilities and related facilities described therein (the "Project"), such Amended and Restated First Installment Sale Agreement, including the right to receive Purchase Payments, having been assigned to the Trustee. The Authority has agreed to convey title to the Project to the Company pursuant to an Amended and Restated Second Installment Sale Agreement, dated as of November 15, 1994 (the "Amended and Restated Second Installment Sale Agreement"), under which the Company is obligated to make installment payments (the "Installment Payments") sufficient to permit the Authority to make Purchase Payments under the Amended and Restated First Installment Sale Agreement. The Trustee has received an assignment of the Authority's rights to the Installment Payments under the Amended and Restated Second Installment Sale Agreement. The obligations of the Company to make payments under the Amended and Restated Second Installment Sale Agreement are secured by, among other things, a Deed of Trust, Fixture Filing and Assignment of Rents (Completed Building) (the "Deed of Trust"), constituting a first lien on the Project, an Assignment of Rents, Leases, Income and Profits dated as of November 15, 1994 (the "Assignment of Leases") executed by the Company in favor of the Bank and the Authority and a Security Agreement dated as of November 15, 1994 (the "Security Agreement") among the Company, the Bank and the Authority, which have been assigned to the Trustee. Payment of the Certificates is additionally secured by a letter of credit, hereinafter described, issued initially by Dresdner Bank AG, Los Angeles Agency (the "Bank"). The lien of the Deed of Trust is shared by the Trustee co-equally with the Bank in order to secure the Company's obligations to reimburse the Bank for drawings made under such Letter of Credit, pursuant to a Letter of Credit and Reimbursement Agreement dated as of November 15, 1994 between the Company and the Bank.

           This Certificate is one of an authorized issue of certificates of the Authority designated as the "Parking Authority of the City of Hermosa Beach Floating Rate Weekly Demand Refunding Certificates of Participation (Hermosa Beach Parking Facilities
Project - 1994 Series)", limited in aggregate principal amount to $6,400,000 (the "Certificates") executed and delivered pursuant to the terms of the Trust Agreement, dated November 15, 1994, by and among the Authority, the Trustee and the Company (the "Trust Agreement").

           Interest with respect to this Certificate and not yet paid is payable from the date to which interest has been paid next preceding the date of registration of this Certificate (unless this Certificate is registered as of an Interest Payment Date for which interest has been paid, or after the Record Date in respect thereof, in which event it shall bear interest from such Interest Payment Date, or unless it is registered on or before the Record Date for the first Interest Payment Date, in which event it shall bear interest from the date of the first authentication and delivery of the Certificates), at the rate per annum set forth in the Trust Agreement. The term "Interest Payment Date" means the first Wednesday of each month, commencing the first Wednesday of January, 1995, until the rate of interest due with respect to the Certificates is established at a Fixed Rate (as defined in the Trust Agreement), in which case "Interest Payment Date" thereafter means December 1 and June 1 of each year. The term "Record Date" means the day before an Interest Payment Date (whether or not such date is a Business Day).

           NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF CALIFORNIA, ANY POLITICAL SUBDIVISION THEREOF OR THE CITY OF HERMOSA BEACH IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL, PREMIUM, IF ANY, OR INTEREST REPRESENTED BY ANY CERTIFICATE, NOR IS THE STATE, ANY POLITICAL SUBDIVISION THEREOF, THE AUTHORITY OR THE CITY OF HERMOSA BEACH IN ANY MANNER OBLIGATED TO MAKE ANY APPROPRIATION THEREFOR. THE AUTHORITY HAS NO TAXING POWER.

           IT IS HEREBY CERTIFIED, RECITED AND DECLARED that all conditions and acts required to exist, to have happened and to have been performed precedent to and in the execution and delivery of the Trust Agreement and the execution and delivery of this Certificate do exist, have happened and have been performed in due time, form and manner as required by law; and that the execution and delivery of this Certificate does not exceed or violate any constitutional or statutory limitation.

           THE TERMS AND PROVISIONS OF THIS CERTIFICATE ARE CONTINUED AFTER THIS PAGE AND SUCH CONTINUED TERMS AND PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

           This Certificate shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Trust Agreement unless and until the certificate of authentication hereon shall have been duly executed by the Trustee.

           IN WITNESS WHEREOF, this Certificate has been executed by the manual signature of an authorized officer of the Trustee solely in its capacity as trustee under the Trust Agreement.

                                  FIRST TRUST OF CALIFORNIA, NATIONAL
                                  ASSOCIATION, as Trustee



Dated:____________________        By
                                             Authorized Officer

               [FORM OF CERTIFICATE OF AUTHENTICATION]


           This Certificate is one of the Certificates described in the within-mentioned Trust Agreement.

           Date of registration and authentication:


                                  FIRST TRUST OF CALIFORNIA,
                                  NATIONAL ASSOCIATION, as Trustee



                                  By:
                                             Authorized Officer

           The Certificates are limited obligations of the Authority and, as and to the extent set forth in the Trust Agreement, are payable solely from and secured by a pledge of and lien on the revenues to be received in connection with the sale of the Project pursuant to the Amended and Restated First and Second Installment Sale Agreements and any other moneys made available to the Authority or the Trustee, including amounts drawn under an irrevocable direct-pay letter of credit issued by the Bank, for the account of the Company in favor of the Trustee, concurrently with the execution and delivery of the Certificates, or any qualified letter of credit issued in substitution therefor (such letter of credit or substitute letter of credit being referred to herein as the "Bank Letter of Credit"). The Certificates are executed and delivered for the purpose of refinancing of the acquisition and construction of the Project. The Amended and Restated First Installment Sale Agreement, the Amended and Restated Second Installment Sale Agreement, the Deed of Trust, the Assignment of Leases, the Security Agreement, the Bank Letter of Credit and the other related documents are hereinafter collectively referred to as the "Company Documents".

           Reference is hereby made to the Trust Agreement and the Company Documents, copies of which are on file with the Trustee at its Principal Office, for the provisions, among others, with respect to the nature and extent of the rights, duties and obligations of the Authority, the Trustee, the Company, the Bank and the owners of the Certificates, the terms upon which the Certificates are executed and delivered and secured, the collection and disposition of revenues, a description of the Project and interests pledged, the modification or amendment of the Trust Agreement and the Company Documents, and other matters, to all of which the owner of this Certificate assents by the acceptance of this Certificate.

           For the period commencing on the date of first delivery of fully executed and authenticated Certificates to and including the Initial Rate Calculation Date (as defined in the Trust Agreement) the interest rate on the Certificates shall be the rate specified by the Remarketing Agent (as defined in the Trust Agreement) on said date of first delivery. On said Tuesday and on Tuesday of each week thereafter prior to the Conversion Date, or if any such Tuesday is not a Business Day on the next succeeding day (each such date being referred to herein as an "Interest Rate Calculation Date"), the interest rate on the Certificates for the period commencing the Wednesday next following such Interest Rate Calculation Date to and including Tuesday of the following week (the "Interest Period") shall be set by the Remarketing Agent. The interest rate on the Certificates for each such Interest Period shall be the rate determined by the Remarketing Agent, having due regard for prevailing financial market conditions, to be the rate (but not higher than the rate) which it would be necessary for the Certificates to bear in order to enable the Remarketing Agent to remarket Certificates at 100% of the principal amount thereof if any Certificates were tendered to the Remarketing Agent for remarketing (the "Weekly Rate").

           If the Remarketing Agent shall fail to determine the Weekly Rate on an Interest Rate Calculation Date as provided above, then the Weekly Rate shall be the Alternate Rate.

           Notwithstanding the foregoing, the Weekly Rate in effect as of the Record Date next preceding any Interest Payment Date shall be the rate deemed to be in effect from such Record Date through such Interest Payment Date, and the Weekly Rate shall not exceed 12% per annum (the "Maximum Interest Rate").

           The determination of the Weekly Rate by the Remarketing
Agent in accordance with the provisions of the Trust Agreement shall be conclusive and binding on the registered owners of the Certificates, the Authority, the Company, the Trustee, the Tender Agent, the Bank and the Remarketing Agent.

           If the Company, with the consent of the Authority and the Bank, so elects, the interest rate on the Certificates shall be converted to the Fixed Rate (as defined in, and determined pursuant to the provisions of the Trust Agreement) at any time that Certificates are outstanding on any Interest Payment Date selected by the Company following compliance with certain provisions of the Trust Agreement (the "Conversion Date") and following the mailing of notice to the registered owners of the Certificates by the Trustee, which mailing shall occur not less than 20 days prior to the Conversion Date. Upon receipt of a notice from the Trustee that the Company has elected to convert the interest rate on the Certificates to the Fixed Rate, each Certificateholder is required, and the owner hereof specifically agrees, to tender his Certificates for purchase at a price of 100% of the principal amount thereof in accordance with the Trust Agreement. Any Certificate which is not so tendered prior to the Conversion Date shall nonetheless be deemed to have been tendered and shall be purchased from the owner thereof on the Conversion Date at said price plus accrued interest thereon to the Conversion Date. Interest with respect to such Certificate shall thereafter cease to accrue and may be cancelled by the Trustee, and the Trustee may execute and deliver a revised form of Certificate in substitution therefor; provided, however, payment of the principal and interest due with respect to any such Certificate will be made only upon surrender thereof at the Principal Office of the Trustee or the Tender Agent.

           The transfer of this Certificate by the registered owner hereof in person or by its attorney duly authorized in writing is registrable at the aforesaid principal corporate trust office of the Trustee but only in the manner, subject to the limitations and upon payment of the charges provided in the Trust Agreement, and upon surrender and cancellation of this Certificate at such Principal Office. The Trustee shall not be required to register the transfer of or exchange any Certificate after the mailing of notice calling such Certificate for redemption has been given as provided in the Trust Agreement, nor during the period of fifteen days next preceding the giving of such notice of redemption, nor between the Conversion Date and the date on which notice thereof has been given, nor between the Record Date and the related Interest Payment Date. Upon registration of such transfer, a new registered Certificate or Certificates of authorized denomination or denominations, for the same aggregate principal amount, will be executed and delivered to the transferee in exchange herefor.

           The Certificates are deliverable as registered Certificates without coupons in the denomination of $100,000 and any integral multiple thereof, provided that, with respect to and after certain redemptions of Certificates one Certificate may be in the amount of $100,000 less any amount of $5,000 or any integral multiple thereof, and provided that after the Conversion Date the Certificates shall be delivered in denominations of $5,000 and any integral multiple thereof (the "Authorized Denominations"). Subject to the limitations and upon payment of the charges provided in the Trust Agreement, Certificates may be exchanged for a like aggregate principal amount of Certificates of Authorized Denominations.

           Subject to certain exceptions set forth in the Trust Agreement, at the option of the registered owner hereof, this Certificate shall be purchased on or before the Conversion Date, as provided in the Trust Agreement, on any Business Day, at a purchase price equal to 100% of the principal amount hereof plus accrued interest to the date of purchase, with such payment to be made in immediately available funds, upon: (a) delivery of an irrevocable written notice of tender or an irrevocable telephonic notice of tender to the Remarketing Agent promptly confirmed in writing to the Tender Agent, not less than seven days prior to the date on which the Certificates are to be purchased, of a notice of exercise of option to sell Certificates substantially in the form provided in the Trust Agreement, a copy of which may be obtained from the Trustee upon request (said notice effective upon receipt); and (b) delivery to the Principal Office of the Tender Agent, not later than 12:00 noon New York time on the purchase date specified in said notice, of the Certificates to be purchased, such Certificates to be in negotiable form.

           The Certificates are subject to mandatory tender in accordance with the Trust Agreement in the event of (i) conversion to the Fixed Rate, (ii) reduction or withdrawal of the rating on the Certificates as a result of the delivery of a Substitute Letter of Credit, or (iii) an Event of Default under the Reimbursement Agreement, and otherwise at the time and in the manner more fully described in the Trust Agreement.

           The Certificates are subject to mandatory redemption prior to their maturity as follows, at a redemption price equal to the principal amount thereof without premium, plus accrued interest to the date of redemption, as follows:

           (1) in whole, on the first day for which notice of redemption can be timely given, after the Trustee has accelerated the Purchase Payments or Installment Payments, as the case may be, as a result of an Event of Default under the Amended and Restated First Installment Sale Agreement or the Amended and Restated Second Installment Sale Agreement;

           (2) in whole, on the first day for which notice of redemption can be timely given (and not less than five days prior to the expiration of the Letter of Credit in the case of a redemption pursuant to clause (B)(iii) below), if the Letter of Credit or any Substitute Letter of Credit is then in effect, if (A) the Bank fails or refuses to honor any draw on the Letter of Credit; or (B) (i) within 60 days after an Act of Bankruptcy of the Bank, or (ii) within 30 days after a determination by the Trustee, based on an opinion of counsel, that the Letter of Credit is unenforceable, or (iii) prior to the Conversion Date, at least 30 days prior to any expiration date of the Letter of Credit, the Company does not cause a Substitute Letter of Credit to be delivered to the Trustee;

           (3) in whole, on the first day for which notice of redemption can be timely given and in any event not later than five days before the expiration date of the Letter of Credit, after the Trustee has received written notice from the Bank that an event of default has occurred under the Reimbursement Agreement and the Bank requests that the Trustee redeem the Certificates;

           (4) in whole, on the first day for which notice of redemption can be timely given, after written notice to a Responsible Officer of the Trustee of a Determination of Taxability; or

           (5) on the first Interest Payment Date for which notice of redemption can be timely given, in the event of an involuntary loss or the substantial destruction of the Project as a result of unforeseen events (e.g., fire, seizure, requisition or condemnation) (A) in whole or in part, if and to the extent that draws on the Letter of Credit are deposited into the Redemption Account in an amount equal to any amount remaining in the Insurance Proceeds Account on the dates specified in the Trust Agreement; (B) in whole or in part if there were no payments of insurance or other compensation deposited in the Insurance Proceeds Account after the event giving rise to the involuntary loss or substantial destruction of the Project, if and to the extent that draws on the Letter of Credit are deposited into the Redemption Account; or
(C) in whole, from a draw on the Letter of Credit, if there were no such payments of insurance or other compensation deposited in the Insurance Proceeds Account after the event giving rise to the total involuntary loss or total destruction of the Project and (i) within 60 days after the event giving rise to the event of loss, the Company (or following a total event of loss, the Bank or the Company) has not notified the Trustee and the Authority, in writing, that the Project can be restored within 12 months to a condition permitting the conduct of normal business operations; (ii) within 60 days after receiving any amounts as a consequence of the event of loss, the Company has not commenced to use such amounts to reconstruct the Project pursuant to the terms of the First and Second Installment Sale Agreements and the Trust Agreement; and (iii) such amounts are not disbursed for the restoration of the Project within 12 months after the date of the notice from the Company referred to in clause (i) above.

           The Certificates shall also be subject to optional redemption, with the prior consent of the Bank, in whole or in part in Authorized Denominations, at a redemption price equal to the principal amount of the Certificates called for redemption plus accrued interest to the date fixed for redemption, on any Interest Payment Date prior to the Conversion Date, in the event and to the extent that the Purchase Payments are caused to be prepaid by the Company prior to the Conversion Date plus accrued interest to the date fixed for redemption.

           The Certificate shall also be subject to redemption on or after the Conversion Date, at the times and in the amounts specified in the Trust Agreement.

           If less than all of the Certificates are to be redeemed, the principal amount of Certificates redeemed shall be an integral multiple of $100,000 prior to the Conversion Date (with the exception of a partial redemption pursuant to the Trust Agreement, in which case one Certificate, selected by lot may be redeemed in integral multiples of $5,000) or of $5,000 on or after the Conversion Date, and the particular Certificates to be redeemed shall be selected as provided in the Trust Agreement.

           Except in the case of a redemption prior to the Conversion Date as a result of a voluntary prepayment of Purchase Payments, in which instance notice shall be mailed to the registered owner of each Certificate to be redeemed at least 30 days prior to the date fixed for redemption, notice of each such redemption shall be given by sending such notice, by first class mail, postage prepaid, not less than 20 nor more than 40 days prior to the date fixed for redemption. All notices of redemption shall be mailed to the registered owner of each Certificate to be redeemed in whole or in part at the address shown on the registration books maintained by the Trustee. Failure by the Trustee to so mail notice of redemption to any one or more of the respective owners of any Certificates designated for redemption shall not affect the sufficiency of the proceedings for redemption. All Certificates or portions thereof so called for redemption will cease to bear interest on the specified redemption date provided funds for their redemption are on deposit at the principal place of payment at that time whether or not such Certificates are presented and surrendered for payment on such date.

           The owner of this Certificate shall have no right to enforce the provisions of the Trust Agreement or to institute action to enforce the covenants therein, or to take any action with respect to any event of default under the Trust Agreement, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Trust Agreement. If an Event of Default as defined in the Trust Agreement occurs, the principal of all Certificates then outstanding executed and delivered under the Trust Agreement may be declared due and payable upon the conditions and in the manner and with the effect provided in the Trust Agreement.

           The Authority, the Trustee, the Tender Agent, the Paying Agent and any agent of the Authority, the Trustee, the Tender Agent or the Paying Agent may treat the person in whose name this Certificate is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Certificate be overdue, and neither the Authority, the Trustee, the Tender Agent, the Paying Agent nor any other such agent shall be affected by notice to the contrary.

           Modifications or alterations of the Trust Agreement, or of any supplements thereto, may be made only to the extent and in the circumstances permitted by the Trust Agreement.

                        [FORM OF ASSIGNMENT]


           For Value Received, the undersigned hereby sells, assigns and transfers unto

(Please insert Social Security or
taxpayer identification number
of assignee)






      (Please print or typewrite name and address of assignee)


the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint ___________________________ agent to transfer the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:



(Signature guaranty)              NOTICE:  The signature to this
                                  assignment must correspond with the
                                  name as it appears upon the face of
                                  the within Certificate in every
                                  particular, without alteration or
                                  enlargement or any change whatever.



Signature guaranteed by eligible guarantor institution (being banks, stock brokers, savings and loan institutions and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17A(d)15.

                              EXHIBIT B


               FORM OF FIXED INTEREST RATE CERTIFICATE


No. ________                                              $_________

           PARKING AUTHORITY OF THE CITY OF HERMOSA BEACH

                     FLOATING RATE WEEKLY DEMAND
               REFUNDING CERTIFICATE OF PARTICIPATION
       (HERMOSA BEACH PARKING FACILITIES PROJECT-1994 SERIES)

     THIS CERTIFICATE IS SUBJECT TO MANDATORY TENDER UNDER THE CIRCUMSTANCES HEREINAFTER DESCRIBED, AND IT MUST BE SO TENDERED OR IT WILL BE DEEMED TO HAVE BEEN SO TENDERED AND INTEREST WITH RESPECT THERETO WILL CEASE TO ACCRUE AND THIS CERTIFICATE WILL NO LONGER BE ENTITLED TO THE BENEFITS OF THE TRUST AGREEMENT (AS HEREINAFTER DEFINED).


Interest Rate
Maturity DateOriginal DateCUSIP NumberDecember 1, 2023

REGISTERED OWNER:


PRINCIPAL AMOUNT:


           The Registered Owner named above, or registered assigns, is entitled to receive, subject to the terms of the Amended and Restated First Installment Sale Agreement (as hereinafter defined), the principal amount set forth above on the Maturity Date specified above (subject to any right of prior redemption hereinafter mentioned), and interest on the balance of said principal amount from time to time remaining unpaid (but only out of the sources hereinafter mentioned) at the Interest Rate specified above, on December 1 and June 1 of each year (any such date being referred to herein as an "Interest Payment Date"). The principal or redemption price hereof is payable by check only upon presentation and surrender hereof at the Principal Office (as defined in the Trust Agreement) of First Trust of California, National Association (the "Trustee"), and interest shall be paid by check mailed, first class mail, postage prepaid, on each Interest Payment Date (as hereinafter defined), to the person in whose name this Certificate is registered on the applicable Record Date (as hereinafter defined), at the address of such registered owner shown on the books of the Trustee, except that such interest payments may be made by wire transfer to any registered owner of $1,000,000 or more in aggregate principal amount of the Certificates who shall have designated to the Trustee an account within the United States for such payments at least fifteen days before the applicable Interest Payment Date.

           The Registered Owner is the owner of an undivided proportionate interest in the right to receive certain purchase payments (the "Purchase Payments") to be made under that certain Amended and Restated First Installment Sale Agreement dated as of November 15, 1994 (the "Amended and Restated First Installment Sale Agreement"), by and between JMB Income Properties, Ltd. - XII, an Illinois limited partnership organized and existing under the laws of the State of Illinois (the "Company"), and the Parking Authority of the City of Hermosa Beach, a parking authority and public body, corporate and politic, organized and existing under the laws of the State of California (the "Authority"), for title to certain public parking facilities and related facilities described therein (the "Project"), such Amended and Restated First Installment Sale Agreement, including the right to receive Purchase Payments, having been assigned to the Trustee. The Authority has agreed to convey title to the Project to the Company pursuant to an Amended and Restated Second Installment Sale Agreement, dated as of November 15, 1994 (the "Amended and Restated Second Installment Sale Agreement"), under which the Company is obligated to make installment payments (the "Installment Payments") sufficient to permit the Authority to make Purchase Payments under the Amended and Restated First Installment Sale Agreement. The Trustee has received an assignment of the Authority's rights to the Installment Payments under the Amended and Restated Second Installment Sale Agreement. The obligations of the Company to make payments under the Amended and Restated Second Installment Sale Agreement are secured by, among other things, a Deed of Trust, Fixture Filing and Assignment of Rents (Completed Building) (the "Deed of Trust"), constituting a first lien on the Project, an Assignment of Rents, Leases, Income and Profits dated as of November 15, 1994 (the "Assignment of Leases") executed by the Company in favor of the Bank and the Authority and a Security Agreement dated as of November 15, 1994 (the "Security Agreement") among the Company, the Bank and the Authority, which have been assigned to the Trustee. Payment of the Certificates is additionally secured by a letter of credit, hereinafter described, issued initially by Dresdner Bank AG, Los Angeles Agency (the "Bank"). The lien of the Deed of Trust is shared by the Trustee co-equally with the Bank in order to secure the Company's obligations to reimburse the Bank for drawings made under such Letter of Credit, pursuant to a Letter of Credit and Reimbursement Agreement dated as of November 15, 1994 between the Company and the Bank.

           This Certificate is one of an authorized issue of certificates of the Authority designated as the "Parking Authority of the City of Hermosa Beach Floating Rate Weekly Demand Refunding Certificates of Participation (Hermosa Beach Parking Facilities Project - 1994 Series)", limited in aggregate principal amount to $6,400,000 (the "Certificates") executed and delivered pursuant to the terms of the Trust Agreement, dated November 15, 1994, by and among the Authority, the Trustee and the Company (the "Trust Agreement").

           Interest with respect to this Certificate and not yet paid is payable from the date to which interest has been paid next preceding the date of registration of this Certificate (unless this Certificate is registered as of an Interest Payment Date for which interest has been paid, or after the Record Date in respect thereof, in which event it shall bear interest from such Interest Payment Date, or unless it is registered on or before the Record Date for the first Interest Payment Date, in which event it shall bear interest from the date of the first authentication and delivery of the Certificates). The term "Record Date" means the fifteenth day of the month before an Interest Payment Date (whether or not such date is a Business Day).

           NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF CALIFORNIA, ANY POLITICAL SUBDIVISION THEREOF OR THE CITY OF HERMOSA BEACH IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL, PREMIUM, IF ANY, OR INTEREST REPRESENTED BY ANY CERTIFICATE, NOR IS THE STATE, ANY POLITICAL SUBDIVISION THEREOF, THE AUTHORITY OR THE CITY OF HERMOSA BEACH IN ANY MANNER OBLIGATED TO MAKE ANY APPROPRIATION THEREFOR. THE AUTHORITY HAS NO TAXING POWER.

           IT IS HEREBY CERTIFIED, RECITED AND DECLARED that all conditions and acts required to exist, to have happened and to have been performed precedent to and in the execution and delivery of the Trust Agreement and the execution and delivery of this Certificate do exist, have happened and have been performed in due time, form and manner as required by law; and that the execution and delivery of this Certificate does not exceed or violate any constitutional or statutory limitation.

           THE TERMS AND PROVISIONS OF THIS CERTIFICATE ARE CONTINUED AFTER THIS PAGE AND SUCH CONTINUED TERMS AND PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

           This Certificate shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Trust Agreement unless and until the certificate of authentication hereon shall have been duly executed by the Trustee.

           IN WITNESS WHEREOF, this Certificate has been executed by the manual signature of an authorized officer of the Trustee solely in its capacity as trustee under the Trust Agreement.

                                  FIRST TRUST OF CALIFORNIA, NATIONAL
                                  ASSOCIATION, as Trustee



Dated:____________________        By
                                             Authorized Officer

                  [FORM OF CERTIFICATE OF AUTHENTICATION]


           This Certificate is one of the Certificates described in the within-mentioned Trust Agreement.

           Date of registration and authentication:  _______________


                                  FIRST TRUST OF CALIFORNIA,
                                  NATIONAL ASSOCIATION, as Trustee



                                  By:
                                             Authorized Officer

                     [FORM OF REVERSE OF CERTIFICATE]


           The Certificates are limited obligations of the Authority and, as and to the extent set forth in the Trust Agreement, are payable solely from and secured by a pledge of and lien on the revenues to be received in connection with the sale of the Project pursuant to the Amended and Restated First and Second Installment Sale Agreements and any other moneys made available to the Authority or the Trustee, including amounts drawn under an irrevocable direct-pay letter of credit issued by the Bank, for the account of the Company in favor of the Trustee, concurrently with the execution and delivery of the Certificates, or any qualified letter of credit issued in substitution therefor (such letter of credit or substitute letter of credit being referred to herein as the "Bank Letter of Credit"). The Certificates are executed and delivered for the purpose of refinancing of the acquisition and construction of the Project. The Amended and Restated First Installment Sale Agreement, the Amended and Restated Second Installment Sale Agreement, the Deed of Trust, the Assignment of Leases, the Security Agreement, the Bank Letter of Credit and the other related documents are hereinafter collectively referred to as the "Company Documents".

           Reference is hereby made to the Trust Agreement and the Company Documents, copies of which are on file with the Trustee at its Principal Office, for the provisions, among others, with respect to the nature and extent of the rights, duties and obligations of the Authority, the Trustee, the Company, the Bank and the owners of the Certificates, the terms upon which the Certificates are executed and delivered and secured, the collection and disposition of revenues, a description of the Project and interests pledged, the modification or amendment of the Trust Agreement and the Company Documents, and other matters, to all of which the owner of this Certificate assents by the acceptance of this Certificate.

           The transfer of this Certificate by the registered owner hereof in person or by its attorney duly authorized in writing is registrable at the aforesaid principal corporate trust office of the Trustee but only in the manner, subject to the limitations and upon payment of the charges provided in the Trust Agreement, and upon surrender and cancellation of this Certificate at such Principal Office. The Trustee shall not be required to register the transfer of or exchange any Certificate after the mailing of notice calling such Certificate for redemption has been given as provided in the Trust Agreement, nor during the period of fifteen days next preceding the giving of such notice of redemption, nor between the Conversion Date and the date on which notice thereof has been given, nor between the Record Date and the related Interest Payment Date. Upon registration of such transfer, a new registered Certificate or Certificates of authorized denomination or denominations, for the same aggregate principal amount, will be executed and delivered to the transferee in exchange herefor.

           The Certificates are deliverable as registered Certificates without coupons in the denomination of $5,000 and any integral multiple thereof (the "Authorized Denominations"). Subject to the limitations and upon payment of the charges provided in the Trust Agreement, Certificates may be exchanged for a like aggregate principal amount of Certificates of Authorized Denominations.

           The Certificates are subject to mandatory tender in accordance with the Trust Agreement in the event of (i) reduction or withdrawal of the rating on the Certificates as a result of the delivery of a Substitute Letter of Credit, or (ii) an Event of Default under the Reimbursement Agreement, and otherwise at the time and in the manner more fully described in the Trust Agreement.

           The Certificates are subject to mandatory redemption prior to their maturity as follows, at a redemption price equal to the principal amount thereof without premium, plus accrued interest to the date of redemption, as follows:

           (1) in whole, on the first day for which notice of redemption can be timely given, after the Trustee has accelerated the Purchase Payments or Installment Payments, as the case may be, as a result of an Event of Default under the Amended and Restated First Installment Sale Agreement or the Amended and Restated Second Installment Sale Agreement;

           (2) in whole, on the first day for which notice of redemption can be timely given (and not less than five days prior to the expiration of the Letter of Credit in the case of a redemption pursuant to clause (B)(iii) below), if the Letter of Credit or any Substitute Letter of Credit is then in effect, if (A) the Bank fails or refuses to honor any draw on the Letter of Credit; or (B) (i) within 60 days after an Act of Bankruptcy of the Bank, or
(ii) within 30 days after a determination by the Trustee, based on an opinion of counsel, that the Letter of Credit is unenforceable;

           (3) in whole, on the first day for which notice of redemption can be timely given and in any event not later than five days before the expiration date of the Letter of Credit, after the Trustee has received written notice from the Bank that an event of default has occurred under the Reimbursement Agreement and the Bank requests that the Trustee redeem the Certificates;

           (4) in whole, on the first day for which notice of redemption can be timely given, after written notice to a Responsible Officer of the Trustee of a Determination of Taxability; or

           (5) on the first Interest Payment Date for which notice of redemption can be timely given, in the event of an involuntary loss or the substantial destruction of the Project as a result of unforeseen events (e.g., fire, seizure, requisition or condemnation) (A) in whole or in part, if and to the extent that draws on the Letter of Credit are deposited into the Redemption Account in an amount equal to any amount remaining in the Insurance Proceeds Account on the dates specified in the Trust Agreement; (B) in whole or in part if there were no payments of insurance or other compensation deposited in the Insurance Proceeds Account after the event giving rise to the involuntary loss or substantial destruction of the Project, if and to the extent that draws on the Letter of Credit are deposited into the Redemption Account; or (C) in whole, from a draw on the Letter of Credit, if there were no such payments of insurance or other compensation deposited in the Insurance Proceeds Account after the event giving rise to the total involuntary loss or total destruction of the Project and (i) within 60 days after the event giving rise to the event of loss, the Company (or following a total event of loss, the Bank or the Company) has not notified the Trustee and the Authority, in writing, that the Project can be restored within 12 months to a condition permitting the conduct of normal business operations; (ii) within 60 days after receiving any amounts as a consequence of the event of loss, the Company has not commenced to use such amounts to reconstruct the Project pursuant to the terms of the First and Second Installment Sale Agreements and the Trust Agreement; and (iii) such amounts are not disbursed for the restoration of the Project within 12 months after the date of the notice from the Company referred to in clause (i) above.

           The Certificates shall also be subject to redemption in whole on any date or in part on any Interest Payment Date, in the event and to the extent the Purchase Payments are caused to be prepaid by the Company's act of voluntarily prepaying the Installment Payments in amounts sufficient to cause the prepayment of the Purchase Payments, at a redemption price equal to the sum of the principal amount of Certificates to bed redeemed plus a redemption premium as follows:

           Redemption Date                   Redemption
           (dated inclusive)                  Premiums






           If less than all of the Certificates are to be redeemed, the principal amount of Certificates redeemed shall be an integral multiple of $5,000, and the particular Certificates to be redeemed shall be selected as provided in the Trust Agreement.

           Notice of each such redemption shall be given by sending such notice, by first class mail, postage prepaid, not less than 20 nor more than 40 days prior to the date fixed for redemption. All notices of redemption shall be mailed to the registered owner of each Certificate to be redeemed in whole or in part at the address shown on the registration books maintained by the Trustee. Failure by the Trustee to so mail notice of redemption to any one or more of the respective owners of any Certificates designated for redemption shall not affect the sufficiency of the proceedings for redemption. All Certificates or portions thereof so called for redemption will cease to bear interest on the specified redemption date provided funds for their redemption are on deposit at the principal place of payment at that time.

           The owner of this Certificate shall have no right to enforce the provisions of the Trust Agreement or to institute action to enforce the covenants therein, or to take any action with respect to any event of default under the Trust Agreement, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Trust Agreement. If an Event of Default as defined in the Trust Agreement occurs, the principal of all Certificates then outstanding executed and delivered under the Trust Agreement may be declared due and payable upon the conditions and in the manner and with the effect provided in the Trust Agreement.

           The Authority, the Trustee, the Tender Agent, the Paying Agent and any agent of the Authority, the Trustee, the Tender Agent or the Paying Agent may treat the person in whose name this Certificate is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Certificate be overdue, and neither the Authority, the Trustee, the Tender Agent, the Paying Agent nor any other such agent shall be affected by notice to the contrary.

           Modifications or alterations of the Trust Agreement, or of any supplements thereto, may be made only to the extent and in the circumstances permitted by the Trust Agreement.

                           [FORM OF ASSIGNMENT]


           For Value Received, the undersigned hereby sells, assigns and transfers unto

(Please insert Social Security or
taxpayer identification number
of assignee)






         (Please print or typewrite name and address of assignee)


the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint ___________________________ agent to transfer the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:



(Signature guaranty)              NOTICE:  The signature to this assignment
                                  must correspond with the name as it
                                  appears upon the face of the within
                                  Certificate in every particular, without alteration or enlargement or any change whatever.



Signature guaranteed by eligible guarantor institution (being banks, stock brokers, savings and loan institutions and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17A(d)15.

                                 EXHIBIT C


         FORM OF NOTICE OF EXERCISE OF OPTION TO SELL CERTIFICATES



Merrill Lynch & Co., Remarketing Agent
Two California Plaza
350 S. Grand Avenue, Suite 2630
Los Angeles, California  90071


           The undersigned is the registered owner of the Parking Authority of the City of Hermosa Beach, Floating Rate Weekly Demand Refunding Certificates of Participation (Hermosa Beach Parking Facilities Project - 1994 Series) (the "Certificates"). The undersigned hereby irrevocably demands payment of $_______ aggregate principal amount of the Certificates (which amount is an integral multiple of an Authorized Denomination) and accrued interest thereon to the date of payment (the "Purchase Price").

           Payment of the Purchase Price shall be made in the following manner:

                      [check and complete (a) or (b)]

           (a)   By check mailed to the undersigned at the following address:

____________________________________________________________; or

           (b) By wire transfer of immediately available funds to Account No. ______ at the following bank:
     ___________________________________________.

Payment shall occur on ___________, _____ (the "Purchase Date"), which shall be not prior to the seventh (7th) calendar day after (but not including) the date of receipt of this notice by the addressee hereof, or if such seventh calendar day is not a Business Day (as defined in the Trust Agreement pursuant to which the Certificates were delivered), the Business Day next succeeding such day. Delivery hereof shall be made in person or by registered mail, return receipt requested, to the address set forth above and shall occur upon receipt hereof by the Remarketing Agent on a Business Day. The Certificates shall be tendered to the Principal Office of the Tender Agent, at the address set forth below, with a duly executed instrument of transfer in the form set forth on the Certificates, with signature guaranteed in a manner satisfactory to the Tender Agent, at or prior to 12:00 noon New York time, on the Purchase Date, and if the Certificates are not delivered by such time, the undersigned shall not be entitled to payment of the Purchase Price therefor. The Certificates shall conform in all respects to the description thereof in this Notice.

           The undersigned hereby authorizes and directs Merrill Lynch, Pierce, Fenner & Smith, as Remarketing Agent, to arrange for the sale of all or any part of the Certificates at not less than par plus accrued interest to the Purchase Date. In the event of such a sale, payment of the Purchase Price of the Certificates shall be made on the Purchase Date as hereinabove provided.

           This notice shall not be effective unless, simultaneously with the delivery hereof to the Remarketing Agent, a copy hereof is sent by the Remarketing Agent to the Tender Agent at the address set forth below.



                                  (Name of Beneficial Owner)


Date: _________________
                                  Authorized Signature


Signature guaranteed by: _________________

Note:The signature to the assignment and the notice of exercise of option must correspond with the name of the registered owner as it appears on the face of the within certificate in every particular, without alteration, enlargement or any change whatsoever; and such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company.


cc:  First Trust of California, N.A., Tender Agent
     180 East Fifth Street
     St. Paul, Minnesota  55101
     Attention:  Corporate Trust Department

                                 EXHIBIT D


            AGREEMENT REGARDING REFUNDING OF PRIOR CERTIFICATES



           THIS AGREEMENT REGARDING REFUNDING OF PRIOR CERTIFICATES, dated as of December 1, 1994 (the "Agreement"), by and among BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, successor to Security Pacific National Bank, as trustee (the "Prior Trustee") under that certain Trust Agreement, dated as of December 1, 1983, among the Parking Authority of the City of Hermosa Beach (the "Authority") PCH-Pier Hermosa Partnership (the "Prior Owner") and the Prior Trustee (the "Prior Trust Agreement"), the AUTHORITY, FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION, as trustee (the "Trustee") under the Trust Agreement hereinafter defined, and JMB INCOME PROPERTIES, LTD.
- XII, an Illinois limited partnership (the "Company") as successor in interest and assignee of the Prior Owner.


                           W I T N E S S E T H:


           WHEREAS, simultaneously with the execution of this Agreement, the Authority is issuing its Floating Rate Weekly Demand Refunding Certificates of Participation (Hermosa Beach Parking Facilities Project-1994 Series) (the "Certificates"), in the aggregate principal amount of $6,400,000 pursuant to a Trust Agreement dated as of November 15, 1994, by and among the Authority, the Company and the Trustee (the "Trust Agreement"); and

           WHEREAS, the Authority has applied the proceeds of the Certificates for the benefit of the Company for the purpose of effecting the payment of amounts denominated as principal and interest due and payable under that certain Second Installment Sale Agreement, dated as of December 1, 1983, by and among the Authority, the Prior Trustee and the Prior Owner (the "1983 Installment Payment Obligation") in order to refund and defease the outstanding Floating Rate Monthly Demand Certificates of Participation (Hermosa Beach Parking Facilities Project - 1983 Series) (the "1983 Certificates") in accordance with Article VIII of the Prior Trust Agreement; and

           WHEREAS, Wells Fargo Bank (the "Bank") delivered a letter of credit securing the 1983 Certificates (the "1983 Letter of Credit") which remains outstanding; and

           WHEREAS, the Prior Trustee has determined that a drawing under the 1983 Letter of Credit in the amount of $6,400,000.00 together with available moneys in the Certificate Fund is sufficient in the aggregate to effect the payment of the principal of and interest on the 1983 Certificates upon mandatory repurchase in whole on December 1, 1994 (the "Repurchase Date"), pursuant to Section 2.01(e)(ii) of the Prior Trust Agreement, as amended herein; and

           WHEREAS, upon the execution and delivery of the Certificates on December 5, 1994 (the "Redemption Date"), and the transfer of the proceeds of the Certificates to the Bank. together with a transfer of other monies held by the Prior Trustee to the Bank in an amount sufficient to pay all sums owing to the Bank pursuant to the Reimbursement Agreement (as defined in the Prior Trust Agreement), the Certificates shall be deemed paid and redeemed in full pursuant to Section 2.01(e)(ii) of the Prior Trust Agreement, as amended in
Section 2 hereof; and

           WHEREAS, the Authority and the Company are desirous of undertaking the actions required by the Prior Trust Agreement as amended herein in order to refund and defease the 1983 Certificates, discharge the lien of the Prior Trust Agreement and release all of the Prior Trustee's right, title and interest in and to the rights and property assigned and pledged to the Prior Trustee under the terms of the Prior Trust Agreement, except for the right of the Prior Trustee and its counsel to receive all necessary and proper fees, expenses and indemnities pertaining to the 1983 Certificates; and

           WHEREAS, the Authority and the Company wish to amend the Trust Agreement to provide that the payment to the Bank of all amounts owing pursuant to the Reimbursement Agreement (as defined in the Prior Trust Agreement) following the mandatory repurchase of Certificates on December 1, 1994 pursuant to Section 2.01(e)(ii) of the Prior Trust Agreement shall be treated for all purposes as a mandatory redemption of certificates on the Redemption Date without regard to the notice or other requirements for such redemption, upon the execution and delivery of the Certificates;

           NOW THEREFORE, in consideration of the premises and in order to provide for the coordination of the aforesaid arrangements, the parties hereby agree as follows:

           Section 1. In order to apply the proceeds of the Certificates to the payment at early call for redemption of the 1983 Certificates, the following actions are being taken simultaneously with or prior to the execution and delivery of the Certificates:

                 (a) The Prior Trustee has drawn upon the 1983 Letter of Credit pursuant to the provisions thereof, such that amounts were received by the Prior Trustee on December 1, 1994, in an amount equal to the principal ($6,400,000) of the Prior Certificates to be repurchased on such date, and deposited such amount in the certificate fund established by the Prior Trustee under the Prior Trust Agreement (the "Certificate Fund") for the purpose of causing the purchase on the Repurchase Date of the 1983 Certificates; such amount being at least equal to the payment of principal upon mandatory repurchase of the 1983 Certificates, being 100% of the $6,400,000 principal amount of 1983 Certificates outstanding to be repurchased. Such amount, plus interest accrued thereon to the Repurchase Date which was funded from amounts in the Certificate Fund which were available therefor, paid the entire purchase price of the Prior Certificates on such date, and the Prior Certificates have been and remain registered in the name of the Company and pledged to the Bank in accordance with the Prior Trust Agreement.

                 (b) The Prior Trustee acknowledges it established December 1, 1994 as the date on which the above amounts deposited and held in the Certificate Fund were applied to effect the mandatory repurchase of $6,400,000 in aggregate principal amount of the 1983 Certificates and interest accrued thereon in accordance with
     Section 2.01(e)(ii) of the Prior Trust Agreement.

                 (c) Upon written confirmation by the Bank of the receipt of a federal fund wire in the amount of $6,400,000 (the "Wire") and the transfer described in (d) below, the Trustee shall be deemed to have received $6,400,000, as the purchase price of the Certificates from Merrill Lynch, Pierce, Fenner & Smith, Incorporated, the Trustee shall be deemed to have transferred to the Prior Trustee the entire proceeds of the Wire which shall be further deemed to have been applied to the reimbursement of the Bank for a drawing made under the 1983 Letter of Credit, the proceeds of which drawing were applied to the payment of the 1983 Certificates on the Repurchase Date.

                 (d) The Company acknowledges it has transferred to the Bank $11,646.17 to be applied to the payment to amounts owing pursuant to the Reimbursement Agreement (as defined in the Prior Trust Agreement).

                 (e) The Prior Trustee holds in the Certificate Fund $291,156.32 received from the Company representing advance payment of Installment Payments with respect to the 1983 Certificates. The Authority and the Company hereby irrevocably instructs the Prior Trustee to transfer on December 5, 1994, any amounts remaining on deposit in the Reserve Account established under the Prior Trust Agreement to the Trustee for deposit in the Reserve Fund created under the Trust Agreement, and to transfer all other amounts remaining in the funds and accounts established under the Prior Trust Agreement to or at the written direction of the Company, except for an amount equal to $10,750.00 to be retained by the Prior Trustee for application to its fees and expenses payable under the Prior Trust Agreement.

With respect to the transfers set forth in paragraphs (c) and (d) above:

                 (1) The Trustee acknowledges that the Bank's written receipt of the Wire constitutes the receipt of the Certificate proceeds, and the Authority hereby acknowledges that the transfer of the proceeds of the Wire to the Bank pursuant to Section 1(c) above, together with the application of the amounts in the Certificate Fund as set forth in
     Section 1(b) above, constitutes payment of the 1983 Installment Sale Obligation and the parties acknowledge such payment constitutes payment of the Authority's Purchase Payment obligation under the First Installment Sale Agreement (as defined in the Prior Trust Agreement).

                 (2) The Company acknowledges that the Prior Trustee's deemed deposit of the amounts in the Certificate Fund as set forth in
     Section 1(c) and (d) above, constitutes (a) payment of the 1983 Installment Sale Obligation and a discharge of all obligations of the Prior Trustee and the Authority under the Prior Trust Agreement, except as otherwise set forth in the Prior Trust Agreement, and (b) satisfaction of an obligation of the Authority to make a deposit under the Trust Agreement and the Amended and Restated Second Installment Sale Agreement described herein with respect to the proceeds of the Certificates.

           Section 2. The Authority, the Prior Trustee and the Company hereby amend Section 2.01(e)(ii) of the Prior Trust Agreement by adding at the end thereof, a new sentence to read, as follows:

           Notwithstanding any other provision of this Trust Agreement to the contrary, upon (i) the mandatory repurchase of Certificates on December 1, 1994 pursuant to Section 2.01(e)(ii) hereof, (ii) the execution and delivery on December 5, 1994 (the "Redemption Date") of refunding Certificates of Participation described as the Certificates in that certain Agreement Regarding Refunding of Prior Certificates dated as of December 1, 1994, (the "Refunding Agreement") and (iii) the application of moneys in accordance with
Section 1(c) and (d) of the Refunding Agreement, such events shall be treated for all purposes of this Trust Agreement as a mandatory redemption of Certificates on the Redemption Date and such Certificates shall be cancelled by the Trustee and deemed fully paid, discharged and defeased without regard to any notice or other provisions of this Trust Agreement;

           Section 3. The Prior Trustee acknowledges that, upon completion of the transfers described in paragraph (a)-(e) of Section 1 above, pursuant to Section 2 hereof, it will be deemed to have paid the 1983 Certificates in full and to satisfy all other amounts to be paid pursuant to the Prior Trust Agreement in accordance with the requirements of the Prior Trust Agreement. Accordingly, the Prior Trustee agrees, at the request of the Authority and at the expense of the Company (such reimbursement to be for actual out-of-pocket expenses only), to execute all required reconveyances or releases of any Deeds of Trust, mortgage or other security interests in order to relinquish and release the Prior Trustee's rights in the real and personal property constituting a part of the property pledged under the Prior Trust Agreement and to evidence the payment of the 1983 Certificates and the discharge of the lien of the Prior Trust Agreement. The Prior Trustee shall execute and deliver such other documents, and take such further actions, reasonably required by the Authority in order to carry out the purposes of this paragraph; provided, however, that the Prior Trustee shall not be obligated to expend any of its own funds in connection with the execution of such documents or the undertaking of such actions.

           Section 4. The Prior Trustee shall not be liable or responsible because of the failure of any of the other parties to this Agreement to perform any act required of each of them hereunder or because of the loss of any moneys arising through the insolvency or the act or default or omission of any depository, other than itself, in which such moneys shall have been deposited. The liability of the Prior Trustee hereunder to make payments due and payable with respect to the 1983 Certificates as provided herein is limited to the availability of amounts on deposit in the Certificate Fund.

           Section 5. The Prior Trustee shall be entitled to all rights, privileges, indemnities and immunities under the Prior Trust Agreement, as amended by Section 2 herein, in executing and performing its duties under this Agreement. In the event there is any conflict between the terms of this Agreement and the Prior Trust Agreement, the Prior Trust Agreement, as amended herein shall control.

           Section 6. The Company represents that the Prior Owner has assigned its interest in and the Company has assumed all rights, duties and obligations of the Prior Owner under the Prior Trust Agreement and all related documents, including the Second Installment Sale Agreement.

           Section 7. This Agreement may be executed in any number of counterparts, each of which shall constitute but one and the same instrument.

           Section 8. This Agreement shall be governed by the applicable laws of the State of California.

           Section 9. Upon redemption of the 1983 Certificates pursuant to
Section 2 above and payment of all of the fees and expenses of the Prior Trustee and transfer on December 5, 1994 of amounts held in the funds and accounts established under the 1983 Trust Agreement as described above, all obligations of the Prior Trustee under this Agreement and the Prior Trust Agreement shall cease and terminate.

           Section 10. The Trustee is entering into this Agreement solely in its capacity as Trustee under the Trust Agreement and shall be entitled to the protections, immunities, indemnities and limitations from liability afforded it thereunder which are incorporated herein by reference. The Trustee is not responsible for the accuracy of the recitals hereto.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement Regarding Refunding of 1983 Certificates to be duly executed and delivered by their respective officers thereunto duly authorized as of the date hereof.

                                  BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                  ASSOCIATION, as Prior Trustee


                                  By:
                                     Authorized Officer


                                  THE PARKING AUTHORITY OF THE CITY OF
                                  HERMOSA BEACH


                                  By:
                                     General Manager


                                  JMB INCOME PROPERTIES, LTD. - XII,
                                  an Illinois Limited Partnership

                                  By:    JMB Realty Corporation, a Delaware
                                         corporation, Its Managing General
                                         Partner


                                         By:
                                                     Vice President

                                  FIRST TRUST OF CALIFORNIA, NATIONAL
                                  ASSOCIATION, as Trustee


                                  By:
                                     Authorized Officer

     The undersigned hereby consents to the amendment to the Prior Trust Agreement described in Section 2 hereof and to the application of funds described in Section 1 hereof.

                                  WELLS FARGO BANK, N.A.


                                  By:
                                     Authorized Officer